     As filed with the Securities and Exchange Commission on July 19, 2002
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                             ESSENTIAL REALITY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                      334119                  33-0851302
(State or Other Jurisdiction       (North American          (I.R.S. Employer
    of Incorporation or        Industry Classification    Identification Number)
       Organization)             System Code Number)

                          49 West 27th Street, Suite 7E
                            New York, New York 10001
                                 (212) 244-3200
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)

                         ------------------------------

                                Steven Francesco
                             Chief Executive Officer
                             Essential Reality, Inc.
                               49 West 27th Street
                                    Suite 7E
                            New York, New York 10001
                                 (212) 244-3200
            (Name, Address and Telephone Number of Agent for Service)

                         ------------------------------

                                   Copies to:

                              Steven Wolosky, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                    505 Park Avenue, New York, New York 10022
                                 (212) 753-7200
                         ------------------------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
                         ------------------------------

            If any of the  securities  being  registered  on this Form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933, check the following box. |X|

            If this  Form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b) under the Securities  Act, check the following box and list the Securities  Act  registration  statement  number of the earlier
effective registration statement for the same offering. |_|

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_|

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration
statement for the same offering. |_|

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                              Proposed                 Proposed
                                            Amount             Maximum                  Maximum           Amount Of
Title of Each Class of Securities to         To Be          Offering Price              Aggregate        Registration
          be Registered                    Registered          Per Share              Offering Price        Fee
---------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per
share............................          6,764,870          $3.025 (1)             $20,463,732 (1)      $1,882.66
---------------------------------------------------------------------------------------------------------------------

Shares of Common Stock underlying
warrants issued to holders of bridge
notes............................            855,000          $3.025 (2)(3)          $2,586,375 (2)          $237.95
---------------------------------------------------------------------------------------------------------------------

Shares of Common Stock underlying
warrants issued to agents........            331,211          $3.025 (2)(3)          $1,001,913 (2)           $92.18
---------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying
outstanding convertible promissory
notes............................            263,158          $3.025 (2)(3)            $796,053 (2)           $73.24
---------------------------------------------------------------------------------------------------------------------

        TOTAL....................          8,214,239                                $24,848,073            $2,286.03
---------------------------------------------------------------------------------------------------------------------

(1)     Estimated  solely for the purpose of calculating the registration fee in accordance  with  Rule  457(c)  under  the  Securities  Act of 1933,  as amended,  based on the  average  of the high and low  price of $3.05 and
        $3.00, respectively, of the common stock on July 15, 2002.

(2)     Estimated  solely for the purpose of calculating the registration fee in accordance  with  Rule  457(g)  under  the  Securities  Act of 1933,  as amended, based on the price of the common stock determined in accordance with Rule 457(c).

                                      -2-

(3)     Pursuant to Rule 416  promulgated  under the  Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional  shares  of  common  stock  as may from  time to time  become issuable upon the exercise of certain  warrants or conversion of certain convertible  notes by reason of stock splits,  stock dividends and other similar transactions.

            THE  REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH
DATE OR  DATES AS MAY BE  NECESSARY  TO  DELAY  ITS  EFFECTIVE  DATE  UNTIL  THE
REGISTRANT SHALL FILE A FURTHER  AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS
REGISTRATION  STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE WITH
SECTION  8(A)  OF  THE  SECURITIES  ACT  OF  1933,  AS  AMENDED,  OR  UNTIL  THE
REGISTRATION  STATEMENT  SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      -3-

                                EXPLANATORY NOTES

            On June 20, 2002,  Essential  Reality,  Inc.,  a Nevada  corporation formerly known as JPAL, Inc. (the "Company"), consummated a business combination
(the  "Transaction")  with Essential Reality,  LLC, a Delaware limited liability company ("ER LLC"). Pursuant to the terms of the Transaction, all of the members of ER LLC  contributed  their  membership  interests in ER LLC to the Company in exchange for an aggregate of  16,874,784  shares of the  Company's  common stock
(the "Common Stock").  Such shares consisted of 9,600,000 shares of Common Stock issued  to the  original  members  of ER LLC  (the  "Contribution  Shares")  and
7,274,784  shares  of  Common  Stock  issued  to  new  investors  who  purchased membership  interests in ER LLC in a recently  completed  private placement (the
"Private  Placement  Shares").   Following  the  Transaction,  ER  LLC,  then  a
wholly-owned subsidiary of the Company, was merged with and into the Company.

            In connection  with the  Transaction,  (i) holders of certain bridge notes issued by the Company received, as additional consideration for the loans, two-year  warrants to purchase up to 840,000  shares of Common  Stock and 15,000 shares of Common Stock (collectively, the "Bridge Warrant Shares") at a purchase price of $1.90 and $1.30 per share, respectively, (ii) holders of certain bridge notes issued by the Company  exchanged them for convertible  promissory notes of the Company,  which are  convertible  for a period of six months at a conversion price of $1.90  into an  aggregate  of  263,158  shares  of  Common  Stock  (the
"Convertible Note Shares"), and (iii) the Company issued warrants to purchase up to an  aggregate  of 331,211  shares of Common  Stock (the  "Additional  Warrant
Shares") at a purchase price of $1.30 per share.

            In addition,  the Company  agreed to register (i) 60% of the Private
Placement  Shares,  (ii) 25% of the  Contribution  Shares,  and (iii) all of the
Bridge Warrant Shares,  Convertible  Note Shares and Additional  Warrant Shares.
The Company has prepared this  Registration  Statement,  in accordance  with the requirements  of Form SB-2 under the  Securities  Act of 1933,  as  amended,  to register  the  shares of Common  Stock  set forth in the  immediately  preceding sentence.  Notwithstanding  the  registration  of such shares,  a number of such
Contribution  Shares may not be sold currently since they are subject to various lock-up agreements.

                                      -4-

The  information in this  prospectus is not complete and may be changed.  We may not sell  these  securities  until the  registration  statement  filed  with the
Securities and Exchange Commission is effective. This prospectus is not an offer to  sell  these  securities  and it is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

                 PRELIMINARY PROSPECTUS--SUBJECT TO COMPLETION,
                               DATED JULY 19, 2002

PROSPECTUS

                             ESSENTIAL REALITY, INC.

                        8,214,239 shares of Common Stock

     o      All of the shares of common  stock  offered by this  prospectus  are being sold by the  selling  shareholders.

     o      We will not receive any proceeds from the sale of these  shares.  We will  receive  proceeds  from the  exercise  of  warrants  and those proceeds will be used for our general corporate purposes.

     o      Our  common  stock is traded  on the OTC  Bulletin  Board  under the symbol  ESSR.

     o      On July 17, 2002,  the last  reported  sale for our common stock was
            $3.15 per share.

     Investing  in our common stock  involves a high degree of risk.  You should carefully  consider the factors  described under the heading "Risk Factors"
     beginning on page 5 of this prospectus.

                          ----------------------------

     Neither the  Securities and Exchange  Commission  nor any state  securities commission has approved or  disapproved of these  securities or passed upon the  adequacy or accuracy of this  prospectus.  Any  representation  to the contrary is a criminal offense.

                          ----------------------------

                               ________ ___, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

                                       i

                              PROSPECTUS SUMMARY

            THIS  SUMMARY  HIGHLIGHTS   SELECTED   INFORMATION  ABOUT  ESSENTIAL
REALITY,  INC.  THIS  SUMMARY MAY NOT CONTAIN  ALL OF THE  INFORMATION  THAT YOU
SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE
PROSPECTUS  CAREFULLY,  INCLUDING THE INFORMATION UNDER "RISK FACTORS" BEGINNING
ON PAGE 5, BEFORE MAKING AN INVESTMENT DECISION.

Recent Developments

            On June  20,  2002,  we  consummated  a  business  combination  with
Essential  Reality,  LLC.  Pursuant to the terms of the transaction,  all of the members of Essential  Reality,  LLC contributed  their  membership  interests in
Essential  Reality,  LLC to us in exchange for an aggregate of 16,874,784 shares of our common stock.  Following such exchange,  Essential Reality, LLC, then our wholly-owned  subsidiary,  was  merged  with and into us and we began  operating
Essential  Reality,  LLC's  business  exclusively.   Therefore,  any  historical
discussion  about our business would be meaningless and potentially  misleading, so all  discussions  in this  prospectus  relating  to our  business  shall mean
Essential Reality, LLC's business.

The Business

            General

            Founded in 1999, Essential Reality, LLC was a developer of real-time tracking and sensory technologies. We will focus on combining these technologies into  products  that enhance the  interaction  between human beings and personal
computers,   game  consoles,   computer   tablets  and  other  related  devices,
collectively known as computer platforms.

            We expect to have our first product, the P5(TM),  available for sale during the second half of 2002.  The P5(TM) is a  glove-like  peripheral  device that could  substantially  improve the way  individuals  interact  with computer platforms.  The  P5(TM),  which can be offered  at a mass  market  price  point, addresses  technological  limitations  of current input  devices.  We expect the
P5(TM) to be suitable for multiple applications including:

            o  Electronic   Gaming  -  games   produced  for  play  on  personal
               computers, game consoles and location-based entertainment sites;
            o  Commercial  Applications  - such  as  animation,  computer  aided design (CAD), simulation training, disability and education; and
            o  Other Computer  Interactions - Internet  browsing and navigation, and general computer interaction.

            The P5(TM) Product Family

            Since the advent of the mouse,  relatively little has changed in the way of computer input devices,  despite the fact that computers and applications
have  changed  dramatically,   growing  increasingly  complex  and  specialized.
Applications, particularly in the electronic gaming and commercial markets, have
migrated   from   flat    two-dimensional    (2D)   interfaces   to   intuitive,
three-dimensional  (3D)  environments.  However,  input  devices  continue to be dominated  by  2D  products  including  mouse  controllers  and  gaming-specific peripherals such as joysticks,  steering wheels, proprietary console controllers and the like.

            The  P5(TM)  is based on our  patented  and  several  patent-pending technologies,  one of which was  incorporated  in the "Power  Glove."  The Power
Glove  was  introduced  to  the  market  in the  late  1980s  as an  alternative controller for use only with the 8-bit Nintendo  Entertainment  System,  part of

                                      -1-

the first  generation  of game  consoles  sold to the mass  market.  The product eventually sold approximately one million units in the United States, Europe and
Japan.  Subsequent to a decline in consumer demand for  first-generation  gaming consoles in the early 1990s, such Nintendo system ceased sales.  Therefore,  the
Power Glove technology was not used nor further developed awaiting the return of computer platforms and applications that could benefit from its utility.

            With the  significant  increase in sales of computer  platforms  and applications in the late 1990s,  Essential  Reality,  LLC engaged  developers in
1999 to create a peripheral device based on Essential Reality, LLC's belief that
the  consumer  and  commercial   markets  were  ripe  for  a  product  with  the
capabilities of the P5(TM). The P5(TM) is a glove-like  peripheral that has been engineered to capture five-finger bend sensitivity enabling gesture recognition, combined with an optical  tracking  technology that will capture the movement of the hand in 3D space with six degrees of freedom (X, Y, Z, yaw, pitch and roll), without the use of the mouse, joystick, keyboard or the like.

            The P5(TM) is a lightweight and comfortable  peripheral,  which is a
Universal  Serial Bus (USB) based  product  that will allow for direct "plug and play" in personal  computers as well as the Sony PlayStation2  game console.  We anticipate  compatibility  with  additional  computer  platforms,  such  as  the
Microsoft Xbox, in the future.  According to a Dataquest Inc. market study, 100%
of  personal  computer  shipments  in 2001 were  USB-compatible  units,  with an
installed  base  of  over  500  million  personal  computer  units.   There  are
approximately 27 million computer  peripherals that are  USB-compatible  and the growth of these  products is  anticipated  to reach over 400 million by the year
2003.

            Research & Product Development

            Currently,  product  research and  development  is conducted  via an exclusive  arrangement  between us and a Canadian  based  entity that  currently employs a team of eleven  technicians who spend all of their time working on our products.  We have planned for future products that will take the initial P5(TM)
through  several stages of evolution,  which may include a wireless  product,  a two-handed version,  the ability to incorporate  biometrics,  and a product with tactile  feedback.  We are also  seeking to  develop  other  products,  of which several are currently in initial phases of development, that will utilize one or more of our  technologies.  The combination of future  generations of the P5(TM)
and the creation of new products will increase our commercial  opportunities  in both existing and new markets.

            Sales and Marketing

            We have identified  numerous sales and marketing channels to build a brand  and  capture  a mass  market  for the  P5(TM),  as well as other  planned products. We anticipate that the sales distribution of the P5(TM) will initially utilize an electronic gaming market retail strategy,  expanding into an Original
Equipment  Manufacturer  (OEM)  and  direct  sales  effort  for  penetration  of commercial  and other  markets.  We plan on  selling  the P5(TM)  into  multiple channels,  including  but not  limited to  domestic  and  international  retail,
e-commerce outlets, direct marketing and OEM/private label partnerships.

            The  P5(TM)  was  formally   introduced   at  the  2000   Electronic
Entertainment Expo (E3, May 2000) to enthusiastic responses from game developers and publishers. As of this date, the P5(TM) has appeared, and in some cases been featured, in over 125 print/online publications and on over 25 television, radio and online  segments.  In recent  months  alone,  the P5(TM) has been covered by
publications  including  CNN,  Wired  Magazine,   Popular  Science,  MAC  World,
MACAddict,  Kiplingers, The History Channel, KTLA's Curt The Cyberguy, Discovery
Channel (Canada), Newsweek (Japan) and the Regis and Kelly Show.

            We  have  signed  20  letters  of  intent  with   various   software
development  firms  to  incorporate  the  P5(TM)  into  applications   including
electronic gaming and commercial markets. These letters of intent, however, only

                                      -2-

represent expressions of interest and are not binding commitments.  There can be no  assurance  that any  definitive  agreements  with  such  developers  will be finalized or that we will realize any revenues from such relationships.

            Furthermore,   Essential   Reality,   LLC  briefly   advertised  the
availability  of a limited  number of  software  development  kits (SDKs) to the developer  community,  and in less than one month  received in excess of 450 SDK
applications  from  game  developers  and  from  numerous   commercial  software
developers, including in the areas of 3D Animation, CAD, education and research,
Internet/multimedia,  military and other  commercial  markets.  We have begun to selectively respond to those applications by beginning to offer SDKs to the most promising  software  developers,  including premier  electronic game development companies.  However,  there can be no assurance that any developers will want to integrate or create content that is P5(TM) compatible.

            Lastly,  we  have  received  multiple   indications  of  significant
interest from major  retailers to begin shipping during the second half of 2002.
While there have been no definitive final agreements with any such retailers, we expect  to start  receiving  actual  purchase  orders,  pending  the  successful completion of vendor integration and the final contractual negotiations with the respective  retailers.  Such  process has  already  commenced  with  several key retailers.  We continue to solicit other  retailers  and/or  distributors,  both domestically and internationally, for P5(TM) volume commitments.

            Our headquarters  are located at 49 West 27th Street,  Suite 7E, New
York, New York 10001 and our telephone number at that address is (212) 244-3200.
We maintain a Web site at www.essentialreality.com. Information contained on our
Web site is not a part of this prospectus.

The Offering

            Shares Being Offered

            This prospectus relates to the offering by the selling  shareholders of an aggregate of 8,214,239 shares of our common stock, consisting of

            o   an aggregate of  6,764,870  shares that we issued in  connection with our business combination with Essential Reality LLC;
            o   an aggregate of 855,000 shares underlying  certain warrants that we issued in connection with the business combination to holders of certain bridge notes;
            o   an aggregate of 331,211  shares  underlying  certain  additional
                warrants  that  we  issued  in  connection   with  the  business
                combination; and
            o   an  aggregate  of  263,158  shares  underlying  our  outstanding convertible promissory notes.

            Use of Proceeds

            We will  receive no  proceeds  from the sale of the shares of common stock by the selling  shareholders  listed in this  prospectus.  We will receive proceeds  from the exercise of warrants and those  proceeds will be used for our general corporate purposes.

                                      -3-

Capitalization

         Shares of common stock being offered.............................8,214,239

         Shares of common stock outstanding prior to this offering.......17,955,718

         Shares of common stock outstanding following this offering......19,405,087 (1)

(1)  Assumes the exercise of outstanding  warrants to purchase  1,186,211 shares of common stock and the  conversion of outstanding  convertible  promissory notes into 263,158 shares of common stock. Does not include the exercise of outstanding options to purchase 1,032,000 shares of common stock.

                                      -4-

                                  RISK FACTORS

            An  investment  in our common stock  involves a high degree of risk.
You  should  carefully  consider  the risks  described  below  before  making an investment decision. If any of the following  circumstances occur, our business, financial  condition  or results of  operations  could be  materially  adversely affected.  In that event,  the trading price of our common stock could  decline, and you may lose part or all of your investment.

Limited Operating History Makes Evaluating Our Business Difficult.

            Prior to our business combination with Essential Reality, LLC, their operations  had consisted  primarily of  organizational  activities  and product development.  Accordingly, there is very limited operating history upon which an evaluation of our prospects and future performance can be based. There can be no assurance  that we will be able to develop our  products as we  envision,  raise additional capital to develop our business, generate revenues or become a viable business.  Our  prospects  must  be  considered  in  the  light  of  the  risks, uncertainties,  expenses and difficulties frequently encountered by companies in their early  stages of  development,  particularly  companies in new and rapidly evolving markets, such as electronic gaming.

We Require Additional Financing.

            Essential  Reality,  LLC  had no  revenues  prior  to  our  business combination.  We anticipate,  based on currently  proposed plans and assumptions relating to the  implementation of our business plan (including the timetable of costs and expenses associated with, and success of, our marketing efforts), that the net proceeds of Essential Reality, LLC's recent securities offering together with  projected  revenues  from  operations  will be  sufficient  to satisfy our operations and capital  requirements  until the end of fiscal 2002. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen  circumstances.
In the  event  our  plans  change  or our  assumptions  change  or  prove  to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise) or the net proceeds of the offering and projected  revenues  otherwise  prove to be insufficient to fund the  implementation of our business plan or working capital requirements,  we could be required  to seek  additional  financing  sooner than currently  anticipated.  We have no  current  arrangements  with  respect to any
additional  financing.   Consequently,  there  can  be  no  assurance  that  any
additional  financing  will be  available  to us when  needed,  on  commercially reasonable  terms or at all. Any inability to obtain  additional  financing when needed could have a material  adverse effect on us,  requiring us to curtail and possibly cease our operations.  In addition, any additional equity financing may involve  substantial  dilution to the  interests of our then  existing  security holders.

We Expect to Incur  Operating  Losses and Negative Cash Flow for the Foreseeable
Future.

            We expect to incur significant net losses and to experience negative cash flow for the foreseeable  future.  The auditors  opinion for the year ended
December 31, 2001 indicates substantial doubt about our ability to continue as a going concern.  Our success depends on the further  development of our products, establishing and strengthening  our brand, as well as establishing  distribution channels for our products and  relationships  with  retailers.  Accordingly,  we intend to make significant capital expenditures to market, promote,  manufacture and develop our products and to execute our business  model. As a result of such
expenditures,   we  will  need  to  generate  significant  revenues  to  achieve profitability.  There can be no assurance that we will ever achieve  revenues or profitable operations.

                                      -5-

We Need to Manage Our Growth Effectively.

            We   believe   that  our  growth   through   the   development   and
implementation   of  our   business   plan  will   result  in  an   increase  in
responsibilities  on our management  team and will place added  pressures on our operating and financial  resources.  To manage this anticipated  growth, we must implement systems and train, manage and integrate our employees as we expand our employee  base. We cannot assure you that we have made adequate  allowances  for the costs and risks associated with this growth, that our procedures or controls will be adequate to support our operations,  or that our management will be able to  successfully  offer and expand our products.  If we are unable to manage our growth effectively, our business could be materially adversely affected.

If Content Developers Do Not Integrate Our Code and the Console Companies Do Not
Accept Us for Licensing or Support, the Full Capabilities of the P5TM May Not Be
Realized.

            The full  capabilities  of the P5TM cannot  initially be realized on its own. However, it is anticipated that PC or Mac users will be able to achieve mouse and  joystick  default.  In order to achieve the full P5TM  experience,  a content  developer must  integrate our code into their content.  We also must be accepted  into a  console-licensing  program,  and we may need to make  hardware and/or software modifications based on the consoles specifications, in order for the P5TM to achieve compatibility with such consoles. Certain content developers can receive our code as part of our software  developer kit. Once they integrate our  code,  we will  need to be  technologically  compatible  with  the  various consoles. We have applied for participation in certain licensing programs. There can be no assurance that the content developers will integrate our code, that we will be accepted into the various console licensing/support programs or that the
P5TM will be able to achieve compatibility with such consoles.

Rapidly Changing Technology Could Hurt Our Operating Results.

            The electronic gaming market,  the computer  peripherals  market, as well as other  commercial  markets such as  education,  design and web browsing, generally  are  associated  with rapidly  changing  technology  and frequent new product  introductions,  which often leads to obsolescence and significant price erosion over the life of a product.  The  introduction of new  technologies  can render existing products obsolete or unmarketable. In addition, a broad range of competing and incompatible  emerging technologies may lead consumers to postpone buying decisions until a particular platform gains widespread  acceptance.  As a result,  our products  developed for such platforms may not generate  sufficient sales to make such products  profitable.  Obsolescence  of software or platforms could leave us with increased inventories of unsold products, which would have a material adverse effect on our operating results.

            We need to anticipate  technological  changes and continually  adapt our new products to emerging industry  standards to remain  competitive in terms of price  and  performance.  The  development  of new,  technologically-advanced products and  enhancements  is a complex and uncertain  process  requiring  high levels of  innovation  as well as the  anticipation  of  technology  and  market trends. We may not be able to identify, develop,  manufacture,  market, sell, or support new products and enhancements successfully, new products or enhancements may not achieve market acceptance,  or we may not be able to respond effectively to technology changes,  emerging industry standards or product  announcements by
competitors.   In  addition,  some  of  our  competitors  may  have  patents  or intellectual  property  rights  that  prevent  us from  being  able  to  respond
effectively   to  new  or   emerging   technologies   and  changes  in  customer
requirements. New product announcements by us could cause our customers to defer purchases of existing products or cause distributors to request price protection credits  or stock  rotations.  Any of these  events  could  materially  harm our business, financial condition and results of operations.

                                      -6-

The Electronic Gaming Market is Cyclical, and We May Fail To Anticipate Changing
Consumer Preferences.

            Our  business  is subject to all of the risks  generally  associated with the  electronic  gaming  markets,  which have been cyclical in nature.  Our future operating results will depend on numerous factors beyond our control that change rapidly and cannot be predicted, including:

           o   The  popularity  and  timing  of new  games  and  software  being released and distributed that are compatible with our products;
           o   International,   national  and  regional   economic   conditions,
               particularly     economic    conditions    adversely    affecting
               discretionary consumer spending;
           o   Changes  in  consumer  demographics;
           o   The availability of other forms of entertainment;
           o   Critical  reviews  and  public  tastes  and  preferences;
           o   Acceptance of the P5TM code by global content  companies,  gaming and other secondary market developers; and
           o   Our inability to expand our product mix beyond the P5(TM) rapidly enough  to  diversify  and  insulate  our  revenue  model  from a premature downturn in the computer gaming industry.

            We must  anticipate and respond to rapid changes in consumer  tastes and  preferences.  A  decline  in the  popularity  of video and  computer  games requiring  3D-software  manipulation could cause sales of our product to decline dramatically.

3D  Environments,  On Which We Have Based Our First Product Launch and Near-Term
Business Focus, May Not Achieve Significant Market Acceptance.

            Our  development  efforts with respect to the P5(TM) may not lead to
marketable   products  that  generate   sufficient  revenues  to  recover  their
development and marketing costs, especially if games using the 3D environment do not reach a significant  level of market  acceptance.  This risk may increase in the future, as continuing  increases in development costs require  corresponding increases in net sales in order for us to maintain profitability.

            We have devoted and will continue to devote significant  development and marketing resources on products designed for USB-compatible systems. If such systems do not achieve wide  acceptance by consumers or such  manufacturers  are unable to ship a significant number of such units in a timely fashion, or if the sale of our product fails to meet our  expectations,  we will  experience  lower than expected sales.

Our Quarterly  Operating Results May Vary  Significantly,  Which Could Cause the
Price of Our Securities to Decline.

            We may experience wide fluctuations in quarterly  operating results.
The electronic gaming market is highly seasonal, with sales of games and related devices  typically  higher  during the  holiday  buying  season.  Our failure or inability to produce products on a timely basis to meet seasonal fluctuations in demand will harm our business and operating  results.  These  fluctuations could also cause the price of our  securities  to decline.  Other  factors  that cause fluctuations include, but are not limited to:

            o  Volume and timing of orders received during the quarter;
            o  Timing of new product  introductions  by us and our  industry and their acceptance by the market;
            o  Impact of competition on our average selling prices and operating expenses;
            o  Our  inventory  levels or  inventory  levels in the  distribution channels;
            o  Product returns from customers; and

                                      -7-

            o  Changes in technologies and their acceptance by the market.

            Our expense levels are based, in part, on our expectations regarding future sales and therefore,  our operating results would be harmed by a decrease in  sales  or a  failure  to meet  our  sales  expectations.  The  uncertainties associated with peripheral devices design, development and manufacturing make it difficult  to predict  the  quarter in which our  products  will be shipped  and therefore,  may  cause  us to fail to meet  financial  expectations.  In  future quarters our  operating  results may fall below the  expectations  of securities analysts and investors. In this event, the trading price of our securities could significantly decline.

The Peripheral Input Device Market Is Highly Competitive.

            The  market  for  peripheral  input  devices,  including  mouses and joysticks, is very competitive.  In addition,  Microsoft, Sony and Nintendo, who currently dominate the interactive entertainment hardware and software industry, may  determine  to  develop  their own 3D  peripheral  port  device or limit the functionality of input devices utilizing their USB ports, and have the financial resources to withstand  significant price competition and to implement extensive advertising  campaigns.  Many of our  competitors  have far  greater  financial, technical,  personnel and other resources than we do, and many are able to carry larger inventories and adopt more aggressive  pricing policies.  Prolonged price competition  or reduced  operating  margins  would cause our profits to decrease significantly.

Increased  Competition  for Limited  Shelf Space and  Promotional  Support  From
Retailers  Could  Affect the  Success of Our  Business  and  Require Us to Incur
Greater Expenses to Market Our Products.

            Retailers   typically  have  limited  shelf  space  and  promotional
resources,  and  competition  is  intense  among an  increasing  number of newly introduced  interactive  entertainment  software  products and related items for adequate levels of shelf space and promotional  support.  Competition for retail shelf  space is  expected to  increase,  which may  require us to  increase  our marketing expenditures.  Competitors with more extensive lines, popular products and financial resources frequently have greater bargaining power with retailers.
Accordingly, we may not be able to achieve the levels of support and shelf space that such competitors receive.

Product Returns That Exceed Our Accruals or Products  Delivered But Not Sold May
Significantly Impact Our Financial Results.

            As a manufacturer of consumer  products,  we are exposed to the risk of product  returns,  either  through the exercise by  customers of  contractual return  rights or as a result of our  assistance  in  balancing  inventories  of retailers  and  distributors,  as well  as the  risk of  products  delivered  to retailers not being sold to consumers.  A portion of our net sales may result in increased  inventory  at our  distributors  and  resellers,  which could lead to reduced  orders  by these  customers  in  future  periods.  Overstocking  by our distributors and retailers may lead to higher than normal returns or a deduction based on the amount of product not sold.  The  difficulty in  predicting  future sales  increases the risk that new product  introductions,  price  reductions or other factors affecting the electronic gaming market would result in significant
product  returns.  In  addition,   we  intend  to  introduce  product  upgrades,
enhancements  and improved  packaging,  and thus may experience  higher rates of return on our older products.

            We expect to recognize revenue upon product  shipment,  less amounts for  estimated  returns.  We expect that  amounts  provided  for returns will be estimated based upon historical and anticipated experience and our assessment of inventory in the  channels.  Although we believe  that we will provide  adequate amounts for projected returns, from time to time we may experience return levels in excess of amounts provided and our amounts provided may not be sufficient for actual returns in future periods.

                                      -8-

Our Products Are  Susceptible to Errors That Can Harm Our Financial  Results And
Reputation.

            The technology incorporated into our products may contain defects or errors  that  do  not  become  apparent  until  after  commercial  introduction.
Remedying such errors may delay our plans,  cause us to incur  additional  costs and adversely  affect our  operations.  The  technological  advancements  of new platforms also allow more complex software products. As software products become more  complex,  the  risk  of  undetected  errors  in our  products  when  first introduced  increases.  If,  despite  testing,  errors are found in our products after shipments have been made, we could experience a loss of or delay in timely market  acceptance,  product  returns,  loss  of  revenues  and  damage  to  our reputation.

Our  Business  is  Dependent  on  Third-Parties  Creating  Content for Which Our
Products Will Be Needed.

            Our  success  depends on our  ability to  identify  and  support the
P5(TM)  enabled  specific games and other type of content.  We have  non-binding letters of intent with several companies and we are currently  reviewing several potential agreements,  but have not yet entered into binding agreements with any third  parties to develop  games that are specific to our  products.  Therefore, there  can be no  assurance  that a  sufficient  number of such  games  shall be developed. To the extent that such games are not created in a timely fashion, it could have a material  adverse  affect on our  ability to promote  our  products and/or achieve our planned selling price.

We Are Dependent On Third-Party Developers to Complete Our Products.

            We  rely  on  third-party  developers  for  the  development  of our products'  technology.  Quality  third-party  developers are continually in high demand.  Due to the lack of  control  that we  exercise  over  them,  as well as technical  difficulties,  these  developers  may  not be able  to  complete  the products for us on a timely basis or within acceptable quality standards,  if at all. Also, if developers experience financial difficulties,  additional costs or unanticipated  development  delays,  we will  not be able to sell  our  products according to our schedule and may incur losses.

We Rely On Suppliers of Components Used in Our Products.

            Certain key components used in the  manufacture of our products,  as well as certain products,  are currently  purchased by us from single or limited
sources  that   specialize  in  these   components  or  products.   At  present,
single-sourced components include certain of our application-specific integrated circuits,  sensors (also known as bend sensors) and components.  We generally do not have long-term agreements with our single or limited sources of supply. Lead times and prices for  materials  and  components  ordered by us or our  contract manufacturers can vary  significantly and depend on factors such as the specific supplier,  contract terms and demand for a component at a given time.  From time to  time  we may  experience  supply  excesses,  shortages  and  fluctuation  in component  prices.  Shortages or  interruptions  in the supply of  components or subcontracted products, or our inability to procure these components or products from  alternate  sources at acceptable  prices in a timely  manner,  could delay shipment of our products or increase our productions costs, which could decrease our revenue or gross  margin.  Delays could also  adversely  affect our business relationships.

Our Success Will Depend on the Continued  Viability  and Financial  Stability of
Our Distributors  and Resellers,  As Well As Continued Demand By These Customers
for Our Products.

            We plan on selling our products not only directly,  but also through a domestic and/or international network of distributors,  sales representatives, retailers and resellers,  and our success will depend on the continued viability and financial stability of these customers, as well as continued demand by these customers for our products.  The distribution and reseller  industries have been historically  characterized  by rapid  change,  including  periods of widespread financial difficulties and consolidations, and disruptions from the emergence of alternative  distribution  channels.  Our  distributor,  retailer  and  reseller

                                      -9-

customers  generally offer products of several  different  companies,  including products competitive with our products.  Accordingly, there is a risk that these distributors,  retailers  and  resellers  may give  higher  priority,  including greater retail shelf space, to products of other  suppliers,  which would reduce demand for, and sales of, our products.

We Rely on  Arrangements  with  Independent  Third  Parties for the Delivery and
Manufacturing of Our Products.

            We rely on a number of independent third parties for the manufacture and delivery of our products, ranging from manufacturing, shipping, fulfillment, and customer and technical support. The termination of our arrangements with one or more of these  independent  companies,  or the failure or inability of one or more of these  independent  companies  to timely  complete  their  duties  could adversely affect our results of operations.

We Are Subject to the Risk That Our Inventory Values May Decline.

            The  electronic  gaming  market is  subject  to rapid  technological change,  new  and  enhanced  generations  of  products,  and  evolving  industry standards.  These changes may cause inventory to decline  substantially in value or to become obsolete.

We Are Subject to Credit and Collection Risks.

            Our sales will  typically  be made on credit and  letters of credit, with terms that vary depending  upon the country and the customer.  As a result, we are  subject  to credit  risks,  particularly  in the  event  that any of our receivables represent sales to a limited number of customers or are concentrated in foreign markets.  If we are unable to collect on accounts  receivable as they become due and such  accounts are not covered by insurance,  it could  adversely affect our financial condition.

Our Inability to Secure Purchase Order Financing or Factor Our Receivables Would
Have an Adverse Effect on Our Financial Condition.

            We anticipate  obtaining  purchase order  financing to finance up to
100% of the letters of credit  required to order  product from the  factory.  In addition, we expect to factor up to 80% of our accounts receivable. In the event we were unable to obtain such financing or factoring  arrangements on reasonable terms,  or at all,  that would have a material  adverse  effect on our cash flow from operations and would require us to obtain  alternative  sources of funds in order to implement our business plan.

We May Not Be Able to Protect  Our  Proprietary  Rights or Avoid  Claims That We
Infringe on the Proprietary Rights of Others.

            We attempt to protect our technology and production techniques under copyright,  trademark  and  trade  secret  laws as well as  through  contractual restrictions  on disclosure,  copying and  distribution.  However,  unauthorized third  parties may be able to copy or to reverse  engineer  our  technology.  In addition, our competitors could independently develop technologies substantially equivalent or superior to our technologies.

            As the type of peripherals  to computer and game consoles  increases and the functionality of the products overlap,  we believe that peripherals will increasingly  become the subject of claims that such  technology  infringes  the copyrights or patents of others.  Although we believe that our  technologies and the  technologies  of  third-party  developers  with  whom we  have  contractual relations do not and will not infringe or violate  proprietary rights of others, it is possible that infringement of proprietary  rights of others may occur. Any

                                      -10-

claims of infringement,  with or without merit, could be time-consuming,  costly and difficult to defend.

We Are Dependent Upon Our Key Executives and Hiring Additional Personnel.

            Our success is largely  dependent on the personal efforts of certain key  personnel  and  the  hiring  of  additional  management  personnel.  We are currently  attempting to hire a full-time chief financial  officer.  The loss of the  services of one or more of these key  employees,  or the  inability to hire additional  management,  could adversely affect our business and prospects.  Our success  is also  dependent  upon  our  ability  to hire and  retain  additional qualified operating,  marketing, technical and financial personnel.  Competition for qualified  personnel in the electronic gaming market is intense,  and we may have difficulty  hiring or retaining  necessary  personnel in the future.  If we fail to hire and retain  necessary  personnel as needed,  our  business  will be significantly impaired.

We Are Under the Control of Certain Shareholders.

            Certain of our  shareholders  who  received  shares in the  business combination  with  Essential  Reality,  LLC own a  substantial  majority  of our outstanding  common  stock.  Consequently,  they will  control  the  outcome  of substantially  all matters submitted to a vote of our security holders including but not limited to the adoption of measures that could delay or prevent a change in control or impede a merger,  takeover or other  business  combination  we may potentially  be involved in. In addition,  pursuant to a voting  agreement  with certain other  shareholders,  one such shareholder has the ability to choose the members of our Board of Directors.

The Price of Our Securities is Likely to Experience Significant Price and Volume
Fluctuations.

            The market price of our  securities is likely to be highly  volatile and could be subject to wide fluctuations. Disclosures of our operating results, announcements  of various events by us or our competitors and the developing and marketing of new products  affecting the electronic  gaming market may cause the market price of our  securities  to change  significantly  over short periods of time. Therefore,  investors may be unable to resell their shares of common stock at or above the purchase price.

Future Sales of Our Securities May Affect the Market Price of Our Securities.

            We currently have the following securities outstanding:

            o   17,955,718 shares of common stock;
            o   warrants to purchase 1,186,211 shares of common stock;
            o   convertible  promissory notes convertible into 263,158 shares of common stock; and
            o   3,500,000 shares of common stock reserved for issuance under our option plan.

            We cannot  predict the  effect,  if any,  that  future  sales of our securities or the  availability  of our  securities for future sale will have on the  market  price of our  securities  prevailing  from  time to time.  Sales of substantial amounts of our securities (including shares issued upon the exercise of stock  options and  warrants  or  conversion  of  promissory  notes),  or the perception  that  such  sales  could  occur  (based  on  registration  rights or otherwise), may materially and adversely affect prevailing market prices for our securities.

                                      -11-

If the Price of Our Securities is Volatile,  We May Become Subject to Securities
Litigation Which is Expensive and Could Result in Diversion of Resources.

            In the past,  following periods of volatility in the market price of a particular company's securities,  securities class action litigation has often been brought  against that company.  We may also become involved in this type of litigation. Litigation is often expensive and diverts management's attention and resources,  which could materially and adversely affect our business,  financial condition and results of operations.

Our Forward-Looking Statements May Prove to be Incorrect.

            This  prospectus  includes  forward-looking  statements  within  the meaning of Section  27A of the  Securities  Act of 1933 and  Section  21E of the
Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by words such as "may," "will," "should,"  "could," "expect," "plan,"
"anticipate,"  "believe,"  "estimate,"  "intend,"  "project," "seek," "predict,"
"potential"  or  "continue"  or the negative of these terms or other  comparable terminology.  These  statements  are  contained  principally  under the headings
"Prospectus   Summary,"   "Risk   Factors,"   "Description   of  Business"   and
"Management's  Discussion and Analysis or Plan of Operation."  These  statements are only  predictions  and actual  events or results may differ  materially.  In evaluating these statements,  you should specifically  consider various factors, including the risks outlined under "Risk Factors."  Although we believe that the expectations  reflected in the  forward-looking  statements are  reasonable,  we
cannot   guarantee   future   results,   levels  of  activity,   performance  or
achievements.  We are  under  no  duty  to  update  any  of the  forward-looking statements  after the date of this  prospectus  to conform  these  statements to actual results, except as required by laws and regulations.

                                 USE OF PROCEEDS

            The shares of common stock offered  hereby are being  registered for the account of the  selling  shareholders  identified  in this  prospectus.  See
"Selling  Shareholders."  We will not receive any proceeds from the sale of such shares.  All net  proceeds  from the  sale of the  common  stock  will go to the shareholders that offer and sell such shares. We will, however, receive proceeds from the  exercise of warrants and those  proceeds  will be used for our general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

            Our   common   stock  has  been   eligible   for   trading   on  the
Over-the-Counter  Bulletin  Board since April 19, 2001.  On June 26,  2002,  the ticker symbol was changed from JPAL to ESSR.  The  following  table sets out the high and low closing bid prices of our common stock during the periods indicated
as quoted on the Bulletin Board.  Prices reflect  inter-dealer  prices,  without
retail  mark-up,  mark-down  or  commissions,   and  may  not  represent  actual
transactions.

                 2001                              High         Low
                 ----                              ----         ---
            Second Quarter *                      $1.00        $0.263
            Third Quarter                         $7.00        $1.00
            Fourth Quarter                        $6.05        $2.97

                                      -12-

                 2002
                 ----
            First Quarter                         $4.30        $4.05
            Second Quarter                        $4.05        $2.25
            Third Quarter (through July 17, 2002) $3.20        $2.95

*   Restated for 5 for 1 stock split effective July 2, 2001.

            According to information furnished by our transfer agent, as of July
16, 2002 we had 85 holders of record of our common stock.

Dividend Policy

            We have never  declared or paid dividends on our common stock and do not anticipate declaring or paying any cash dividends on our common stock in the near future.  We plan to retain any future  earnings for the  development of our business. The payment of future dividends will be at the discretion of our board of directors  and will depend upon our,  among other  things,  future  earnings, capital requirements, financial condition and general business conditions.

                                      -13-

                             DESCRIPTION OF BUSINESS

General

            We were  incorporated  on  March  31,  1999.  Our  original  line of business was to provide  vacation  rental  properties  and services for the Year
2000 New Year's Eve  celebration  in Las Vegas.  Afterwards,  we continued as an internet-based  provider of vacation rental  properties and services.  In August
2001, we suspended  operations  and the  development  of our website in order to focus our attention on the business combination with Essential Reality,  LLC. On
June 20, 2002,  we  consummated  the business  combination  and began  operating
Essential  Reality,  LLC's  business  exclusively.   Therefore,  any  historical
discussion  about our business would be meaningless and potentially  misleading, so all  discussions  in this  prospectus  relating  to our  business  shall mean
Essential Reality, LLC's business.

            Essential  Reality,  LLC was  organized  in 1999 as a  developer  of real-time  tracking and sensory  technologies.  We will focus on combining these technologies into products that enhance the interaction between human beings and personal computers,  game consoles,  computer tablets and other related devices, collectively known as computer platforms.

            We expect to have our first product, the P5(TM),  available for sale during the second half of 2002.  The P5(TM) is a  glove-like  peripheral  device that could  substantially  improve the way  individuals  interact  with computer platforms.  The  P5(TM),  which can be offered  at a mass  market  price  point, addresses  technological  limitations  of current input  devices.  We expect the
P5(TM) to be suitable for multiple applications including:

            o  Electronic   Gaming  -  games   produced  for  play  on  personal
               computers, game consoles and location-based entertainment sites;
            o  Commercial  Applications  - such  as  animation,  computer  aided design (CAD), simulation training, disability and education; and
            o  Other Computer  Interactions - Internet  browsing and navigation, and general computer interaction.

            Since the advent of the mouse,  relatively little has changed in the way of computer input devices,  despite the fact that computers and applications
have  changed  dramatically,   growing  increasingly  complex  and  specialized.
Applications, particularly in the electronic gaming and commercial markets, have
migrated   from   flat    two-dimensional    (2D)   interfaces   to   intuitive,
three-dimensional  (3D)  environments.  However,  input  devices  continue to be dominated  by  2D  products  including  mouse  controllers  and  gaming-specific peripherals such as joysticks,  steering wheels, proprietary console controllers and the like.

            The  P5(TM)  is based on our  patented  and  several  patent-pending technologies,  one of which was  incorporated  in the "Power  Glove."  The Power
Glove  was  introduced  to  the  market  in the  late  1980s  as an  alternative controller for use only with the 8-bit Nintendo  Entertainment  System,  part of the first  generation  of game  consoles  sold to the mass  market.  The product eventually sold approximately one million units in the United States, Europe and
Japan.  Subsequent to a decline in consumer demand for  first-generation  gaming consoles in the early 1990s, such Nintendo system ceased sales.  Therefore,  the
Power Glove technology was not used nor further developed awaiting the return of computer platforms and applications that could benefit from its utility.

            With the  significant  increase in sales of computer  platforms  and applications in the late 1990s,  Essential  Reality,  LLC engaged  developers in
1999 to create a peripheral device based on Essential Reality, LLC's belief that
the  consumer  and  commercial   markets  were  ripe  for  a  product  with  the
capabilities of the P5(TM). The P5(TM) is a glove-like  peripheral that has been engineered to capture five-finger bend sensitivity enabling gesture recognition,

                                      -14-

combined with an optical  tracking  technology that will capture the movement of the hand in 3D space with six degrees of freedom (X, Y, Z, yaw, pitch and roll), without the use of the mouse, joystick, keyboard or the like.

            The P5(TM) is a lightweight and comfortable  peripheral,  which is a
Universal  Serial Bus (USB) based  product  that will allow for direct "plug and play" in personal  computers as well as the Sony PlayStation2  game console.  We anticipate  compatibility  with  additional  computer  platforms,  such  as  the
Microsoft Xbox, in the future.  According to a Dataquest Inc. market study, 100%
of  personal  computer  shipments  in 2001 were  USB-compatible  units,  with an
installed  base  of  over  500  million  personal  computer  units.   There  are
approximately 27 million computer  peripherals that are  USB-compatible  and the growth of these  products is  anticipated  to reach over 400 million by the year
2003.

Business Strategy

            Our  strategy is to establish  ourselves  as a leading  developer of real-time tracking and sensory technologies by establishing and fostering demand for our initial  product,  the P5(TM),  in three  distinct  markets - electronic gaming, commercial markets and other applications.  In order to achieve this, we expect to promote  content  integration  and  development  across all applicable markets  through  various  initiatives  such as providing free SDKs,  allocating resources for content integration initiatives,  and by bundling product with new content that is  P5(TM)-enabled.  By leveraging the unique  functionality of the
P5(TM) at a mass market price point, we expect to  differentiate  ourselves from our  competitors.  Furthermore,  we are pursuing a product  development plan for enhanced  versions  of the  P5(TM)  and new  products  that  leverage  our  core technologies.

            We expect to have multiple  revenue streams based on our current and future  product  initiatives  via retail  sales,  direct  sales  and/or  royalty streams,  depending on the target  market.  Over time,  these  multiple  revenue streams are expected to diversify our customer base and reduce operating risk.

Industry Overview

            Market Sizing and Key Drivers

            Electronic  Gaming.  We  operate  as part of the  global  video game console, peripheral, and software industry, which is currently estimated at over
$28 billion  worldwide and over $9.4 billion in the U.S. based on estimates from
Global  Information Inc. The global electronic  gaming peripheral  segment alone generated  approximately  $4.2 billion in sales in 2001 and is expected to reach
$5.8 billion in 2003.  Gaming software sales in the U.S.,  which are expected to drive demand for gaming-related peripherals,  grew to $1.42 billion in 2001 from
$1.36  billion in 2000  despite the overall  decline in a variety of  technology segments.  Key drivers affecting the growth of this industry have been the broad acceptance of next  generation  game  platforms  with faster  processing  power, advances in technology that make games more realistic and  interactive,  greater memory,  online  capabilities  and DVD media  formats  - all of which  offer new opportunities  to electronic  entertainment  software  companies and peripherals manufacturers.

            Commercial  Markets.  Our  future  sales  will also be driven by the growth and changes in the computer-aided design, engineering,  and manufacturing
(CAD,  CAE,  and CAM) as well as 3D  animation  software  markets.  According to
Penton Digital Media Research, the 3D CAD market is expected to grow by over 34%
annually  to reach $2.3  billion in 2005.  In the 3D content  creation  segment, which includes the tools used in 3D content  applications in film, game, Web and design segments, the world-wide market is estimated to be $384 million,  growing
25%  annually  and  expected  to reach over $1.17  billion by 2005.  Key drivers affecting these markets include improvements in data sharing, storage of complex
CAD files and  increased  design  collaboration  over the Internet  throughout a product's lifecycle.

                                      -15-

            Evolving Trends

            Current trends in the peripheral industry include:

            o  Increased  complexity of peripheral  devices,  including  tactile feedback and 3D capabilities;
            o  Wireless  communication  between  peripherals  and  devices;
            o  Increased  precision  that is  enabling  more  robust  commercial applications in CAD and robotics;
            o  Game  production  cycles are getting  shorter,  requiring 3D tool vendors to deliver  better,  more  integrated  tools to  software developers;
            o  Decreases in component  prices and  innovations in product design and construction; and
            o  Development of more natural interaction between man and machine.

Product Overview

            The P5(TM) is  designed  as a  low-cost  and  intuitive  man-machine interface  for both 2D and 3D  software  applications.  We  anticipate  that the
P5(TM) will serve as a peripheral to personal computers, game consoles and other
USB-compatible platforms.

Figure 1: The P5(TM) Glove and Optical Tracker

            [GRAPHIC OMITTED - PICTURE OF GLOVE AND OPTICAL TRACKER]

            Bend-Sensor Capabilities

            The P5(TM) consists of a hand-worn  glove-like  device with embedded electronics.  The  product  utilizes  our  patented  bend sensor  technology  to accurately  determine  the bend of the user's five  fingers.  The sensing of the finger  bend is  accomplished  via  conductive  inks  with  variable  electrical resistance,  detected by position  changes of hand digits above a baseline  bias voltage and resistance. The P5(TM) is capable of gesture recognition of specific placement of  thumb/finger  digits and can detect whether or not your digits are in the same position as previously recorded.

            Motion-Capture Capabilities

            The P5(TM)  also tracks the  relative  position of the hand in space using a patent-pending optical tracking technology. Utilizing triangulation, the
P5(TM) optical  tracking  receptor tracks the starting  position and movement of the glove-like device with electronics and firmware/software supporting X, Y, Z, yaw,  pitch and roll  positioning.  The  tracking  technology  is  line-of-sight

                                      -16-

infrared optical using a sufficient  number of high/low  glove-mounted  LED's to enable a  complete  six-degrees-of-freedom  positioning  solution.  Two pairs of horizontal and vertical detector clusters will receive the LED transmissions. In addition,  these same  components will provide 3D positioning  information.  The
P5(TM) will measure yaw, pitch and roll as defined below:

Figure 2: Yaw, Pitch and Roll Diagram

[GRAPHIC OMITTED - PICTURE             Definition of Terms
OF HAND WITH ARROWS
SHOWING MOVEMENTS]
                                       Yaw is defined as movement  along a plane
                                       parallel  to the  ground.  Yaw  motion is
                                       achieved     by    holding    the    hand
                                       palm-downward and parallel to the ground,
                                       and  pivoting  the hand side to side on a
                                       horizontal plane.

                                       Pitch is  defined  as  movement  along an
                                       axis that is  parallel  to the top of the
                                       hand and perpendicular to the wrist, such
                                       that it would  enter the wrist  below the
                                       thumb and exit below the  little  finger.
                                       Pitch is  accomplished  by  pivoting  the
                                       hand  up  and  down  while   holding  the
                                       forearm parallel to the ground.

                                       Roll is defined as  rotation  of the hand
                                       about  an axis  parallel  to the  ground,
                                       entering  the  hand  at  the  tip  of the
                                       middle  finger and  running  through  the
                                       wrist  parallel to the  forearm.  Roll is
                                       accomplished  by  holding  the hand  flat
                                       with  the  palm  facing  the  ground  and
                                       turning the arm such that the thumb rises
                                       and  the  little  finger  falls  or  vice
                                       versa.

            Compatibility

            The first generation P5(TM) is initially  designed for compatibility with the following personal computer  operating  systems:  Microsoft Windows 95,
98,  ME, XP and 2000,  as well as the Apple Mac OS9 and OS10.  In  addition,  we expect the P5(TM) to be compatible with the Linux operating  system.  The P5(TM)
is compatible with the Sony  PlayStation2 game console and we anticipate that it will be compatible with the Microsoft Xbox and other Computer  Platforms in 2003 and beyond.

            Integration

            Our technology  allows software  developers to easily  integrate the
P5(TM) into new and  existing  applications.  Although  the P5(TM)  emulates the mouse and the joystick right  out-of-the-box in certain computer  platforms,  in order to fully penetrate our target markets,  it requires that the  applications have the appropriate technological  capabilities to support the P5(TM), which is primarily a matter of having application  drivers  (instructions which translate commands into an action or movement with the P5(TM)) written for existing or new applications.  We will  employ  our  content  development  strategy  to  promote software developers to integrate the code.

            Pricing Strategy

            We are targeting an initial  manufacturer's  suggested  retail price
(MSRP) of between $129-$149 for the P5(TM), depending upon whether an electronic game bundle is  included.  We believe that this price point  compares  favorably with  alternative  mass-market  peripherals.  Based upon initial  feedback  from specialty and mass retailers, we believe that the P5(TM) is within the tolerable price range for products in each of the target markets. We also plan on offering the P5(TM) for sale together with bundled  software titles and will increase the
MSRP to as much as $149  based on the value of the  software  titles as they are selling  individually  at the time.  With the cost of  electronic  games between

                                      -17-

$20-$60,  this price point of $149 with a bundled title represents a significant value to the mass market  consumer.  In  addition,  we have  received a positive response from the retail community to the planned MSRP.

            We fully expect to achieve  higher  price points and profit  margins for the P5(TM),  enhanced  versions,  or new products  derived from the P5(TM)'s
core  technology,   when  sold  in  conjunction  with  higher-value   commercial
applications.

Target Markets

            We will  focus  on  three  broad  market  opportunities:  electronic gaming,  commercial  applications and other computer interactions.  We expect to initially focus on the electronic  gaming market and expect to begin  generating sales of the P5(TM) in the second  half of 2002.  In the second  phase,  we will concentrate  on the market for  commercial  applications,  where we expect users including  engineers,  educators,  computer animators and others to benefit from using the  P5(TM)  technology.  Lastly,  we expect  to target  broader  computer
applications,   which  include   Internet   navigation   and  general   computer
interaction.

            Electronic Gaming Market

            According to NPD Group,  Inc.,  U.S.  sales of video game  hardware, software and accessories,  such as hand controllers,  jumped 43% to $9.4 billion
in  2001  from  $6.6  billion  in  2000.  During  the  same  period,   sales  of
computer-game  software rose 4.4% to $1.42 billion from $1.36  billion.  Much of this growth is due largely to the  successful  launch of the Sony  PlayStation2,
Microsoft  Xbox and the Nintendo  GameCube;  and the growth in the popularity of games  produced by such  leading  developers  as  Electronic  Arts,  Activision,
TakeTwo  Interactive and Infogames.  The electronic gaming industry had prompted the need for significant developments in the man-machine interface with computer platforms.  The desire for more realistic  scenes and interaction has led to the majority of electronic  games being developed with 3D  environments.  Thus, this market  presents an  opportunity  for an improved  interface  device  capable of meeting the interaction and intuitive manipulation needs of today's users. Input devices play an important  role in extending the overall video game  experience.
As users seek more compelling gaming experiences, they often look to peripherals as a way to deepen the feeling of immersion in the game.

            As games have  evolved,  peripheral  devices have been  developed to accommodate the actions of the user. Games are generally categorized by the type of action taking place. Mouse controllers, joysticks and other devices have been developed to meet specific needs:  "Simulators"  such as flying or driving games have spawned  steering  wheels and joysticks that emulate the real tools used by pilots or drivers.  "First-person shooter" games require `fast-twitch' response:
the  ability to turn and look  rapidly  around a room,  and the  ability to fire rapidly at a target.  Mouse controllers with multiple  programmable buttons have been developed to replace the many keystrokes required to move through the game.
Similarly,  roller balls in mouse  controllers  using different  technologies to increase the  accuracy of the pointer have been  developed to enable quick turns and spins within these gaming environments.  "Strategy" and "role-playing" games put the user in the role of a character  that walks  through an  environment  to explore  areas and pick up  objects.  Again,  mouse  controllers  with  specific buttons and ball  designs are targeted at these game users to  facilitate  their game play.

            Ultimately,  none of the  devices  designed  for  these  game  types provide the optimal  functionality that a 3D environment  requires,  namely, the ability to move in a natural  manner and replicate  that movement in a character
or  action  within  the  application  itself.   Furthermore,   traditional  game
controllers  do not offer the  control  and speed  (reaction  time) that  gamers require.  For this reason, 3D gamers have typically settled for game pads and/or a combination of the keyboard and mouse  controllers,  which remain today's most common computer input devices.

                                      -18-

            Commercial Software Applications

            Professionals  use 3D  visualization  tools  in a wide  range of CAD
applications.   Architects,  game  designers,   product  designers,   mechanical
designers, construction engineers and animators all use PC-based design software to create,  manipulate  and animate in 3D. This market's needs are distinct from those of the gaming  market in that the users seek to create 3D objects,  rather than simply  manipulate them,  which  traditionally  requires a  time-consuming, multi-action process.

            While the tasks that are enabled by certain  devices (i.e.,  drawing with  digitizing  tablets)  are  useful,  the  software  in  general  has proven consistently  frustrating to its user base, primarily because it is so difficult to learn. The primary need in the professional market is to enable the designers to do their jobs  without  much  wasted  time in  learning  and  implementing  a program.  Architects,  for example,  want to solve architectural  problems,  not computer problems. It is expected that demonstration of the effectiveness of the
P5(TM) to this market through  associations with leading software  manufacturers and trade groups could lead to rapid adoption of our product.

            There are  opportunities  for us to partner  with  leading  software firms in this industry to provide the interface device that will rapidly address this market's  needs.  Applications  for this market can be distilled  into four segments based upon the software used and the functionality requirements.  These segments are the Architecture,  Engineering and Construction  (AEC),  Mechanical
Engineering  (ME,  or MCAD  for  Mechanical  Computer-Aided  Design),  the  Game
Developer  and the  Film/Video  markets.  Software  vendors  operating  in these markets include AutoDesk, Dassault Systems and Agile Software.

            According to Cadence Magazine,  the AEC market alone is comprised of roughly  300,000  architects,  engineers  and  construction  professionals  that utilize CAD systems for 2D drafting  and 3D modeling  and  visualization.  It is estimated  that 60% of this market  works  primarily  in 2D,  though the leading architects have identified a need for software to move beyond today's limited 3D modeling to the development of `live'  parametric models that would allow faster and easier  establishment  of design  intent and  support  all phases of project development.  The ME market  includes  designers of machinery,  equipment or any other product that requires  computer  schematics for production.  The ME market utilizes CAD systems and 3D design software for the creation and manipulation of objects.  This market is estimated  at over 3 million  users and is growing at a rate of  approximately  10% a year.  This recent growth spurt is a result of the move from expensive  Unix-based  platforms to PCs, making it more affordable for users to purchase and deploy CAD systems.

            Game developers use 3D animation programs in the creation of both PC and console games.  3D design  programs are used in a range of commercial  video productions,  everything  from high-end film creation  including  movies such as
"Toy Story," to much simpler 3D-logo design on the evening news. The software is run  primarily  on  Macintosh  and  Windows  platforms  and  all  use  high-end,
USB-compatible  systems as a matter of  necessity.  Other  markets for 3D design include  Web design  and  education,  geographic  mapping,  imaging,  scientific visualization, augmented reality and medicine.

            Other Computer Interactions

            The development of 3D Internet and User interface  environments  are closely tied to the proliferation of graphics-related hardware. Graphics-related hardware includes advanced video cards,  video RAM, and 3D accelerator cards, as well as  graphics  capabilities  built into the main  processor.  Such  hardware affects the online  experience in that it governs the resolution of Web graphics and the speed at which they render. In addition,  some interactive  environments outside of the browser, such as a 3D software engine,  require high-end hardware acceleration.  Currently,  very few Web ventures outside of the gaming world use such environments.  However,  3D graphics  capabilities once limited to high-end systems have become commonplace in consumer PCs.

                                      -19-

            The P5(TM)  replicates the existing mouse or joystick commands built into  current PC  applications.  However,  with the  awareness  of the  enhanced capabilities  of the P5(TM),  a developer  will be able to create  entirely  new experiences  (commands,  gestures,  etc.) and user  interfaces  for existing and future applications.

            We believe that the expansion of broadband use will drive developers to  produce  content  for the  average  Internet  user.  This  will  enable  web developers to incorporate  real-looking  objects into e-commerce  sites,  create desktops  and  browsers,  which  look like real rooms and  require  manipulation through a 3D space, and ultimately change the entire Internet experience for the user.  The  P5(TM)  will  enable  all  users  to work  intuitively  within  this environment.  According to a Broadband Report from eMarketer,  there is expected to be approximately  90 million  broadband  households  world-wide by the end of
2004, a 350% increase from the 20 million recorded in 2000.

Research & Product Development

            We have  planned  for  future  products  that will take the  initial
P5(TM)  through  several  stages  of  evolution,  which may  include a  wireless product,  a two-handed  version,  the ability to incorporate  biometrics,  and a product with tactile feedback. We are also seeking to develop other products, of which several are currently in initial phases of development,  that will utilize one or more of our  technologies.  The combination of future  generations of the
P5(TM)  and  the  creation  of  new  products  will   increase  the   commercial
opportunities for us in both existing and new markets.

            Moreover,  our  patent  pending  optical  tracker  offers  a  highly functional,  low-cost alternative to current tracking  technologies,  which will enable us to expand our product  mix. We intend to develop  additional  products that would  include  areas where  current  products are hindered by  sub-optimal remote  tracking  functionality  and costly  factors.  By  combining  innovative sensory  technologies  with these  optical  tracking  advancements,  we have the potential to quickly  diversify beyond our current  offering.  Additionally,  we
have  filed  a  provisional  patent  on  an  e-writing   product,   which  is  a
non-glove-based  product.  With future products, we hope to diversify beyond the electronic gaming industry into a broader suite of applications.

            Development Company

            We have developed our first product,  in part by working exclusively via an  exclusive  arrangement  between  us and a  Canadian  based  entity  that currently  employs a team of  eleven  technicians  who  spend all of their  time working on our products.  The development company is headed by an individual who has extensive  experience in design and development of consumer  electronics and virtual reality hardware and software.

Intellectual Property

            We have been  awarded  one U.S.  patent  regarding  its bend  sensor technology,  have two patents pending for (i) our shadow-based  optical tracking technology and (ii) a wearable electronic interface device that emits an optical signal for use in tracking six degrees of motion,  and have filed a  provisional patent regarding  proprietary software that converts 8-bit analog data stream to a more precise 12-bit digital data stream for improved motion tracking  accuracy and intend on filing a patent in a timely fashion.

            The integration of these technologies into the P5(TM), combined with proprietary  software,  firmware and drivers, has resulted in a superior product that can be offered at a mass market price point not previously  achieved in the market. We have filed a provisional patent on an e-writing  product,  which is a non-glove-based  product.  With future products, we hope to diversify beyond the electronic gaming industry into a broader suite of applications.

                                      -20-

Sales & Marketing

            We  are  executing  on a  comprehensive  sales  and  marketing  plan designed to create brand  awareness  in advance of the 2002 holiday  season with pull through into 2003. We have identified numerous sales and marketing channels to build a brand and capture a mass market for the P5(TM),  as well as its other planned products.  We anticipate that the sales  distribution of the P5(TM) will initially utilize an electronic gaming market retail strategy, expanding into an
OEM and direct sales effort for penetration of commercial and other markets.  We plan to sell the P5(TM) into  multiple  channels,  including  but not limited to domestic and  international  retail,  e-commerce  outlets,  direct marketing and
OEM/private label partnerships.

            Content-Bundling Strategy

            In order to achieve  product sell  through at launch and beyond,  we intend to offer specific  electronic gaming and/or  non-gaming  bundles with the
P5(TM). We anticipate that these bundles will have enhanced gesture  recognition functionality  made  possible  through  the use of the P5(TM).  We have  already identified  our  first  potential  bundling  opportunity,  which is an  upcoming software title from a leading game  developer.  The theme of the game supports a popular  movie series  scheduled  for release in the second half of 2002.  Other bundling  opportunities  have  been  identified  and we are  in the  process  of negotiating with the relevant  software  developers.  There can be no assurance, however,  that  a  definitive  agreement  will  be  reached  with  any  of  such developers.

            Retailer Community Strategy

            In addition to direct  discussions with key retailers  globally,  we
have  established   arrangements  with  sales   representative  firms  that  are
responsible  for sales into  regionally-headquartered  retailers  throughout the
United States. We are also in discussion with geographically-based  distributors around  the  world  that  would  be  responsible  for  sales,  distribution  and fulfillment in each of their respective markets.

            We have received multiple  indications of significant  interest from major  retailers to begin shipping  during the second half of 2002.  While there have been no definitive final  agreements with any such retailers,  we expect to start receiving  actual purchase  orders,  pending the successful  completion of vendor  integration and the final  contractual  negotiations with the respective retailers.  Such process has already  commenced with several key  retailers.  We continue to solicit other retailers and/or  distributors,  both domestically and internationally, for P5(TM) volume commitments.

            Media Coverage / Consumer Awareness

            The P5(TM) has gained  considerable media acclaim. As of the date of this prospectus,  the P5(TM) has appeared,  and in some cases been featured,  in over 125 print/online  publications and on over 25 television,  radio and online segments.  In recent months alone,  the P5(TM) has been covered by  publications
including  CNN,  Wired  Magazine,   Popular  Science,   MAC  World,   MACAddict,
Kiplingers,  The History Channel,  KTLA's Curt The Cyberguy,  Discovery  Channel
(Canada), Newsweek (Japan) and the Regis and Kelly Show.

Business Development

            We  are  executing  on a  comprehensive  business  development  plan designed to stimulate product demand in electronic  gaming,  commercial  markets and other  applications.  We have  signed 20  letters  of  intent  with  various software development firms to incorporate the P5(TM) into applications including electronic gaming and commercial markets. These letters of intent, however, only represent expressions of interest and are not binding commitments.  There can be

                                      -21-

no  assurance  that any  definitive  agreements  with  such  developers  will be finalized or that we will realize any revenues from such relationships.

            Furthermore,   Essential   Reality,   LLC  briefly   advertised  the
availability  of a limited  number of  software  development  kits (SDKs) to the developer  community,  and in less than one month  received in excess of 450 SDK
applications  from  game  developers  and  from  numerous   commercial  software
developers, including in the areas of 3D Animation, CAD, education and research,
Internet/multimedia,  military and other  commercial  markets.  We have begun to selectively respond to those applications by beginning to offer SDKs to the most promising  software  developers,  including premier  electronic game development companies.  However,  there can be no assurance that any developers will want to integrate or create content that is P5(TM) compatible.

            The  non-gaming  SDK  applications   have  come  from  an  array  of
commercial software developers in the areas of: 3D animation/CAD,  education and research, Internet/Multimedia, Military and other vertical markets. We intend to assist developers in using the SDK to enhance their  applications.  Although our primary  focus for the next nine to twelve  months is to establish a significant presence  in the PC/MAC and console  gaming  market,  these  other  non-cyclical vertical markets will provide us with some initial market  diversification until other non-P5(TM) products are introduced to the market later in 2003.

Manufacturing

            We have concluded a selection process for our initial  manufacturing partner and selected V-Tech Communications Ltd., one of Southeast Asia's leading manufacturers of consumer electronics,  toys and other mass market devices under its own name and on a  private  label  basis  for some of the  world's  foremost electronics, telecommunications and retail concerns. V-Tech is currently working with us under a "work-for-hire" agreement on, amongst other things, establishing manufacturing schemes, developing quality control procedures,  arranging (and in some cases executing) vendor agreements with our preferred vendors,  identifying cost-reduction  opportunities,  and preparing for the integration of our machine tooling for production. In addition, we are in the final stages of negotiating a long-term  manufacturing  agreement  with  V-Tech  that  will  include  capacity
commitments,   ramp-up  and   production   schedules,   as  well  as  other  key
manufacturing  terms.  We  expect  to  attain  volume  capacity  with  V-Tech of approximately  20,000  units  per week  per set of  machine  tools  we  provide.
Moreover, we have identified  alternative sources of manufacturing to complement or back-up our arrangements with V-Tech.  Current estimates  indicate an initial
unit  cost  for  the  P5(TM)  of  approximately   $40,  before  the  anticipated
implementation  of two ASIC designs that will be introduced over the next twelve months, which should yield further cost reductions.

Competition

            We face competition in the electronic  gaming peripheral market from high-end  mouse  controller  and  joystick  manufacturers  such as Logitech  and
Microsoft.  While several  peripherals  provide high levels of  precision,  user programmability  and in some cases a limited amount of tactile feedback,  we are not aware of any peripherals  that offer the combination of tracking and gesture recognition that is found in the P5(TM).

            Companies such as Immersion,  Gyration, Fifth Dimension Technologies
and  Ascension  Technologies  provide  various  higher-priced   peripherals  and
motion-capture  products for commercial  applications.  These  entities  produce
systems  for  relatively  complex  commercial  applications.   Prices  of  these
competing  products typically run in excess of $1,000 and can exceed $10,000 for advanced models.

            We believe the P5(TM) possesses unique competitive advantages due in part to (i) the  functionality  derived  from its  patented  and  patent-pending technologies,  (ii) its ease of  integration  and  (iii) its mass  market  price point.  We believe  these  advantages  will  enable it to  penetrate  its target markets.

                                      -22-

Employees

            As of the date of this prospectus,  we have nine full-time  salaried employees and two part-time employees. We believe that our relationship with our employees is satisfactory. We plan on adding additional staff in areas of senior management, business development, customer and product support.

Property

            We currently lease  approximately  4,300 square feet of office space at 49 West 27th  Street,  New York,  New York  10001,  at a price of $10,570 per month.  The five-year lease provides for annual increases in the monthly rent to a maximum monthly rental price of $11,575. We believe that the office space will adequately accommodate our expected growth during the upcoming year.

Legal Proceedings

            We are not a party  to any  pending  legal  proceeding  nor,  to the knowledge  of our  management  and  board  of  directors,  to  any  governmental proceeding.

                         MANAGEMENT'S PLAN OF OPERATION

Overview

            We were  incorporated  on  March  31,  1999.  Our  original  line of business was to provide  vacation  rental  properties  and services for the Year
2000 New Year's Eve  celebration  in Las Vegas.  Afterwards,  we continued as an internet-based  provider of vacation rental  properties and services.  In August
2001, we suspended  operations  and the  development  of our website in order to focus our attention on the business combination with Essential Reality,  LLC. On
June 20, 2002,  we  consummated  the business  combination  and began  operating
Essential  Reality,  LLC's  business  exclusively.   Therefore,  any  historical
discussion  about our business would be meaningless and potentially  misleading, so all  discussions  in this  prospectus  relating  to our  business  shall mean
Essential Reality's business.

            Founded in 1999,  Essential Reality, LLC is a developer of real-time
tracking  and  sensory   technologies.   We  are  focusing  on  combining  these
technologies into products that enhance the interaction between human beings and computer  platforms,  with initial emphasis on a product called "P5(TM)." P5(TM)
is a device  shaped in the form of a glove that  controls  the  movement  of the cursor on a computer screen.  P5(TM) enables  three-dimensional  movement of the cursor as well as pitch,  yaw and roll.  P5(TM) is controlled by the user moving his hand or bending his fingers.

            We  are in  the  development  stage.  Successful  completion  of our development program and, ultimately, the attainment of profitable operations are dependent upon future events,  including obtaining adequate financing to fulfill our development activities, and achieving a level of revenue adequate to support our cost structure.

            Since its  commencement,  Essential  Reality,  LLC has not generated revenues and has incurred significant recurring losses from operations,  working capital  deficit and deficit in its  members'  capital.  We believe that we have sufficient  resources to operate until the end of fiscal 2002 and  thereafter we will require additional funds in order to reach  self-sufficiency.  Should we be unable  to  obtain  the  necessary  additional  funds,  we would  not be able to continue as a going concern.

            Product  development  costs  are  expensed  until  such  time  as we determine that a product is technologically feasible.  Product development costs are  capitalized  from  such date  until  such time as  product  development  is

                                      -23-

substantially complete.  Capitalized product development costs will be amortized on the  straight-line  basis over the lesser of the estimated useful life of the product or three  years.  For the  cumulative  period from June 1, 1999 (Date of
Commencement)  to  March  31,  2002,  Essential  Reality  expensed  all  product development costs.

For the three months ended March 31, 2002

            The unaudited financial statements have been prepared with generally accepted  accounting  principles  for  interim  financial  information.  In  our opinion,  we have included all adjustments  (consisting only of normal recurring accruals) considered necessary for a fair presentation.

            Revenue.  For the  three  months  ended  March 31,  2002,  Essential
Reality  did  not  recognize  product-related  revenues.  We do  not  anticipate recognizing  product-related  revenue  until  the  second  half of 2002,  at the earliest.

            Interest  income,   which   historically  was  earned  from  a  note
receivable  for  Essential  Reality,  LLC's  members'  capital (as  described in
"Liquidity and Capital Resources" below), was $0 in the three months ended March
31,  2002 as  compared to $12,878  for the three  months  ended March 31,  2001.
During the three months ended March 31, 2002,  there was no such note receivable outstanding.

            Operating  expenses.  For the three  months  ended  March 31,  2002, operating expenses totaled $1,311,513  compared to $314,289 for the three months ended March 31,  2001.  The  increase in operating  expenses  resulted  from the increase  in product  development,  marketing  and  general  and  administrative expenses as described below.

            Product  development  expense for the three  months  ended March 31,
2002 was $480,822  compared  with  $133,357 for the three months ended March 31,
2001.  The increase in product  development  reflects  increases in salaries and benefits,  fees  paid  to  third  party  developers  and  materials  used in the
development  and   manufacturing   our  P5(TM)  product.   Included  in  product
development  costs are $37,000 and $8,300 for three  months ended March 31, 2002 and 2001, respectively, paid to a company owned by certain of our shareholders.

            Marketing  expense  for the three  months  ended  March 31, 2002 was
$287,588  compared  with $83,261 for the three months ended March 31, 2001.  The increase is due to an increase in public relations,  corporate  identity,  trade shows and related travel.

            General and administrative expenses for the three months ended March
31, 2002 was  $539,688  compared to $97,506 for the three months ended March 31,
2001.  The increase is due to an increase in  administrative  personnel  and the increased  resources  required in order to support our development and marketing activities.  Included in general and administrative  expenses are costs incurred of  approximately  $79,000 and $38,000 for the three months ended March 31, 2002 and 2001,  respectively,  by two entities that are related to certain members of
LCG Capital Group, LLC, a significant shareholder. Such costs include consulting fees, employee salaries,  occupancy,  telephone and computer leases. In the case of employee salaries,  costs are allocated to us based on the time each employee conducts business  specific to us. In the case of the other expenses,  costs are allocated  based  on a  percentage  of  resources  used by us.  In our  opinion, allocated expenses incurred from related parties approximates fair market value.

            Interest expense.  Interest expense for the three months ended March
31, 2002 was $48,585  compared  with $513 for the three  months  ended March 31,
2001.  $586 of the  interest  incurred in 2002 was  interest  on  advances  from entities that are affiliated with LCG Capital Group, and $48,000 was incurred in relation to the bridge loans  described  in  "Liquidity  and Capital  Resources"
below.

                                      -24-

            Net loss for the three  months  ended  March 31,  2002 and March 31,
2001 were $1,360,098 and $301,924, respectively.

For the year ended December 31, 2001

            Revenue. For the year ended December 31, 2001, Essential Reality did not  recognize  product-related  revenues.  We  do  not  anticipate  recognizing product-related revenue until the second half of 2002, at the earliest.

            Interest  income for the year ended  December  31,  2001,  which was earned from the note receivable for Essential  Reality,  LLC's members' capital, was $20,465  compared to $104,652  for the year ended  December  31,  2000.  The decrease in interest  income  resulted  from the  decreases in notes  receivable during the year ended December 31, 2001.

            Operating expenses.  For the year ended December 31, 2001, operating expenses totaled  $3,131,444  compared to $1,521,672 for the year ended December
31,  2000.  The  increase in operating  expenses  resulted  from the increase in product  development,  marketing  and  general  and  administrative  expenses as described below.

            Interest  expense for the year ended  December  31, 2001 was $20,505 compared  with  $1,934  for the year  ended  December  31,  2000.  $3,819 of the interest  incurred  in 2001 was  interest  on advances  from  entities  that are affiliated with LCG Capital Group, LLC, a significant  shareholder,  and $16,686 was incurred in relation to the bridge loans described in "Liquidity and Capital
Resources" below.

            Product development expense for the year ended December 31, 2001 was
$1,579,129  compared  with  $679,891 for the year ended  December 31, 2000.  The increase in product  development  reflects  increases in salaries and  benefits, fees paid to third party  developers and materials used in the  development  and manufacturing of our P5(TM) product.  Included in product  development costs are
$91,300 and $0 for years ended December 31, 2001 and 2000, respectively, paid to a company owned by certain of our shareholders. In addition, included in product development  costs are $0 and $105,000 for the years ended December 31, 2001 and
2000,  respectively,  paid to a company owned by an individual  affiliated  with certain of our shareholders.

            Marketing  expense for the year ended December 31, 2001 was $716,674 compared with $349,851 for the year ended December 31, 2000. The increase is due to an increase in public relations,  corporate identity, trade shows and related travel.

            General and administrative  expenses for the year ended December 31,
2001 was $823,791 compared to $491,930 for the year ended December 31, 2000. The increase is due to increased  resources  required to support our development and marketing activities.  Included in general and administrative expenses are costs incurred of approximately $242,000 and $148,000 for the years ended December 31,
2001 and 2000, respectively, by two entities that are related to certain members of LCG Capital Group.  Such costs include  consulting fees,  employee  salaries, occupancy,  telephone  and computer  leases.  In the case of employee  salaries, costs are  allocated  to us based on the time each  employee  conducts  business specific to us. In the case of the other expenses,  costs are allocated based on a percentage of resources used by us.

            Net  loss for the  years  ended  December  31,  2001  and 2000  were
$3,131,484 and $1,418,954, respectively.

Liquidity and Capital Resources

            Since inception,  Essential Reality,  LLC has not generated revenues and has incurred significant  recurring losses from operations,  working capital deficit and deficit in its  members'  capital.  For the period from June 1, 1999

                                      -25-

(date of commencement) to March 31, 2002, Essential Reality, LLC incurred losses of $6,132,340  and negative cash flow from  operating  activities  and investing activities of $5,310,383 and $40,001,  respectively.  Included in the losses for the  period  from June 1, 1999 to March 31,  2002  were  $2,961,366  of  product development expenses, $1,354,113 of marketing expenses and $1,855,869 of general and administrative expenses. For the period from June 1, 1999 to March 31, 2002, the  difference  between  losses and cash flows from  operating  activities  was
$821,957,  principally  resulting  from  an  increase  in  accounts  payable  of
$687,486.

            In December  1999,  LCG  Capital  Group  acquired a 50%  interest in
Essential  Reality,  LLC for an  aggregate  purchase  price of  $2,500,000.  The consideration  received  was  comprised  of  $500,000  in cash and a  $2,000,000 promissory  note.  The note bore  interest  at the rate of 6% per  annum,  had a maturity date of December 13, 2002 and was secured by the  membership  interests of LCG. The debt due under the note was fully repaid in July 2001.

            Cash  provided by financing  activities  for the period from June 1,
1999 to March 31,  2002 was  $5,627,532,  which  was  derived  principally  from proceeds  from the issuance of members'  capital of $500,000,  proceeds from the repayments  of the  note  receivable  for  members'  capital  in the  amount  of
$2,000,000 and bridge loans in the amount of $3,025,000.

            Through March 31, 2002, Essential Reality, LLC received total bridge loans of  $3,025,000.  From  April 1,  2002  through  June 20,  2002,  Essential
Reality, LLC received an additional $300,000 in bridge loans. All such loans are unsecured  and bear  interest at rates of between 8 1/2% and 18% per annum,  and mature on April 30,  2004.  Interest on the bridge loans from JPAL in the amount of $250,750 and $411,022 has been imputed and accrued  representing the interest payable on the bridge loans  advanced from inception  through  December 31, 2001 and March 31, 2002,  respectively,  and will be  amortized  over the life of the loans  through  April 30, 2004.  Deferred  interest will be amortized on a daily basis from the date of the loan to April 30, 2004, which resulted in a charge to earnings in the amount of $18,361 and $40,499 for year ended  December  31, 2001 and for the three months ended March 31, 2002 (unaudited), respectively.

            Essential Reality, LLC recently raised approximately $7.5 million in gross proceeds through a private  placement.  We anticipate,  based on currently proposed plans and assumptions  relating to the  implementation  of our business plan (including the timetable of costs and expenses associated with, and success of, our marketing  efforts),  the net proceeds of the recently completed private placement together with purchase order financing,  accounts receivable factoring and  projected  revenues  from  operations,  will be  sufficient  to satisfy our operations  for the nine months  ending  December 31, 2002. We hope to raise the additional  cash required from the exercise of certain  warrants  and/or through additional offerings of our securities.

Plan of Operations

            We do not anticipate recognizing  product-related  revenue until the second half of 2002, at the earliest.

            Product  development  expenses  for the period from April 1, 2002 to
March 31, 2003 are expected to be  approximately  $3.2 million.  The increase in product development is related to expenses incurred for tooling, ASIC design and new game development.

            Marketing  expense is expected to be approximately  $3.5 million for the period from April 1, 2002 to March 31,  2003.  The  significant  increase in marketing expense is due to anticipated increases in the number of marketing and sales employees, as well as increases in advertising and promotion,  trade shows and commission expenses.

                                      -26-

            General and administrative expenses are expected to be approximately
$2.8 million for the period from April 1, 2002 to March 31,  2003.  The increase in general and  administrative is due to anticipated  increases in the number of administrative  employees  required  to  support  our  product  development  and marketing activities.

            We expect  interest  expense to be  approximately  $560,000  for the period  from April 1, 2002 to March 31,  2003.  In  addition  to interest on the bridge loans,  we will incur interest on purchase  order  financing and accounts receivable factoring.

            We expect that approximately $11.5 million will be required to order and/or purchase inventory and product related costs.

            We expect that bridge loan  principal and interest in the net amount of  approximately  $2.3  million  will be repaid or  converted  to equity in the period from April 1, 2002 to March 31,  2003.  To date,  bridge  loans have been reduced by a net amount of approximately $1.1 million.

            Essential Reality, LLC recently raised approximately $7.5 million in gross proceeds through a private placement. In addition,  during the period from
April 1,  2002 to  March  31,  2003,  we  anticipate  arranging  purchase  order financing,  accounts  receivable  factoring and other trade financing which will provide cash resources of  approximately  $8 million.  We expect to arrange such financing prior to the end of fiscal 2002.

            For the period from April 1, 2002 to March 31, 2003,  it is expected that we will  require  a total  of  approximately  $24  million  in cash or cash equivalents,  before taking into account projected  revenues,  in order to repay the bridge loans, complete our development plan and to begin to produce,  market and sell our primary product.  We anticipate,  based on currently proposed plans and assumptions  relating to the  implementation of our business plan (including the  timetable  of costs and  expenses  associated  with,  and  success  of, our marketing efforts), the net proceeds of the recently completed private placement together  with  purchase  order  financing,  accounts  receivable  factoring and projected revenues from operations, will be sufficient to satisfy our operations for the nine months ending  December 31, 2002.  We hope to raise the  additional cash required from the exercise of certain  warrants  and/or through  additional offerings of our securities.

                                      -27-

                                   MANAGEMENT

            Pursuant to the terms of our  business  combination  with  Essential
Reality,  LLC, upon  consummation  of the  transaction in June 2002, each of the officers  and  directors  of  Essential  Reality,  LLC became our  officers  and directors.

Executive Officers and Other Significant Employees

            Set  forth  below  for  each of our  executive  officers  and  other significant  employees and consultants is his name,  age,  positions and offices held with us, and his principal  occupations during the past five years. We plan on hiring  additional  management  personnel  in the  future  including  but not limited to a full-time Chief Financial Officer.

       Name                      Age            Title
       ----                      ---            -----

Steven Francesco                  46           Chief Executive Officer

Humbert B. Powell, III            63           Co-Chief Executive Officer

Reuben Levine                     36           President and Chief Operating Officer

Stanley Friedman                  59           Vice President, Manufacturing

Richard Rubin                     44           Vice President, Product Development

Aaron Gavios                      43           Vice President, Sales and Distribution

David Devor                       39           Vice President, Marketing

Ian Benoliel                      38           Vice President, Finance (Acting)

Martin Currie                     36           Vice President, Business Development

Steven Francesco, Chief Executive Officer
Mr. Francesco has been our Chief Executive Officer since July 1, 2002. He brings over 20 years of experience in the financial services,  information technologies and  telecommunications  sectors.  From  January  2001  to  February  2002,  Mr.
Francesco served as an investment  advisor to the venture capital firms of E-Goo and HFS VC. From April 1999 through  November 2000 he served as Chief  Executive
Officer of Netrix  Corporation  (NASD:  NXWX),  where he  refocused  the company toward providing end-to-end packetized voice/data  telecommunications solutions, as well as  facilitated  the strategic  merger with  OpenRoute  Corporation  and acquisition of  Aetherworks  Inc. The resulting  company,  re-named Nx Networks, offered a  comprehensive  suite of secure  voice  communications  over  Internet
Protocol and partnered with industry  leaders,  such as Motorola,  Siemens,  and
Alcatel.  Mr. Francesco provided overall strategic direction and helped position
Nx Networks as an industry  leader in the  Internet-based  voice  communications market.  During his tenure,  the company's market  capitalization  rose from $18 million  to its peak of  $1.32  billion.  Prior  to  joining  Nx  Networks,  Mr.
Francesco launched SmartServ Online, Inc. (NASD:SSOL),  serving as its President and Chief  Operating  Officer from January 1993 to February  1997,  where he was

                                      -28-

responsible  for  business  and product  development,  as well as its  marketing strategy of the firm's  products and services.  After launching  SmartServ,  Mr.
Francesco  founded  and was  President  of  Darien  Development  Corporation,  a
technology  consulting firm specializing in the financial sector,  from February
1997 to April  1999.  While at Darien  Development,  his  clients  included  GTE
Advanced Network Services,  KeyTrade, e-Tel, AT&T, GTE, Citibank, Chemical Bank,
Chase  Manhattan Bank, J.J. Kenny,  ADP,  Telerate,  and the Chicago  Mercantile
Exchange.  From  January  1998 to August  2001,  Mr.  Francesco  has served as a consultant  to a number of firms,  including  DSLI,  a  privately  held  company offering  nationwide  DSL  services,  and Sideware  Systems,  a publicly  traded
Electronic Customer Relationship  Management (eCRM) firm. From 1989 to 1991, Mr.
Francesco held the position of Senior Vice  President of Strategic  Planning and
Operations  for a division of  Cantor-Fitzgerald  Securities.  This unit offered processing  services  to major  brokerage  and lending  institutions,  including clearance and settlement for mortgage-backed securities and derivative products.
In February 1986, Mr. Francesco launched Market Technology Group, a computer and technology  services firm providing  financial systems and market data retrieval technologies  to the  financial  services  industry and worked there until March
1989. Mr. Francesco began his career with IBM as a systems engineer.  He is also a veteran of the United  States Navy,  maintaining  ship board  Terrier  missile systems.  Mr.  Francesco  served as a member of Net2000's  (NASD:NTKK)  Board of
Directors  from  May 2000 to  September  2001.  He was  also a  member  of their compensation  and  nomination  committees.  In addition,  he was Chairman of the
Advisory  Board of  iBrite,  a  privately  held firm  specializing  in  enabling technology for handheld devices, as well as a member of its Board of Directors.

Humbert B. Powell, III, Co-Chief Executive Officer
Mr. Powell had been Essential Reality,  LLC's acting Chief Executive Officer and has worked for us in the same capacity  since the  consummation  of the business combination  with Essential  Reality,  LLC. As of July 1, 2002, he now serves as our Co-Chief Executive Officer.  Mr. Powell also has been a Managing Director at
Sanders Morris  Harris,  a regional  investment-banking  firm  headquartered  in
Houston, Texas, with a branch in New York City, where he resides, since November
1996. Mr. Powell served as Chairman of Marleau,  Lemire USA and Vice Chairman of
Marleau, Lemire Securities,  Inc. between 1994 and 1996. Prior to his employment with Marleau,  Lemire he served as a Senior  Managing  Director in the Corporate
Finance   Department   of  Bear  Stearns  &  Co.,   from  1984  to  1994,   with
responsibilities  for  the  Investment  Banking  effort  both  domestically  and internationally. Prior to his employment with Bear Stearns, Mr. Powell served as a Senior Vice President and Director of E.F. Hutton & Co., where he was employed in  various  capacities  for 18 years.  He is also a Director  of Lawman  Armour
Corp.,  Bikers  Dream Inc.,  World Water  Corp.,  and a trustee of  Salem-Teikyo
University.

Reuben Levine, President and Chief Operating Officer
Mr. Levine had been with  Essential  Reality,  LLC since  November 2001, and has served as our  President  and Chief  Operating  Officer  since  January 1, 2002, responsible for our day-to-day  operations.  Prior to joining Essential Reality,
LLC, Mr. Levine was Executive Vice President of  ClosingGuard.com  Incorporated,
an application  service  provider for advanced  residential  real estate closing technology,  from March 2000 to December 2001. Prior to that, he spent six years at Chase Manhattan Bank, leading some of the company's mission critical business
and  technology  transformation   initiatives  in  their  retail  and  wholesale
operations. Most recently, he served as the Director of Business Development for the bank's Internet Division,  Chase.com. While at Chase.com, Mr. Levine managed ongoing business development  activities relating to numerous lines of business, which  included  initiating,  screening and  coordinating  all aspects of over a dozen transactions.  Additionally,  Mr. Levine managed teams of over 30 internal staff  members and  external  consultants  for  numerous  high-priority  process reengineering  initiatives.  Throughout  Chase's (and formerly  Chemical Bank's)
mergers, Mr. Levine managed  organization-wide  milestones throughout the bank's retail division that contained  high-risk  implications in the event of failure.
He began his  career in  investment  banking,  with four  years in  Fortune  500 structured  finance and trade  finance  while at Bankers  Trust Company and Bank
Leumi Trust Company of New York. Prior to joining Essential  Reality,  he served as an  advisor  to  over a  dozen  technology  start-ups  in a  broad  range  of industries.  Mr.  Levine  holds  professional  certifications  in the  areas  of

                                      -29-

strategic design and operational modeling/simulation,  developed and facilitated by MIT and Stanford  University  graduate level programs.  Mr. Levine earned his
Bachelor of Arts degree in  Economics  in 1989 from  Yeshiva  University  in New
York.

Stanley Friedman, Vice President, Manufacturing
Mr.  Friedman  had  been  Essential  Reality,  LLC's,  and now is our,  our Vice
President of  Manufacturing  since February 2000 and manages  manufacturing  and production control for us. Previously, Mr. Friedman served as Head of Purchasing and Production at Gund, Inc. from July 1998 to September 1999 and Eden, LLC from
February 1991 to May 1998,  where he managed  overseas  vendors while  directing daily purchasing, production, inventory control, quality assurance and logistics operations.  He was also  involved in such  company's  product  forecasting  and source selection, negotiation of purchase orders as well as recruiting, training and supervising managerial staff. Prior to those positions,  Mr. Friedman was at
Megastar Inc. as its Production Controller from August 1970 to December 1990. He graduated  with a  Bachelor  of  Science  degree  in  Accounting  from  Duquesne
University  in  Pennsylvania  and has completed  graduate  courses in Industrial
Management and Cost  Estimating.  Mr. Friedman holds advanced  licenses from the
FAA and FCC, as well as USAF training in electronics.

Richard Rubin, Vice President, Product Development
Mr. Rubin has twenty years of experience in engineering management positions. He had been  Essential  Reality,  LLC's,  and now is our, Vice President of Product
Development  since April 2001. Prior to joining Essential  Reality,  LLC, he was
Vice President of Product  Development  for Akrion,  a  semiconductor  equipment
manufacturer   since   November  1999  and  Vice   President  of  Engineering  &
Manufacturing for ActiMed Laboratories,  a producer of medical devices from June
1998 to June 1999.  Before that he was the Senior  Engineering  Program Manager/
Operations Manager for Materials Research Corporation/Veeco  Industries, Inc., a
manufacturer of  state-of-the-art  sputtering  cluster systems for the thin film industry, from November 1995 to February 1998. Mr. Rubin also served as Director of  Engineering  for  Eden  Toys,  a  global  manufacturer  and  distributor  of interactive  toys, from August 1992 to November 1995 and as engineering  manager for Machine Technology,  Inc., a developer of wafer processing  equipment,  from
June 1980 to February  1992. He has a Bachelor of Industrial  Design degree from
Rhode  Island  School of  Design  and has done  advanced  study in design in the
United Kingdom at the City of London Polytechnic.

Aaron Gavios, Vice President, Sales and Distribution
Mr. Gavios had been Essential Reality,  LLC's, and now is our, Vice President of
Sales and  Distribution  since November 2001. Mr. Gavios has nearly twenty years of experience  managing marketing and sales for large companies.  Most recently, he was Vice President of Business  Development at K2 Digital, a leading Internet business  strategy firm, from September 2000 to November 2001. In that position,
Mr. Gavios headed up K2's marketing and business development efforts,  including the areas of public relations and strategic alliances.  Prior to joining K2, Mr.
Gavios  served  as Vice  President  of  Global  Sales  for  MondoSoft,  a Danish
developer and marketer of Web site search engine technology (ASP solution), from
March 1999 to September  2000.  Prior to MondoSoft,  he was the  Executive  Vice
President of DSTV Holdings from September 1996 to March 1999, where he developed and executed a successful  marketing  strategy for the sale of digital satellite television in a joint marketing effort with electric utility companies. Prior to
DSTV,  Mr.  Gavios was National  Sales  Manager at Rolodex from February 1994 to
September  1996,  where he oversaw the sales growth of the Electronic  Organizer
Division.  Prior to Rolodex,  Mr.  Gavios was the Regional  Sales Manager of the
Eastern  Region at Casio from  February 1993 to February  1994,  where he helped successfully  introduce  several  products  including  "My Magic  Diary" and the
"Z-7000  PDA." Prior to working at Casio,  Mr.  Gavios  worked at Nintendo as an
Area Sales Manager for the Eastern  Region from July 1988 to February  1993, and helped manage some of the firm's largest  accounts,  including Toys R Us, Kmart, and KB Toys.  While at Nintendo,  he played an important role in rolling out the
"World of Nintendo"  store within a store concept.  Mr. Gavios received his B.A.
in Sociology from Brandeis University and his M.B.A. in  Marketing/International
Business  from  New  York  University   (Stern)   Graduate  School  of  Business
Administration.

                                      -30-

David Devor, Vice President, Marketing
Mr. Devor had been with  Essential  Reality,  LLC since November 1999, and he is now our Vice President of Marketing  since November 2001 and is responsible  for marketing and branding of our products. Prior to joining Essential Reality, LLC,
Mr. Devor managed private equity  investments from February 1991 to October 1999 through his principal  position with Devor Capital  Investments LLC, which is an investment  firm  specializing  in high-tech  companies  with a primary focus on interactive entertainment, electronic gaming and internet-related opportunities.
Prior to that,  from October 1983 to January 1991, Mr. Devor founded and managed a large chain of home entertainment furnishings centers. Mr. Devor also has over
eight  years'  experience   managing  private  equity  investments  through  his
principal  position with Devor Capital  Investments  LLC, which  investment firm
specializes  in  high-tech   companies  with  a  primary  focus  on  interactive
entertainment, electronic gaming and internet-related opportunities. On February
27, 1996, Mr. Devor pleaded  guilty to the crime of offering a false  instrument for filing. He received a three-year  conditional  discharge,  paid $10,000, and was obligated to perform 40 hours of community service.

Ian Benoliel, Acting Vice President, Finance
Mr.  Benoliel had been Essential  Reality,  LLC's,  and now is our,  Acting Vice
President of Finance  since  February  2000.  Mr.  Benoliel has over 15 years of business,  finance and accounting experience.  Mr. Benoliel has been a Principal of NumberCruncher.com,  Inc., a company that develops business decision software for small businesses and provides  outsourced CFO services to small and mid-size companies,  since  November 1999. In this  capacity,  Mr.  Benoliel has provided financial  consulting  services  to us  since  February  2000.  From May 1999 to
February 2000, Mr. Benoliel  served as the CFO of Cortex Telecom  International,
Inc., a VOIP technology  company.  From May 1996 to April 1999, Mr. Benoliel was the  CFO  and  Treasurer  of  BrandEra,  Inc.  (NASDAQ-BRND),  formerly  Warp 10
Technologies,  Inc.  BrandEra's  web  site  serves  as the  business-to-business
destination  for  the  marketing   communications  industry.  Mr.  Benoliel  was
responsible  for all of BrandEra's SEC filings,  accounting and taxation as well as  administration  and investor  relations.  During a one-year  period while at
BrandEra he also acted as the company's COO. From October 1990 to April 1996 Mr.
Benoliel was a partner at Benoliel, Kay - Chartered Accountants. Mr. Benoliel is
a Certified Public Accountant and a Chartered Accountant and NumberCruncher.com,
Inc. is a member of the Intuit Developer Network.

Martin Currie, Vice President, Business Development
Mr. Currie had been Essential Reality,  LLC's, and now is our, Vice President of
Business  Development  since  June  2001.  Mr.  Currie is a  seasoned  marketing executive who has been immersed in the video game industry for over seven years.
In his last position,  Mr. Currie was Director of Marketing for Infogames,  Inc.
(formally GT Interactive)  from January 1998 to February 2001,  where he oversaw the  launch of titles  such as Driver 2, Duke  Nukem Time To Kill and Duke Nukem
Zero Hour.  Driver 2 won the  prestigious  award of "Favorite  Video Game of the
Year" at the annual  Blockbuster  Awards and Duke Nukem Time to Kill was awarded the title of "Best Shooter of the Year" by Sony PlayStation.  Prior to this, Mr.
Currie was  Marketing  Director for RDA  International,  advertising  agency for
Acclaim  Entertainment  and GT Interactive,  from February 1995 to January 1998, where he took a lead role in the development of major  marketing  campaigns such as Unreal,  Total  Annihilation,  Turok  Dinosaur  Hunter and the Acclaim Sports
franchise.  Mr. Currie has also helped such companies as Mad Katz, Titus, Kesmai and Microsoft Games with their marketing efforts. Before entering the video game industry,  Mr.  Currie  honed his  marketing  skills at a number of  prestigious advertising  and design  agencies in New York City,  including  the Arnell Group where he worked on the Donna  Karan and DKNY  accounts,  and  Frankfurt  Balkind
Partners, where he worked on many high-profile projects.

            There are no family  relationships among our directors and executive officers.

                                      -31-

Board of Directors

            Set forth below for each of the members of our Board of Directors is his name, age, the term during which he has served as one of our directors,  his
principal   occupations   during  the  past  five   years  and  any   additional
directorships he has held in publicly-held companies.

For Humbert B. Powell,  III's  information,  please see "Executive  Officers and
Other Significant Employees".

Marc A. Fries, age 34
Mr. Fries has been the President of The Raynor Group,  an  established  national sales and marketing firm in the office furniture industry,  since February 1998.
Mr.  Fries  is  responsible  for the  development  and  implementation  of sales strategies for each of the distribution channels Raynor services. These channels include big box retail,  mail order,  internet  sales,  national  buying groups, regional distributors and independent dealers. Mr. Fries has headed the licensed product  division at Raynor since its  inception two years ago.  Currently  this division is launching its  Technomesh(TM)  seating and accessories  product line under  license  agreements  with National  Football  League  Properties  and the
National Hockey League.  Raynor is in the process of signing agreements with the
National Basketball Association and the NCAA Collegiate Licensing Committee.  Mr
Fries has been responsible for all product development  including design, global sourcing and manufacturing. He has been instrumental in developing the marketing plan and coordinating sales and distribution with key retail partners across the country.  Prior to being  appointed  President  of  Raynor,  Mr.  Fries  was the
National Sales Manager  responsible for Raynor's  outside sales force. Mr. Fries began his career in sales with Raynor in October  1990.  Mr. Fries  received his
Bachelor of Arts in Economics from Yeshiva University in New York.

Brian D. Jedwab, Esq., age 31
Mr. Jedwab has served as General  Counsel to The Hymax Group,  a private  equity investment  company with  investments in numerous public and private  companies, primarily  Internet and technology  related,  for more than five years.  In such capacity,  he has been responsible for the direction and management of all legal and administrative  affairs for The Hymax Group. Mr. Jedwab has practiced law in the areas of commercial  litigation  and real estate,  is a member of the Bar of the  States of New York and New Jersey and is a member of the New York State Bar
Association.  Mr.  Jedwab  received  his B.A.  in History  cum laude from Queens
College and received a J.D. from the Benjamin N. Cardozo School of Law.

John Gentile, age 45
Mr.  Gentile  has served as  President  of Abrams  Gentile  Group  (ACG),  a New
York-based  entertainment  technology  and marketing firm since its inception in
1986. He also is a principal and Board member of T-INK Technologies, Inc.(TM), a company  founded in December 2000 that develops and markets high tech conductive inks for both  interactive  consumer and industrial  applications.  Mr. Gentile, along with his brother Anthony, holds many patents and trademarks for technology and toy  applications  as well as technical and process  technologies  they have created for joint ventures with Hasbro,  Kenner, and Mattel,  which collectively generated over a billion dollars of retail sales. Prior to AGG, he was a founder and  Chief  Executive  Officer  of The  Instar  Group  from  1973  to  1986,  an entertainment  design firm where he created many  successful  campaigns and film design for Paramount Pictures, Universal Studios and Columbia Pictures.

Anthony Gentile, age 45
Mr.  Gentile has served as  Vice-President  of Abrams Gentile Group (ACG), a New
York-based  entertainment  technology  and marketing firm since its inception in
1986. He also is a principal and Board member of T-INK Technologies, Inc.(TM), a company  founded in December 2000 that develops and markets high tech conductive inks for both  interactive  consumer and industrial  applications.  Mr. Gentile, along with his brother John,  holds many patents and  trademarks  for technology and toy  applications  as well as technical and process  technologies  they have created for joint ventures with Hasbro,  Kenner, and Mattel,  which collectively have  generated over a billion  dollars of retail sales.  Prior to AGG, he was a

                                      -32-

founder  and   Vice-President  of  The  Instar  Group  from  1973  to  1986,  an entertainment  design firm where he created many  successful  campaigns and film design for Paramount Pictures, Universal Studios and Columbia Pictures.

Committees

            In June 2002, the Board of Directors  established an audit committee and a compensation committee. The Board has assigned certain responsibilities to the committees and the committees  approve actions and make  recommendations  to the Board.  The audit  committee  works  with the chief  financial  officer  and outside  auditors,  in connection with various auditing and accounting  matters, including the  recommendation of auditors,  the scope and accuracy of the annual audits, fees to be paid to the auditors,  the independence of the auditors,  and our  internal  controls  and  accounting  practices.  The  members  of the audit committee  currently are Marc Fries (Chairman),  Humbert B. Powell, III and John
Gentile. The compensation  committee reviews the budget and recommends,  reviews and oversees the  salaries,  benefits and stock option plans for our  employees, consultants,  directors and other individuals  compensated by us. The members of the  compensation  committee  currently are Humbert B. Powell,  III  (Chairman),
Brian D. Jedwab and Anthony Gentile.

            The  Board  of  Directors  may  from  time to time  establish  other committees to facilitate our management.

Director Compensation

            As  compensation  for  their  services  as  members  of the Board of
Directors,  each of the Board members  receives  annual  compensation of $10,000 plus options to purchase  10,000 shares of our common stock at an exercise price equal to the  closing  price of the common  stock on the date of the grant.  The options vest over a one-year period in equal quarterly  amounts,  so long as the
director  completes  service  for  such  quarter.   Non-employee  directors  are
reimbursed for reasonable  expenses in connection with serving as a director and member of a committee.

Advisory Board

            In January 2001,  Essential  Reality,  LLC  established  an advisory board for the purpose of providing it with strategic advice.  The members of the advisory board meet  periodically  with and advise our employees,  customers and third-party consultants. Set forth below for each member is his or her name, age and principal occupations during the past five years

Paul Eibeler, age 45
Mr.  Eibeler is the  President of Take-Two  Interactive,  an  integrated  global developer,  marketer,  distributor,  and publisher of interactive  entertainment software  games and  accessories  for the Sony  PlayStation2,  Nintendo  64, and
Microsoft  Xbox.  He has  been  with  Take-Two  interactive,  since  July  2000.
Previously,  Mr. Eibeler held various consulting  positions for Microsoft's Xbox launch team, W-Trade Inc. and Essential  Reality,  LLC from January 1999 to June
2000.  Mr.  Eibeler  also  served  as  Acclaim  Entertainment's  executive  vice president and General Manager from June 1996 to January 1999.

Joshua I. Smith, age 61
Mr. Smith is an internationally  distinguished  entrepreneur and lecturer. Since
1998, Mr. Smith has been Chairman and Managing Partner of The Coaching Group. In that capacity he is the "coach," senior advisor/consultant,  to the CEO's of the portfolio companies and assumes active roles with these companies which includes serving as Chairman or Vice  Chairman of the Board,  Board  member,  or Advisory
Board  member.  Previously  he was  Founder,  Chairman  and  CEO  of the  MAXIMA
Corporation,  a 20 year-old firm that  achieved a national  reputation as one of

                                      -33-

the top African  American  owned firms in the United  States.  In addition,  Mr.
Smith  presently  serves  on the  Boards  of  Directors  for  Caterpillar,  Inc.
(CAT-NYSE), FedEx Corp (FDX-NYSE) and Allstate Corporation (ALL-NYSE).

Glenn Wong, age 45
Mr.  Wong has been the  principal  of  Catalyst  Solutions  Ltd.,  a  consulting company,  since February 2001. Mr. Wong currently provides strategic  consulting services to Mike's Hard Lemonade(TM), the number one hard lemonade in the US and
Canada.  Previously,  Mr.  Wong  served  as  President  &  General  Manager  for
Electronic  Arts  (Canada),  Inc., the world's  largest video game studio,  from
January 1998 to January 2001. In this  capacity,  he oversaw  development of the full line of  interactive  computer  and video game  entertainment  software for
Electronic  Arts  studios in  Burnaby,  BC and  Bellevue,  WA.  Prior to joining
Electronic  Arts, he was President of Rogers Cable TV for British  Columbia from
November 1995 to January 1998,  where he concentrated his efforts on the quickly changing environment of the cable and telecommunications  industry. From 1993 to
1995, Mr. Wong served as President and Chief Executive Officer of B.C. Hothouse,
Ltd.,  a Canadian  produce  company.  Mr. Wong also served as Vice  President of
Marketing  at Nabob Foods from January  1984 to January  1993,  where he oversaw several  successful  campaigns and received his first AMA "Marketer of the Year"
Award and "Top  Marketer"  from  Strategy  Magazine.  He began his  professional career in 1980 as a Brand Manager at Procter and Gamble Inc. Mr. Wong has served on a number of boards  including the  Insurance  Corporation  of B.C.,  Canadian
Cable Labs, Mohawk Oil Ltd., and the Dragon Boat Festival Society.

David H. Starr, age 51
Mr.  Starr is  currently  the Managing  Director of NRW  Holdings,  a voice over implementations  company.  Prior to NRW, Mr.  Starr served as Chief  Information
Officer for 3COM  Corporation  for two years,  where he was responsible for over
800  information  technology  professionals  in 43 countries and was involved in managing the Palm and U.S. Robotics spin-offs.  From May 1993 to August 1999, he
served  as  Chief  Information   Officer  at  Knight  Ridder,   Reader's  Digest
Association and the ITT Corporation,  and also has held senior officer titles at
Mastercard  International,  Citicorp and Price  Waterhouse.  His published works have  appeared  in CIO  Magazine  and he has been a guest  lecturer  at  various universities  and  professional  networks,  including  MIT. Mr. Starr has and/or currently  sits on the Boards of  Directors  of Best Buy  Corporation,  BoysHope
GirlsHope, ePurpose,  GenerationPix,  AdvisorTeam and NRW Corporation. Mr. Starr
holds an MBA from  Harvard  University  and  received  his  Bachelor  of Arts in
Physics in 1972 from Florida State University.

            In addition, John R. Costantino,  who has not yet signed an advisory agreement with us, has been providing advice to us and is expected to execute an advisory  agreement in the near future.  Mr.  Costantino has been a principal in
Walden  Partners  Ltd.,  a merchant  bank,  since 1992,  and a founder of Walden
Capital  Partners  since 1996.  From 1987 through  1992,  Mr.  Costantino  was a partner in  Costantino,  Melamede & Greenberg,  an investment  partnership  that acquired and managed a number of companies in  manufacturing,  distribution  and service  industries.  From 1985 through 1987,  he served as the chief  operating officer of Conair  Corporation  where he was involved in the company's  leverage buyout.  Prior to  joining  Conair,  he was a  Managing  Director  of the buyout division of Integrated Resources, Inc., a large financial services company where he was  responsible  for acquiring a number of companies  including  Wells Fargo
Mortgage  Company,  the Linde Welding Division of Union Carbide and Brown-Jordan
Company.  Mr.  Costantino  currently  serves as  director  to several  companies including Clayton Acquisition  Corporation,  Bemiss-Jason Corp., Vox Radio Group
L.P.,  Plymouth  Acquisition  Corp.,  and Ameriscape  Inc. He also serves on the board of the  General  Electric  Mutual  Funds and has served on the boards of a number of public  companies  including  Conair Corp.,  Brooklyn  Bank Corp.  and
Lancit Media  Entertainment  LTD. He was formerly a member of the Advisory Board of Republic National Bank.

            As compensation  for serving on the advisory board, the members have received  options to purchase an aggregate of 210,000 shares of our common stock at  exercise  prices  ranging  from $0.75 to $1.60.  All of these  options  vest

                                      -34-

equally on the first,  second and third  anniversaries  of the date of grant, so long as the advisory board member completes service for such period.

                             EXECUTIVE COMPENSATION

            Following our business  combination with Essential  Reality,  LLC on
June 20,  2002,  the  executive  officers of Essential  Reality,  LLC became our executive  officers.  See  "Management"  above.  During  our  fiscal  year ended
December 31, 2001, we had two chief executive  officers.  Frank Drechsler became our President on June 26, 2001. Prior to Mr.  Drechsler's  election,  Ryan Neely was our President since March 2000. None of Mr.  Drechsler,  Mr. Neely,  nor any
other executive officer of ours was awarded, earned or paid any compensation for services they rendered to us.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Business Combination With Essential Reality, LLC

            On June  20,  2002,  we  consummated  a  business  combination  with
Essential Reality,  LLC, a Delaware limited liability  company.  Pursuant to the terms  of  the  transaction,  all of  the  members  of  Essential  Reality,  LLC contributed  their  membership  interests  to us in exchange for an aggregate of
16,874,784  shares of our common stock.  LCG Capital Group,  LLC, Martin Abrams,
John Gentile and Anthony Gentile, all of whom were members of Essential Reality,
LLC,  are now  significant  shareholders  of ours.  See  "Security  Ownership of
Certain  Beneficial Owners and Management".  Following the Transaction,  ER LLC,
then our wholly-owned subsidiary, was merged with and into us.

BusinessDevelopment.com, LLC

            BusinessDevelopment.com,  LLC  (BD) is an  entity  controlled  by an affiliate of LCG Capital Group, LLC, which is a significant  shareholder of ours and a founding  member of Essential  Reality,  LLC. BD entered into an agreement with Essential Reality,  LLC on December 13, 2000, pursuant to which BD provided general consulting services to Essential Reality,  LLC, and now to us, in return for a monthly cash retainer. Such services consist of forming revenue-generating opportunities,  including without limitation distribution agreements,  licensing agreements, joint ventures, strategic alliances and partnerships.  The amount of the retainer originally was $6,000 per month, is currently $15,000 per month and it can  increase  from time to time up to a maximum of $20,000 per month,  based upon our mutual consent with BD,  depending on the level and geographic scope of the services.  To date,  Essential Reality, LLC and we have incurred $178,000 of consulting  fees from BD under the terms of such  agreement.  In addition to the monthly  retainer,  we also are obligated to pay to BD a potential revenue share of up to four percent (4.0%) on transactions  facilitated by BD. Either BD or we may cancel this agreement with thirty (30) days prior notice.

            Up until  November 30, 2001,  Essential  Reality,  LLC shared office space with BD. There was an  allocation of general  expenses in connection  with such office space,  whereby BD paid 70% and Essential  Reality,  LLC paid 30% of such expenses.  Certain items, such as office supplies and computer leases, were assumed by Essential Reality and taken to its new offices.

                                      -35-

Other Relationships and Related Transactions

            We are  allocated  the costs of a  computer  lease  assumed by HYMAX
Group,  Inc., an affiliate of LCG Capital Group, LLC, a significant  shareholder of ours.  We pay an allocated  amount of  approximately  $3,000 per month.  Such payments  are due  through  March  2003.  HYMAX  has also  made  certain  of its employees  available  to  provide  operational  support  services  to  Essential
Reality,  LLC and now us and is  reimbursed  for a  portion  of such  employees'
compensation,  based on the percentage of time worked for Essential Reality, LLC and us. Such reimbursement amount currently aggregates  approximately $4,500 per month. Such services are expected to cease in the near future.

            In addition,  Essential Reality, LLC received loans totaling $76,617 from LCG  Capital  Group,  LLC,  which is payable  on demand and  interest-free.
Advances totaling  approximately $23,000 from BD, HYMAX and a founding member of
Essential  Reality,  LLC are payable on demand and accrue  interest at a rate of
10% per annum.

            Abrams Gentile  Entertainment  Corporation (AGE), a company owned by certain founding members of Essential  Reality,  LLC, including Anthony and John
Gentile,  directors of ours,  have provided  various  services to us. To date we have incurred  approximately  $160,000 in fees from AGE and may incur additional expenses as services are performed.

            We owe an  aggregate  of  $267,000  in accrued  salaries  to certain affiliates  of Essential  Reality,  LLC for services  they rendered to Essential
Reality, LLC.

                                      -36-

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of our common stock as of the date of this prospectus,  by (i) each person known by us to be the  beneficial  owner of more than  five  percent  of the  outstanding shares of our common stock,  (ii) each director,  and (iii) all of our directors and executive officers as a group. Unless otherwise  indicated,  we believe that each shareholder has sole voting power and sole  dispositive  power with respect to the shares beneficially owned by him.

                                                 Number of Shares      Percentage of Outstanding
Name and Address of Beneficial Owner             Beneficially Owned    Shares Beneficially Owned (1)
------------------------------------             ------------------    -----------------------------

LCG Capital Group, LLC                             9,600,000 (2)                53.5%
   Hamilton Resources Group, LLC
   Winchester Capital Group, LLC
   Michael Alpert
c/o 335 Central Avenue, 2nd Floor
Lawrence, NY 11559

Martin Abrams                                      2,400,480                    13.4%
c/o Abrams Gentile Entertainment, Inc.
244 West 54th Street, 9th Floor
New York, NY 10017

Michael B. Schwab                                  2,113,478 (3)                11.8%
c/o 1219 Lombard Street
San Francisco, CA 94109

Big Sky Partners                                   2,027,078 (4)                11.3%
c/o 1219 Lombard Street
San Francisco, CA 94109

Anthony Gentile                                    1,121,760 (5)                 6.2%
c/o Abrams Gentile Entertainment, Inc.
244 West 54th Street, 9th Floor
New York, NY 10017

John Gentile                                       1,121,760 (5)                 6.2%
c/o Abrams Gentile Entertainment, Inc.
244 West 54th Street, 9th Floor
New York, NY 10017

Jayvee & Co., for AGF Canadian Growth Equity       1,113,800                     6.2%
c/o Jayvee & Co.
P.O. Box 9
Commerce Court West
Securities Level
Toronto, Ontario M5H 4A6

Humbert B. Powell, III                                 0 (5)                       0

                                      -37-

                                                 Number of Shares      Percentage of Outstanding
Name and Address of Beneficial Owner             Beneficially Owned    Shares Beneficially Owned (1)
------------------------------------             ------------------    -----------------------------

Marc A. Fries                                          0 (5)                       0

Brian D. Jedwab                                        0 (5)                       0

All executive officers and directors as a group    2,270,320 (6)                12.6%
(7 persons)
----------------

*           Less than 1%

(1)         Unless otherwise indicated, we believe that all persons named in the above table have sole voting and  investment  power with  respect to all shares of voting stock  beneficially  owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options,  warrants or  convertible  securities.  Each  beneficial owner's percentage ownership is determined by assuming that options, warrants  and  convertible  securities  held by such person (but not those  held by any  other  person)  and  which  are  exercisable  or convertible  within  60 days  have  been  exercised  and  converted.
            Assumes a base of 17,955,718 shares of common stock outstanding.

(2)         Includes 4,800,000 shares of common stock held by LCG Capital Group,
            LLC  and  an  additional  4,800,000  shares  of  common  stock  held collectively by Martin Abrams, John Gentile, Anthony Gentile and MSH
            Entertainment  Corporation,  who have agreed to vote their shares in the same manner as LCG Capital  Group votes its shares with  respect to certain  matters  (including  but not limited to the  election of directors). LCG Capital Group may be deemed to beneficially own such shares whose vote it controls but it disclaims  beneficial ownership of such  shares  except  to the  extent of its  pecuniary  interest.
            Hamilton  Resources  Group,  LLC  currently  owns a majority  of the equity in LCG Capital  Group and may be deemed to  beneficially  own the  shares  held by LCG.  Winchester  Capital  Group,  LLC,  as the managing member of LCG Capital Group,  may be deemed to beneficially own the shares held by LCG Capital  Group.  Michael  Alpert,  as the managing  member  of  Winchester  Capital  Group,  may be  deemed to beneficially  own the shares  held by LCG  Capital  Group.  Hamilton
            Resources  Group,  Winchester  Capital Group and Michael Alpert each disclaims  beneficial  ownership of the shares beneficially owned by
            LCG Capital  Group,  except to the extent of its pecuniary  interest therein.

(3)         Includes 86,400 shares of common stock held by Mr. Schwab, 1,920,000 shares  of common  stock  held  directly  by Big Sky  Partners,  and
            107,078  shares of common stock held  indirectly by Big Sky Partners through its ownership in LCG Capital Group. Mr. Schwab,  as managing partner of Big Sky Partners,  may be deemed to beneficially  own the shares  held  by  Big  Sky  Partners,  but he  disclaims  beneficial ownership  of such  shares,  except to the  extent of his  pecuniary interest therein.

(4)         Includes  1,920,000  shares of common stock held directly by Big Sky
            Partners,  and 107,078 shares of common stock held indirectly by Big
            Sky Partners  through its  ownership in LCG Capital  Group.  Big Sky
            Partners  disclaims  beneficial  ownership of the shares held by LCG
            Capital  Group,  except  to the  extent  of his  pecuniary  interest therein.

(5)         Does not  include  10,000  shares  of  common  stock  issuable  upon exercise of options that are not currently exercisable.

                                      -38-

(6)         Includes  26,800  shares of common stock  issuable  upon exercise of currently  exercisable  options held by Reuben Levine, our President and Chief  Operating  Officer.  Does not include  241,200  shares of common stock  issuable  upon  exercise of options held by Mr. Levine that are not currently exercisable.

                          DESCRIPTION OF CAPITAL STOCK

Authorized Stock

            Our authorized capital stock consists of 50,000,000 shares of common stock,  par value $.01 per share,  and 5,000,000  shares of preferred stock, par value $.01 per share. As of the date of this  prospectus,  there were 17,955,718 shares of common stock and no shares of preferred stock issued and  outstanding.
In addition,  as of the date of this prospectus,  the following shares of common stock have been reserved for issuance:

            o  3,500,000  shares  reserved  for  issuance  upon the  exercise of options under our stock option plan (of which 1,032,000 have been issued);
            o  263,158 shares  reserved for issuance upon  conversion of certain convertible  notes,  all of which  are being  registered  in this prospectus;
            o  855,000 shares reserved for issuance upon the exercise of certain bridge  warrants,  all of  which  are  being  registered  in this prospectus; and
            o  331,211 shares reserved for issuance upon the exercise of certain additional  warrants,  all of which are being  registered in this prospectus.

Common Stock

            Holders of shares of common stock are entitled to one vote per share on all matters that they are entitled to vote upon at meetings of  shareholders.
The holders of common  stock do not have  cumulative  voting  rights nor do they have any preemptive, subscription, redemption or conversion rights.

            The  holders  of shares of common  stock  are  entitled  to  receive dividends from our funds legally available  therefor when, as and if declared by our Board of Directors.  No dividends  have been paid to holders of common stock since our inception.

Convertible Notes

            We  have  issued  convertible  promissory  notes  in  the  aggregate principal  amount of  $500,000.  These  notes  mature on April 30, 2004 and earn interest at a rate of 8 1/2 % per year. For a six-month  period ending  December
20, 2002,  the  outstanding  principal  amount of these notes and accrued unpaid interest  thereon may, at the option of the holder,  be converted into shares of our common stock at a conversion  price of $1.90 per share  (subject to standard adjustments).  The  accounting  effect  of this  conversion  benefit  will be to capitalize deferred interest using the beneficial  conversion feature method and to amortize such amount over the terms of the notes.

Bridge Warrants

            We have issued  warrants to purchase up to an  aggregate  of 855,000 shares of our common stock, as partial consideration for loans made to us. These warrants  are  immediately  exercisable  and  expire on June 20,  2004.  Of such warrants,  15,000 are exercisable at a purchase price of $1.30 per share and the remaining  840,000 are  exercisable at a purchase price of $1.90 per share.  The value of the  bridge  warrants  will be  computed  using the  Black-Scholes  and relative fair value methods and will be capitalized and amortized over the terms of the loans.

                                      -39-

            In  addition,  we have the right to call these  warrants  if (i) the average  closing market price of a share of our common stock is trading at $1.50 or more  above  the  prevailing  exercise  price for a period of no less than 15 consecutive  trading days and (ii) the average  daily volume of our common stock traded during such period was at least 100,000 shares.

Additional Warrants

            We have issued  warrants to purchase up to an  aggregate  of 331,211 shares of our common stock, in connection with the  consummation of our business
combination  with  Essential  Reality,   LLC.  These  warrants  are  immediately
exercisable  and expire on June 20, 2005.  These  warrants are  exercisable at a purchase price of $1.30 per share. We may not call these warrants.

                                      -40-

                              SELLING SHAREHOLDERS

            The following table sets forth  information,  as of the date hereof, with  respect to shares of our common stock  beneficially  owned by each selling shareholder.  The  selling  shareholders  are not  obligated  to sell any of the shares  offered by this  prospectus.  The number of shares sold by each  selling shareholder  may depend on a number of factors,  such as the market price of our common stock.

            We are  registering  an aggregate of 8,214,239  shares of our common stock for resale by the selling  shareholders  in accordance  with  registration rights  previously  granted to them. We agreed to file a registration  statement under the Securities Act with the SEC, of which this  prospectus is a part, with respect to the resale of:

            o  an  aggregate of  6,764,870  shares that we issued in  connection with our business combination with Essential Reality LLC;
            o  an aggregate of 855,000 shares  underlying  certain warrants that we issued in connection with the business  combination to holders of certain bridge notes;
            o  an  aggregate of 331,211  shares  underlying  certain  additional
               warrants  that  we  issued  in   connection   with  the  business
               combination; and
            o  an  aggregate  of  263,158  shares   underlying  our  outstanding
               convertible promissory notes.

            The selling  shareholders may sell any or all of their shares listed below from time to time.  Accordingly,  we cannot  estimate  how many shares the selling  shareholders  will own upon  consummation of any such sales.  Also, the selling shareholders may have sold,  transferred or otherwise disposed of all or a portion of their  shares  since the date on which the shares were  issued,  in transactions exempt from the registration requirements of the Securities Act.

                                                                Number of                    Number of        Percentage of
                                                                 Shares         Number of     Shares           Outstanding
                                                              Beneficially       Shares     Beneficially         Common
                                                              Owned Prior        Being      Owned After         Stock After
Name                                                         to Offering(1)     Offered   Offering(1)(2)        Offering(1)
-----                                                        --------------     -------   --------------        -----------
LCG Capital Group, LLC
   Hamilton Resources Group, LLC                               9,600,000 (3)   1,200,000     8,400,000             46.8%
   Winchester Capital Group, LLC
   Michael Alpert

Martin Abrams                                                  2,400,480         600,120     1,800,360             10.0%

Michael B. Schwab                                              2,113,478 (4)      51,840     2,061,538             11.5%

Big Sky Partners                                               2,027,078 (5)   1,152,000       875,078              4.9%

Anthony Gentile                                                1,121,760 (6)     280,440       841,320              4.7%

John Gentile                                                   1,121,760 (6)     280,440       841,320              4.7%

Jayvee & Co., for AGF Canadian Growth
Equity                                                         1,113,800         668,280       445,520              2.5%

                                      -41-

                                                                Number of                    Number of        Percentage of
                                                                 Shares         Number of     Shares           Outstanding
                                                              Beneficially       Shares     Beneficially         Common
                                                              Owned Prior        Being      Owned After         Stock After
Name                                                         to Offering(1)     Offered   Offering(1)(2)        Offering(1)
-----                                                        --------------     -------   --------------        -----------

Steven R. Berkson                                                540,000 (7)     348,000       192,000              1.1%

Northumberland Holdings Ltd.                                     484,421 (8)     446,021        38,400               *

1025 Associates, Inc.                                            271,526 (9)     233,126        38,400               *

Hirsch Wolf                                                      255,000 (10)    159,000        96,000               *

CitiCapital Group, LLC                                           244,800         146,880        97,920               *

Casurina Performance Fund                                        240,000         144,000        96,000               *

Royal Trust Corp. of Canada in Trust for
Account #112438001                                               240,000         144,000        96,000               *

Jayvee & Co., for IG AGF Canadian
Diversified Growth Fund                                          219,500         131,700        87,800               *

Coniston Investment Corp.                                        193,440 (11)    193,440          0                  0

MSH Entertainment Corporation                                    156,000          39,000       117,000               *

Joshua Simms Trust                                               144,000          86,400        57,600               *

Legend Merchant Group, Inc.                                      137,771 (12)    137,771          0                  0

Royal Trust Corp. of Canada in Trust for
Account #99480072, London Life Growth
Equity                                                           126,200          75,720        50,480               *

62 West 39th LLC                                                 100,000          60,000        40,000               *

135 West 36th LLC                                                100,000          60,000        40,000               *

Jack Beyda                                                       100,000          60,000        40,000               *

BVH Holdings                                                      96,000          57,600        38,400               *

CGTF, LLC                                                         96,000          57,600        38,400               *

Joseph H. Feldman                                                 96,000          57,600        38,400               *

Tsenvi LLC                                                        96,000          57,600        38,400               *

                                      -42-

                                                                Number of                    Number of        Percentage of
                                                                 Shares         Number of     Shares           Outstanding
                                                              Beneficially       Shares     Beneficially         Common
                                                              Owned Prior        Being      Owned After         Stock After
Name                                                         to Offering(1)     Offered   Offering(1)(2)        Offering(1)
-----                                                        --------------     -------   --------------        -----------

Royal Trust Corp. of Canada in Trust for
Account #99480027, GWL Growth Equity                              91,900          55,140        36,760               *

Jayvee & Co., for Clarica Alpine Growth
Equity                                                            75,800          45,480        30,320               *

Daniel Mestre                                                     72,000          43,200        28,800               *

David Wohlberg                                                    72,000          43,200        28,800               *

SPH Investments, Inc.                                             65,158 (13)     55,558         9,600               *

Fenmore Consultants, Ltd.                                         62,158 (14)     52,558         9,600               *

Jim Smith                                                         60,000 (15)     60,000          0                  0

Wolver Limited                                                    58,158 (16)     58,158          0                  0

Phillip Vitug                                                     57,600          34,560        23,040               *

Michael Garnick                                                   50,000 (17)     50,000          0                  0

Erlinda D. Belen                                                  48,000          28,800        19,200               *

Arthur Fefferman                                                  48,000          28,800        19,200               *

Christe-Marie Fuhrman                                             48,000          28,800        19,200               *

Eric Lindros                                                      48,000          28,800        19,200               *

Meegan Lowth                                                      48,000          28,800        19,200               *

Howard Perl                                                       38,400          23,040        15,360               *

Tzvi Rosen                                                        38,400          23,040        15,360               *

Steven Spector                                                    38,400          23,040        15,360               *

Bel-Cal Properties                                                35,000 (18)     35,000          0                  0

Rivka Perlstein                                                   35,000 (18)     35,000          0                  0

                                      -43-

                                                                Number of                    Number of        Percentage of
                                                                 Shares         Number of     Shares           Outstanding
                                                              Beneficially       Shares     Beneficially         Common
                                                              Owned Prior        Being      Owned After         Stock After
Name                                                         to Offering(1)     Offered   Offering(1)(2)        Offering(1)
-----                                                        --------------     -------   --------------        -----------

Winton Capital Holdings, Ltd.                                     35,000 (18)     35,000          0                  0

Lori Matherson                                                    31,200          18,720        12,480               *

Abraham Pearson                                                   31,200          18,720        12,480               *

Myriam Braun                                                      30,000 (19)     30,000          0                  0

Glenn Michaelson                                                  30,000 (19)     30,000          0                  0

547653 Ontario Ltd.                                               24,000          14,400         9,600               *

1082824 Ontario Inc.                                              24,000          14,400         9,600               *

Christine & James Alousis                                         24,000          14,400         9,600               *

Yvonne Chiu                                                       24,000          14,400         9,600               *

Gordon Currie                                                     24,000          14,400         9,600               *

Patricia Currie                                                   24,000          14,400         9,600               *

Fred Dalley                                                       24,000          14,400         9,600               *

Diana DiTomaso                                                    24,000          14,400         9,600               *

Jack Forgash                                                      24,000          14,400         9,600               *

Gunn Trust dtd 4/20/98                                            24,000          14,400         9,600               *

Richard Hue                                                       24,000          14,400         9,600               *

Michael Kest                                                      24,000          14,400         9,600               *

George J. Nadel & Mary Anne Keefe-Nadel                           24,000          14,400         9,600               *

Angelo Nitsopoulos                                                24,000          14,400         9,600               *

Edward Penwarden                                                  24,000          14,400         9,600               *

Helen Schwab                                                      24,000          14,400         9,600               *

                                      -44-

                                                                Number of                    Number of        Percentage of
                                                                 Shares         Number of     Shares           Outstanding
                                                              Beneficially       Shares     Beneficially         Common
                                                              Owned Prior        Being      Owned After         Stock After
Name                                                         to Offering(1)     Offered   Offering(1)(2)        Offering(1)
-----                                                        --------------     -------   --------------        -----------

Abraham Sieger                                                    24,000          14,400         9,600               *

Mordechai Vogel                                                   24,000          14,400         9,600               *

Shimon Vogel                                                      24,000          14,400         9,600               *

FAC Enterprises, Inc.                                             15,737 (20)     15,737          0                  0

Motty Gurary                                                      15,000 (21)     15,000          0                  0

Edward Mercaldo                                                   15,000 (21)     15,000          0                  0

SPH Investments, Inc. Profit Sharing                              15,000 (21)     15,000          0                  0

Sanford J. Hillsberg                                              14,400           8,640         5,760               *

Richard N. Kipper                                                 14,400           8,640         5,760               *

Philip Shapiro                                                     9,984           5,990         3,994               *

Jordan Toder                                                       9,600           5,760         3,840               *

Capital Growth Trust                                               6,000 (22)      6,000           0                 0

Royal Trust Corp. of Canada in Trust for
Account #117288039, Industrial Alliance Cdn
Equity                                                             4,800           2,880         1,920               *
------------------
 *          less than 1%

(1)         Unless otherwise indicated, we believe that all persons named in the above table have sole voting and  investment  power with  respect to all shares of voting stock  beneficially  owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options,  warrants or  convertible  securities.  Each  beneficial owner's percentage ownership is determined by assuming that options, warrants  and  convertible  securities  held by such person (but not those  held by any  other  person)  and  which  are  exercisable  or convertible  within  60 days  have  been  exercised  and  converted.
            Assumes a base of 17,955,718 shares of common stock outstanding.

(2)         Beneficial ownership of shares held by the selling shareholder after this offering assumes that each selling  shareholder sold all of the shares it is offering in this prospectus but actually will depend on the number of securities sold.

                                      -45-

(3)         Includes 4,800,000 shares of common stock held by LCG Capital Group,
            LLC  and  an  additional  4,800,000  shares  of  common  stock  held collectively by Martin Abrams, John Gentile, Anthony Gentile and MSH
            Entertainment  Corporation,  who have agreed to vote their shares in the same manner as LCG Capital  Group votes its shares with  respect to certain  matters  (including  but not limited to the  election of directors). LCG Capital Group may be deemed to beneficially own such shares whose vote it controls but it disclaims  beneficial ownership of such  shares  except  to the  extent of its  pecuniary  interest.
            Hamilton  Resources  Group,  LLC  currently  owns a majority  of the equity in LCG Capital  Group and may be deemed to  beneficially  own the  shares  held by LCG.  Winchester  Capital  Group,  LLC,  as the managing member of LCG Capital Group,  may be deemed to beneficially own the shares held by LCG Capital  Group.  Michael  Alpert,  as the managing  member  of  Winchester  Capital  Group,  may be  deemed to beneficially  own the shares  held by LCG  Capital  Group.  Hamilton
            Resources  Group,  Winchester  Capital Group and Michael Alpert each disclaims  beneficial  ownership of the shares beneficially owned by
            LCG Capital  Group,  except to the extent of its pecuniary  interest therein.

(4)         Includes 86,400 shares of common stock held by Mr. Schwab, 1,920,000 shares  of common  stock  held  directly  by Big Sky  Partners,  and
            107,078  shares of common stock held  indirectly by Big Sky Partners through its ownership in LCG Capital Group. Mr. Schwab,  as managing partner of Big Sky Partners,  may be deemed to beneficially  own the shares  held  by  Big  Sky  Partners,  but he  disclaims  beneficial ownership  of such  shares,  except to the  extent of his  pecuniary interest therein.

(5)         Includes  1,920,000  shares of common stock held directly by Big Sky
            Partners,  and 107,078 shares of common stock held indirectly by Big
            Sky Partners  through its  ownership in LCG Capital  Group.  Big Sky
            Partners  disclaims  beneficial  ownership of the shares held by LCG
            Capital  Group,  except  to the  extent  of his  pecuniary  interest therein.

(6)         Does not  include  10,000  shares  of  common  stock  issuable  upon exercise of options that are not currently exercisable.

(7)         Includes  60,000  shares of common stock  issuable  upon exercise of warrants that are currently exercisable.

(8)         Includes  270,000  shares of common stock  issuable upon exercise of warrants that are currently exercisable and 118,421 shares of common stock issuable upon conversion of convertible promissory notes.

(9)         Includes  80,000  shares of common stock  issuable  upon exercise of warrants that are currently  exercisable and 95,526 shares of common stock issuable upon conversion of convertible promissory notes.

(10)        Includes  15,000  shares of common stock  issuable  upon exercise of warrants that are currently exercisable.

(11)        Includes  193,440  shares of common stock  issuable upon exercise of warrants that are currently exercisable.

(12)        Includes  137,771  shares of common stock  issuable upon exercise of warrants that are currently exercisable.

(13)        Includes  28,000  shares of common stock  issuable  upon exercise of warrants that are currently  exercisable and 13,158 shares of common stock issuable upon conversion of convertible promissory notes.

(14)        Includes  25,000  shares of common stock  issuable  upon exercise of warrants that are currently  exercisable and 13,158 shares of common stock issuable upon conversion of convertible promissory notes.

(15)        Includes  60,000  shares of common stock  issuable  upon exercise of warrants that are currently exercisable.

                                      -46-

(16)        Includes  45,000  shares of common stock  issuable  upon exercise of warrants that are currently  exercisable and 13,158 shares of common stock issuable upon conversion of convertible promissory notes.

(17)        Includes  50,000  shares of common stock  issuable  upon exercise of warrants that are currently exercisable.

(18)        Includes  35,000  shares of common stock  issuable  upon exercise of warrants that are currently exercisable.

(19)        Includes  30,000  shares of common stock  issuable  upon exercise of warrants that are currently exercisable.

(20)        Includes  6,000 shares of common  stock  issuable  upon  exercise of warrants that are currently  exercisable  and 9,737 shares of common stock issuable upon conversion of convertible promissory notes.

(21)        Includes  15,000  shares of common stock  issuable  upon exercise of warrants that are currently exercisable.

(22)        Includes  6,000 shares of common  stock  issuable  upon  exercise of warrants that are currently exercisable.

                              PLAN OF DISTRIBUTION

            This  prospectus  relates  to the  offer  and  sale  by the  selling shareholders  of an aggregate  of  6,764,870  shares of our common stock that we issued in connection with our business  combination with Essential Reality,  LLC plus an  additional  1,449,369  shares of our common  stock that are  underlying certain warrants and convertible  promissory notes issued in connection with the business combination.

            The selling  shareholders may sell the shares in transactions in the over-the-counter  market, in negotiated  transactions,  or a combination of such methods of sale. The selling  shareholders may sell the shares through public or private  transactions  at prevailing  market  prices,  at prices related to such prevailing  market  prices  or  at  privately  negotiated  prices.  The  selling shareholders may also sell shares pursuant to Rule 144 of the Securities Act, if applicable.

            The selling  shareholders may use underwriters or  broker-dealers to sell the shares.  Such underwriters and broker-dealers may receive  compensation in the form of discounts or commissions from the selling  shareholders,  or they may receive  commissions  from the  purchasers  of shares for whom they acted as agents, or both (which compensation as to a particular broker-dealer might be in excess of customary  commissions).  The selling shareholders and any underwriter or  broker-dealer  who  participates  in the  distribution  of the shares may be deemed to be  "underwriters"  within the meaning of the Securities  Act, and any commissions  received  by them  and  any  profit  on the  resale  of the  shares purchased  by them may be deemed to be  underwriting  discounts  or  commissions under the Securities Act.

            In  addition,   the   broker-dealers'   commissions,   discounts  or
concession may qualify as underwriters'  compensation  under the Securities Act.
We will disclose in a post-effective amendment to the registration statement any broker-dealers the selling shareholders  contract with in the selling effort who may appear to be acting as  underwriters  within the meaning of Section 2(11) of the Securities Act. If any such  broker-dealers  are acting as underwriters,  we will revise the disclosures in the registration  statement to include the amount of the shares of our common  stock being sold by the  broker-dealer  and, if the broker-dealer  is  entitled  to  sell  additional  shares,  the  broker-dealer's relationship  and  obligations  to us  and  the  selling  shareholders  and  any associated expenses which we or the selling shareholders may incur in connection with such sale of our common stock.  We will also file any agreement the selling shareholders or we may enter into with such  broker-dealer  as an exhibit to the registration statement.

                                      -47-

            Under applicable rules and regulations under the Securities Exchange
Act of 1934, as amended,  any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for a certain period of time, except under certain limited  circumstances.
Also,  without  limiting the foregoing,  each selling  shareholder and any other person  participating  in  such  distribution  will  be  subject  to  applicable provisions of the Exchange Act and rules and regulations  thereunder  (including
Regulation  M), which  provisions may limit the timing of purchases and sales of shares of our common stock by such selling shareholder.

            At the time a selling  shareholder makes an offer to sell shares, to the extent required by the Securities Act, a prospectus will be delivered.  If a supplemental  prospectus  is required,  one will be delivered  setting forth the number of shares  being  offered and the terms of the  offering,  including  the names of any  underwriters,  dealers or agents,  the purchase  price paid by any underwriter for the shares, and any discounts or commissions.

            In order to comply with the securities  laws of certain  states,  if applicable,  the  shares  will  be  sold  in  such  jurisdictions  only  through registered or licensed  brokers or dealers.  In addition,  in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable  state or an exemption  from the  registration  or  qualification requirement is available and complied with.

            We have agreed to pay  substantially all of the expenses incident to the registration,  offering and sale of the shares to the public,  excluding the commissions or discounts of underwriters, broker-dealers or agents.

                                  LEGAL MATTERS

            The  validity of the shares of common stock  offered  hereby will be passed upon for us by Olshan Grundman Frome  Rosenzweig & Wolosky LLP, New York,
New York.

                                     EXPERTS

            The financial  statements of JPAL,  Inc. as of December 31, 2001 and
2000 and for the period from March 31, 1999  (inception)  through  December  31,
1999, have been audited by Lesley,  Thomas,  Schwarz & Postma, Inc., independent auditors,  as stated in their report, which is attached hereto, and have been so included in reliance  upon the report of such firm given on their  authority  as experts in accounting and auditing.

            Essential  Reality,  LLC's  financial  statements as of December 31,
2001 and 2000 and for the  period  from June 1, 1999 (date of  commencement)  to
December 31, 2001, included in this prospectus,  have been audited by Deloitte &
Touche LLP, independent  auditors,  as stated in their report,  appearing herein
and  elsewhere  in  the  registration   statement  (which  report  expresses  an
unqualified  opinion  and  includes an  explanatory  paragraph  which  indicates substantial  doubt about the company's  ability to continue as a going concern), and have been so included  in  reliance  upon the report of such firm given upon their authority as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities  Act  may  be  permitted  to  our  directors,   officers  or  persons
controlling  us, we have been  advised  that it is the SEC's  opinion  that such indemnification  is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                      -48-

                       WHERE YOU CAN FIND MORE INFORMATION

            We have filed a registration statement on Form SB-2 with the SEC for our common stock offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement.  You should refer to the registration statement and its exhibits for additional information. Whenever we make  references in this  prospectus to any of our  contracts,  agreements or other  documents,  the  references are not  necessarily  complete and you should refer to the exhibits  attached to the registration  statement for the copies of the actual contract, agreement or other document.

            You should rely only on the information and representations provided in this prospectus or any related supplement. We have not authorized anyone else to provide you with different  information.  The selling  shareholders  will not make an  offer  to sell  these  shares  in any  state  where  the  offer  is not permitted.  You should not assume that the information in this prospectus or any supplement  is accurate as of any date other than the date on the front of those documents.

            The SEC  maintains  an Internet  site at  http://www.sec.gov,  which contains  reports,  proxy and  information  statements,  and  other  information regarding  us. You may also read and copy any  document  we file with the SEC at its Public  Reference  Room, 450 Fifth Street,  N.W.,  Washington,  D.C.  20549.
Please call the SEC at 1-800-SEC-0330  for further  information on the operation of the Public Reference Room.

                                      -49-

                          INDEX TO FINANCIAL STATEMENTS

ESSENTIAL REALITY, INC. (f/k/a JPAL, INC.)
------------------------------------------
                                                                              Page
                                                                              ----
AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2001 AND 2000 AND FOR THE PERIOD FROM MARCH 31, 1999
(INCEPTION)  THROUGH  DECEMBER  31, 1999

            Independent Auditors' Report                                      F-2
            Balance Sheets                                                    F-3
            Statements of Operations                                          F-4
            Statements of Stockholders' Equity                                F-5
            Statements of Cash Flows                                          F-6
            Notes to Financial Statements                                     F-7

UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE THREE MONTHS
ENDED MARCH 31, 2002 AND 2001

            Condensed Balance Sheet                                           F-14
            Condensed Statements of Operations                                F-15
            Condensed Statements of Cash Flows                                F-16
            Notes to Condensed Financial Statements                           F-18

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

            Balance Sheet as of December 31, 2001                             F-21
            Balance Sheet as of March 31, 2002                                F-23
            Statement of Operations for the year ended December 31, 2001      F-25
            Statement of Operations for the three months ended March 31, 2002 F-26
            Supplementary Schedule of Notes Payable                           F-27
            Notes to Unaudited Pro Forma Statements of Operations             F-28

ESSENTIAL REALITY, LLC
----------------------

AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2001 AND 2000 AND FOR THE CUMULATIVE  PERIOD FROM
JUNE 1, 1999 (DATE OF  COMMENCEMENT) TO DECEMBER 31, 2001, AND
UNAUDITED  FINANCIAL  STATEMENTS AS OF MARCH 31, 2002 AND 2001 AND
FOR THE CUMULATIVE  PERIOD FROM JUNE 1, 1999 (DATE OF  COMMENCEMENT)
TO MARCH 31, 2002

            Independent Auditors' Report                                      F-30
            Balance Sheets                                                    F-31
            Statements of Operations                                          F-32
            Statements of Members' Equity (Deficit)                           F-33
            Statements of Cash Flows                                          F-34
            Notes to Financial Statements                                     F-36

                                      F-1

                                                                  April 11, 2002

                          Independent Auditors' Report

To the Board of Directors and Stockholders of JPAL, Inc.:

We have audited the accompanying balance sheets of JPAL, Inc. (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, changes in  stockholders'  equity  (deficit),  and cash  flows for each of the two years ended December 31, 2001 and 2000 and the period from March 31, 1999  (inception)
through December 31, 1999. These financial  statements are the responsibility of the Company's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audits to obtain  reasonable  assurance  about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material  respects,  the financial position of JPAL, Inc. as of December 31,
2001 and 2000,  and the results of its operations and its cash flows for each of the two years  ended  December  31,  2001 and 2000 and the period from March 31,
1999  (inception)  through  December  31,  1999 in  conformity  with  accounting principles generally accepted in the United States of America.

                                 /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                 -----------------------------------------------
                                 Lesley, Thomas, Schwarz & Postma, Inc.
                                 A Professional Accountancy Corporation Newport
                                 Beach, California

                                      F-2

                                   JPAL, INC.
                                 BALANCE SHEETS

                                                                                       December 31,
                                                                                  2001             2000
                                                                               ------------   -----------
ASSETS
Current assets
      Cash and cash equivalents                                                $     1,770    $       413
      Prepaid expenses                                                                 121            609
                                                                               -----------    -----------
            Total current assets                                                     1,891          1,022

Property and equipment, net                                                          1,477          2,074

Accrued interest on note receivable                                                 19,615           --

Note receivable - Essential Reality, LLC                                         1,500,000           --
                                                                               -----------    -----------
                  Total assets                                                 $ 1,522,983    $     3,096
                                                                               ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
      Notes payable                                                            $   650,000    $      --
      Accounts payable                                                               4,865             97
      Accrued interest payable                                                      25,824           --
                                                                               -----------    -----------
                  Total current liabilities                                        680,689             97

Long-term liabilities
      Notes payable                                                                911,400           --
                                                                               -----------    -----------
                  Total liabilities                                              1,592,089           --
                                                                               -----------    -----------
Commitments and contingencies

Stockholders' equity (deficit)
      Preferred stock, $.001 par value
            5,000,000 shares authorized
            No shares issued or outstanding
      Common stock, $.001 par value;
            50,000,000 shares authorized,
            8,645,260 and  18,987,345 shares issued and outstanding at
            December 31, 2001 and 2000, respectively                                 1,729          3,797
      Additional paid-in capital                                                    56,272         34,700
      Accumulated deficit                                                         (127,107)       (35,498)
                                                                               -----------    -----------
                  Total stockholders' equity (deficit)                             (69,106)         2,999
                                                                               -----------    -----------
                        Total liabilities and stockholders' equity (deficit)   $ 1,522,983    $     3,096
                                                                               ===========    ===========

See the accompanying notes to these financial statements

                                      F-3

                                   JPAL, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                          March 31, 1999
                                                                                                           (Inception)
                                                                             Years Ended December 31,        Through
                                                                             ------------------------      December 31,
                                                                            2001              2000            1999
                                                                         ------------    ------------    --------------
REVENUES
   Rental commissions                                                    $      1,039    $      2,462    $      1,523
   Listing fees                                                                  --               660           5,270
                                                                         ------------    ------------    ------------
                                                                                1,039           3,122           6,793
                                                                         ------------    ------------    ------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE                                    85,842          21,599          22,835

OTHER (INCOME) EXPENSE
   Interest income                                                            (19,615)           --              --
   Interest expense                                                            25,824            --              --
   Depreciation                                                                   597             599             380
                                                                         ------------    ------------    ------------
                                                                               92,648          22,198          23,215
                                                                         ------------    ------------    ------------
LOSS BEFORE PROVISION FOR INCOME TAXES                                        (91,609)        (19,076)        (16,422)

PROVISION FOR INCOME TAXES                                                       --              --              --
                                                                         ------------    ------------    ------------
NET LOSS                                                                 $    (91,609)   $    (19,076)   $    (16,422)
                                                                         ============    ============    ============
BASIC LOSS PER SHARE                                                     $       (.01)   $       (.00)   $       (.00)
                                                                         ============    ============    ============
DILUTIVE LOSS PER SHARE                                                  $       (.01)   $       (.00)   $       (.00)
                                                                         ============    ============    ============
Basic and  dilutive  weighted  average  of  common  shares
   outstanding                                                             13,344,135      16,651,693       4,500,000
                                                                         ============    ============    ============
See the accompanying notes to these financial statements

                                      F-4

                                   JPAL, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            YEARS ENDED DECEMBER 31, 2001 AND 2000 AND FOR THE PERIOD
           FROM MARCH 31, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999

                                                                   Common Stock
                                                                   ------------              Additional     Accumulated
                                                                Shares        Amount     Paid-In Capital      Deficit        Total
                                                                ------        ------     ---------------      -------        -----

BALANCE, March 31, 1999 (inception)                                 --     $      --      $      --      $      --      $      --
ISSUANCE OF COMMON STOCK FOR SERVICES                          4,500,000           900           --             --              900
ADDITIONAL PAID-IN CAPITAL, (in exchange for goods and
      services and rent)                                            --            --           18,235           --           18,235
NET LOSS                                                            --            --             --          (16,422)       (16,422)
                                                             -----------   -----------    -----------    -----------    -----------
BALANCE, December 31, 1999                                     4,500,000           900         18,235        (16,422)         2,713

ISSUANCE OF COMMON STOCK FOR CASH                             10,500,000         2,100            920           --            3,020

ISSUANCE OF COMMON STOCK FOR SERVICES                          3,987,345           797           --             --              797

ADDITIONAL PAID-IN CAPITAL, (paid in cash)                          --            --            9,795           --            9,795
ADDITIONAL PAID-IN CAPITAL (in exchange for rent provided
      by a stockholder)                                             --            --            2,000           --            2,000
ADDITIONAL PAID-IN CAPITAL (in exchange for computer
      services provided by a stockholder)                           --            --            3,750           --            3,750

NET LOSS                                                            --            --             --          (19,076)       (19,076)
                                                             -----------   -----------    -----------    -----------    -----------
BALANCE, December 31, 2000                                    18,987,345         3,797         34,700        (35,498)         2,999
                                                             -----------   -----------    -----------    -----------    -----------
REDEMPTION OF COMMON STOCK                                   (10,342,085)       (2,068)         2,068           --             --
ADDITIONAL PAID IN CAPITAL, (in exchange for rent provided
      by a stockholder)                                             --            --            3,900           --            3,900
ADDITIONAL PAID IN CAPITAL, (in exchange for computer
      services provided by a stockholder)                           --            --            4,625           --            4,625
ADDITIONAL PAID IN CAPITAL, (in exchange for legal,
      accounting and other administrative services
      provided by a stockholder)                                    --            --           10,979           --           10,979

NET LOSS                                                            --            --                         (91,609)       (91,609)
                                                             -----------   -----------    -----------    -----------    -----------
BALANCE, December 31, 2001                                     8,645,260   $     1,729    $    56,272    $  (127,107)   $   (69,106)
                                                             ===========   ===========    ===========    ===========    ===========

See the accompanying notes to these financial statements

                                      F-5

                                   JPAL, INC.
                            STATEMENTS OF CASH FLOWS
                                                                                                                    March 31, 1999
                                                                                                                       (Inception)
                                                                                        Years Ended December 31,         Through
                                                                                    ------------------------------     December 31,
                                                                                          2001           2000              1999
                                                                                    ---------------   ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                            $   (91,609)   $   (19,076)   $   (16,422)
   Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities
     Depreciation                                                                              597            599            380
     Services provided in exchange for issuance of common stock                               --              797            900
     Goods and services and rent provided in exchange for additional
         paid-in capital                                                                    19,504          5,750         18,235
     Changes in operating assets and liabilities
       Increase in accrued interest on note receivable                                     (19,615)
       (Increase) decrease in prepaid expenses                                                 488           (609)          --
       Increase (decrease) in accounts payable                                               4,768           (747)           844
       Increase in accrued expenses                                                         25,824           --             --
                                                                                       -----------     ----------    -----------
         Net  cash  provided  by (used  in)  operating activities                          (60,043)       (13,286)         3,937
                                                                                       -----------     ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                                        --             --           (3,053)
   Note receivable - related party                                                      (1,500,000)          --             --
                                                                                       -----------     ----------    -----------
         Net cash used in investing activities                                          (1,500,000)          --           (3,053)
                                                                                       -----------     ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of notes payable                                               1,561,400           --             --
   Proceeds from issuance of common stock                                                     --            3,020           --
   Proceeds from additional paid-in capital                                                  2,068          9,795           --
   Redemption of common stock                                                               (2,068)          --             --
                                                                                       -----------     ----------    -----------
         Net cash provided by financing activities                                       1,561,400         12,815           --
                                                                                       -----------     ----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                         1,357           (471)           884
CASH AND CASH EQUIVALENTS, beginning of period                                                 413            884           --
                                                                                       -----------     ----------    -----------
CASH AND CASH EQUIVALENTS, end of period                                               $     1,770    $       413    $       884
                                                                                       ===========     ==========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                                            $      --      $      --      $      --
   Cash paid during the period for income taxes                                        $      --      $      --      $      --

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS

During the year ended  December 31, 2001, the Company  recorded  rent,  computer services,  legal,  accounting and other administrative expenses totaling $19,504 and  additional  paid in capital of $19,504 for rent and  services  paid for and provided by a stockholder.

During the year ended December 31, 2000, the Company  recorded rent and computer services  expense of $2,000 and $3,750,  respectively,  and  additional  paid-in capital of $5,750 for rent and services provided by a stockholder.

During the years ended  December 31, 2000 and 1999,  the Company issued stock in exchange for services provided valued at $797 and $900, respectively. During the period ended December 31, 1999, the Company recorded  additional paid-in capital of  $18,235,  for  goods  and  services  and  rent  paid  for  and  provided  by stockholders.

See the accompanying notes to these financial statements

                                      F-6

                                   JPAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 1 - COMPANY OPERATIONS

JPAL, Inc. (the "Company") was  incorporated in the state of Nevada on March 31,
1999 to operate as an Internet based provider of vacation rental  properties and services  with an elected  December  31st  fiscal  year end.  A majority  of the services were to properties located in Nevada.

During the year ended December 31, 2001 the Company abandoned the development of their Internet services to provide vacation rental properties and services.  The
Company  is  currently  in the  process of  negotiating  a merger  with  another company.

The  Company  has  experienced  net  losses  since  its  inception  and  had  an accumulated deficit of approximately  $127,000 at December 31, 2001. Such losses are attributable to cash losses resulting from costs incurred in the development of the Company's  services and  infrastructure.  The Company  expects  operating losses  to  continue  for  the  foreseeable  future  as  it  continues  to  seek alternative business opportunities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies are summarized as follows:

Cash and Cash Equivalents - For purposes of the balance sheets and statements of cash flows, the Company  considers all highly liquid debt instruments  purchased with a maturity of three (3) months or less to be cash equivalents.

Accounting  Estimates - The  preparation  of financial  statements in conformity with accounting  principles  generally  accepted in the United States of America requires  management to make estimates and assumptions  that affect the reported amounts  of assets and  liabilities  and  disclosure  of  contingent  assets and liabilities at the date of the financial  statements and the reported amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the  straight-line  method over the estimated  useful lives of the assets which range from three to seven  years.  Repairs and  maintenance  to property and equipment are expensed as incurred.  When property and equipment is retired or  disposed  of, the related  costs and  accumulated  depreciation  are eliminated  from  the  accounts  and any  gain or  loss on such  disposition  is reflected in income.

Advertising - Advertising costs are charged to operations when incurred.

Income  Taxes - The Company  accounts for income  taxes in  accordance  with the provisions of Statement of Financial  Accounting  Standards No. 109, "Accounting
for Income  Taxes",  which  requires the  recognition of deferred tax assets and liabilities  for the expected  future tax  consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and  liabilities are determined  based on the difference  between the financial  statement and the tax basis of assets and  liabilities  using enacted rates in effect for the  periods in which the  differences  are  expected  to be recovered  or settled.  The effect on deferred tax assets and  liabilities  of a change in tax rates is  recognized  in income in the period  that  includes  the enactment date.  Valuation  allowances are established  when necessary to reduce deferred tax assets to the amount expected to be realized.

                                      F-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments - SFAS No. 107, "Disclosure about Fair Value of  Financial  Instruments",  requires  entities to  disclose  the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet,  for which it is practicable to estimate fair value.  SFAS
No. 107 defines fair value of a financial  instrument as the amount at which the instrument could be exchanged in a current  transaction between willing parties.
As of  December  31,  1999  and  2000,  the  carrying  value  of cash  and  cash equivalents,  accounts  payable and accrued  interest  payable  approximate fair value due to the short-term nature of such instruments.

Based upon  borrowing  rates  currently  available  to the  Company for loans of similar  terms,  the carrying  value of its debt  obligations  approximate  fair value.

Based upon rates of return currently available to the Company for investments of similar terms the carrying value of its note receivable approximates fair value.

Loss Per Share of Common  Stock - Basic and  diluted  loss per share is computed using shares of common stock issued to date.  Consideration is also given in the dilutive  loss per share  calculation  for the  dilutive  effect of common stock equivalents which might result from the exercise of stock options.  However, for all periods  presented,  there were no common stock equivalents or the effect of common stock equivalents would be anti-dilutive.

Common  Stock  Issued for Services  Rendered - The Company  periodically  issues common  stock  for  services  rendered.  Common  stock  issued  is valued at the estimated  fair  market  value  of  the  services  provided,  as  determined  by management.  During  the year  ended  December  31,  2000 and the  period  ended
December 31, 1999, the Company issued  4,500,000 and 3,987,345  shares of common stock for  services.  4,500,000  shares were issued for  advisory  services  and
3,987,345 shares were issued for legal services.

Recent  Accounting  Pronouncements  - In July 2001, the FASB issued Statement of
Financial  Accounting Standards No. 141 ("SFAS 141"),  "Business  Combinations,"
which is effective for business combinations initiated after June 30, 2001. SFAS
141  eliminates  the  pooling of  interest  method of  accounting  for  business combinations and requires that all business combinations occurring after July 1,
2001 are  accounted  for under the  purchase  method.  The  Company has not been affected by SFAS 141.

In July 2001, the FASB issued  Statement of Financial  Accounting  Standards No.
142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001.  Early adoption is permitted for entities  with fiscal years  beginning  after March 15, 2001,  provided that the first interim  financial  statements have not been previously  issued.  SFAS 142 addresses how intangible  assets that are acquired  individually or with a group of other assets should be accounted for in the financial  statements  upon their acquisition  and after  they have been  initially  recognized  in the  financial statements.  SFAS 142 requires  that  goodwill and  intangible  assets that have indefinite  useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their  useful  lives.  SFAS 142  provides  specific  guidance  for  testing goodwill and intangible  assets that will not be amortized for  impairment.  The
Company has not been affected by SFAS 142.

In July 2001, the FASB issued  Statement of Financial  Accounting  Standards No.
143  ("SFAS  143"),  "Accounting  for Asset  Retirement  Obligations."  SFAS 143
established  standards  associated  with the  retirement of tangible  long-lived assets and the associated  asset retirement  costs.  This statement is effective for financial  statements issued for fiscal years beginning after June 15, 2002.
The Company does not expect SFAS 143 to have a material  impact on its financial statements.

In August 2001, the FASB issued Statement of Financial  Accounting Standards No.
144 ("SFAS  144"),  "Accounting  for the  Impairment  or Disposal of  Long-Lived
Assets."  SFAS  144  addresses  financial   accounting  and  reporting  for  the
impairment of long-lived assets of which to be disposed.  The provisions of SFAS
144 are  effective for financial  statements  issued for fiscal years  beginning after  December 15, 2001, and interim  periods  within these fiscal years,  with early  adoption  encouraged.  The  Company  does not  expect  SFAS 144 to have a material impact on its financial statements.

                                      F-8

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                     December 31,
                                                     ------------
                                                   2001       2000
                                                   ----       ----

               Computer                          $ 1,791    $ 1,791
               Computer equipment                  1,057      1,057
               Furniture                             205        205
                                                 -------    -------
                                                   3,053      3,053
               Less:  accumulated depreciation    (1,576)      (979)
                                                 -------    -------
                                                 $ 1,477    $ 2,074
                                                 =======    =======

NOTE 4 - NOTES PAYABLE

The Company has several unsecured notes payable with interest rates ranging from
8.00% to 8.50%.  Notes totaling  $650,000 which have a weighted average interest rate of 8.5 % will mature on the  earliest of (i) March 1, 2002 or (ii) the sale or  exchange of all or  substantially  all of the  outstanding  shares of common stock.  As of April 11,  2002,  these notes and accrued  interest  have not been repaid.  The note holders have not called the notes. In the event that a note is called,  other note holders have agreed to fund the Company to satisfy its debt.
Notes  totaling  $911,400 which have a weighted  average  interest rate of 8.48%
will mature on the earliest of (i) January 31, 2003 or (ii) the sale or exchange of all or substantially all of the outstanding shares of common stock. The total amount of notes payable was $1,561,400 at December 31, 2001. Interest expense on these notes during the year ended  December  31, 2001 was  $25,824.  The Company issued  warrants to acquire  610,560  shares of JPAL,  Inc.'s  common stock at a purchase price of $3.00 per share in connection with the issuance of these notes payable.

$1,500,000  of the  proceeds  from these notes has been  advanced  to  Essential
Reality,  LLC with which the Company is in the process of  negotiating  a merger agreement  (Note 8). The note receivable is unsecured and bears an interest rate of 8.5%,  however,  interest  did not begin to accrue  until  January 31,  2002.
Imputed  interest  was  $19,615  for the year ended  December  31, 2001 which is included in other income. Principal together with accrued interest is due on the earliest  of (i)  January  31,  2004,  (ii)  the  closing  of  the  transactions contemplated  by the agreement  dated August 23, 2001 (Note 8) or (iii) the sale or exchange of all or substantially all of the membership interests of Essential
Reality.

                                      F-9

NOTE 5 - INCOME TAXES

The Company  accounts for income taxes under  Statement of Financial  Accounting
Standards No. 109 ("SFAS 109"). This statement  mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

The components of the Company's income tax provision consist of:

                                                                               March 31, 1999
                                                      Years Ended December 31,  (Inception)
                                                      ------------------------  December 31,
                                                        2001         2000         1999
                                                      --------    ---------     -----------
Federal taxes (deferred) net operating loss benefit   $(13,900)   $ (2,800)     $ (2,500)
Change in valuation account                             13,900       2,800         2,500
                                                      --------    --------      --------
                                                      $    --     $    --       $    --
                                                      ========    ========      ========

Deferred income taxes are provided for timing  differences in the recognition of certain income and expense items for tax and financial statement  purposes.  The tax effect of the temporary  differences  giving rise to the Company's  deferred tax assets and liabilities as of December 31, 2001 and 2000 are as follows:

                                                                 December 31,
                                                     ----------------------------------
                                                           2001                2000
                                                     ---------------      -------------
                     Deferred income taxes
                     Net operating loss benefit      $        19,200      $       5,300
                         Valuation allowance                 (19,200)            (5,300)
                                                     ---------------      -------------
                                                     $          --        $         --
                                                     ===============      =============

The Company  has  federal net  operating  loss  carryforwards  of  approximately
$127,000  which if not utilized  will expire at various  times though 2021.  For income tax purposes, only a portion of the net operating loss can be utilized in any given  year if the  company  that  generated  the loss has more  than  fifty percent (50%) change in ownership in a three (3) year period. Accordingly, there may be limitations on the use of the Company's net operating loss carryforwards.

A  valuation  allowance  is  provided  when it is more likely than not that some portion or all of the deferred  tax assets will not be realized.  As a result of the  uncertainties  surrounding  the  realization  of  the  net  operating  loss carryforwards,  management has determined  that the  realization of the deferred tax assets is  questionable.  Accordingly,  the Company has recorded a valuation allowance equal to the net deferred tax asset amount as of December 31, 2001.

                                      F-10

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company is  currently  utilizing  office  space  provided  by the  Company's president (a  stockholder).  During the years ended  December 31, 2001 and 2000, the Company has recorded rent expense of $3,900 and $2,000, respectively,  which represents  the Company's  pro rata share of the office space being  provided by the  Company's  current  and past  presidents.  The  Company  has also  recorded computer  consulting  services of $4,625 and $3,750  which were  provided by the
Company's  previous  president  for the years ended  December 31, 2001 and 2000, respectively.  The services  were valued  using  hourly rates at estimated  fair market value of similar  services.  During the year ended  December 31, 2001 the
Company has  recorded  $10,979 for legal,  accounting  and other  administrative expenses that were paid for by the Company's  current and past  presidents.  The presidents have waived  reimbursement of the allocated rent, computer consulting services,  legal, accounting and other administrative services provided and have considered them as additional  paid-in  capital.  During the year ended December
31, 2001 the Company's current president  received $11,000 as compensation which is included in selling, general and administrative expense.

During the year ended December 31, 2000 the Company paid fees for web-consulting services to a stockholder totaling $1,500. Additionally, during the period ended
December 31, 1999,  the Company paid fees to a stockholder  totaling  $2,600 for the construction of their website.

During the year ended December 31, 2000,  the Company  entered into a consulting agreement for legal  services in exchange for  3,987,345  shares of common stock which were valued at $797.  The  services  were  valued  using  hourly  rates at estimated  fair  market  value of similar  services.  During  the  period  ended
December 31, 1999, the Company entered into  consulting  agreements for advisory services  relating  to the  initial  start-up  of the  Company in  exchange  for
4,500,000  shares of common  stock.  Total fees were $900 for the  period  ended
December 31, 1999 with each  consultant  receiving a percentage  of ownership in the form of common  stock.  The  services  were  valued  using  hourly  rates at estimated fair market value of similar services.

In addition,  during the period ended December 31, 1999, one of the stockholders paid for  various  goods  and  services  relating  to the  Company's  operations including travel,  entertainment,  trade shows and  transportation  costs. These expenses have been included in the results of operations  for the  corresponding period and recorded as additional paid-in-capital.

NOTE 7 - STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock
---------------

Holders  of the  preferred  stock  do not have  preemptive  rights  to  purchase additional  shares of preferred stock. The preferred stock carries no conversion rights and is not subject to redemption or to any sinking fund  provisions.  The
Company is authorized to issue 5,000,000 shares of preferred stock.

Common stock
------------

Holders of the common stock do not have preemptive rights to purchase additional shares of common stock. The common stock carries no conversion rights and is not subject to  redemption or to any sinking fund  provisions.  All shares of common stock are entitled to share equally in dividends from sources legally  available thereof when and if declared by the Board of Directors and, upon  liquidation or dissolution of the company,  whether voluntary or involuntary,  to share equally in the assets of the Company  available for  distribution to  stockholders.  The
Company is authorized to issue 50,000,000 shares of common stock.

On June 14, 2001 the Company redeemed  10,342,085 shares of its common stock for
$2,068.

On July 2,  2001,  the  Company  approved a 5 for 1 forward  stock  split of its
common  stock.   Accordingly,   all  share  and  per  share  amounts  have  been
retroactively restated in the financial statements to reflect this split.

                                      F-11

During the year ended December 31, 2000, the Company issued  3,987,345 shares of common stock for services and 10,500,000 shares for cash.

During the period ended December 31, 1999, the Company issued  4,500,000  shares of common stock for services.

Warrants
--------

During 2001, the Company issued  610,560  warrants in connection  with the short term promissory  notes executed from August 23, 2001 through  December 31, 2001.
The  warrants  were issued for the  purchase of common stock at $3.00 per share.
These  warrants are  exercisable  at the option of the warrant holder and expire three years from the date of issuance.

The following  represents a summary of the warrants  outstanding  as of December
31, 2001, 2000 and 1999.

                                                            Weighted Average
                                                 Shares      Exercise Price
                                             ----------     ----------------
Outstanding, March 31, 1999                         --       $         --

Granted                                             --                 --
Expired/forfeited                                   --                 --
                                             ----------      ------------
Outstanding, December 31, 1999                      --       $         --
                                             ==========      ============

Outstanding, January 1, 2000                        --       $         --

Granted                                             --                 --
Expired/forfeited                                   --                 --
                                             ----------      ------------
Outstanding, December 31, 2000                      --       $         --
                                             ==========      ============

Granted                                        610,560       $       3.00
Expired/forfeited                                   --                 --
                                             ----------      ------------
Outstanding, December 31, 2001                 610,560       $       3.00
                                             ==========      ============
Weighted average fair value of warrants granted              $       3.00

All of the warrants outstanding at December 31, 2001 had an exercise price and a weighted  average price of $3.00 and a weighted  average  remaining  contractual life of 2.83 years.

                                      F-12

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The  Company  has  entered  into  an  agreement  with  Essential  Reality,   LLC
("Essential  Reality")  dated August 23, 2001 where as the Company and Essential
Reality  have agreed to a business  combination.  The  business  combination  is contingent  on the  consummation  of the  Company's  private  placement of up to
1,730,769  shares of  common  stock and up to an  additional  288,462  shares of common stock at a selling price of $3.00 per share.

Upon the closing of the agreement,  the Company shall issue 11,000,000 shares of common stock in exchange for one hundred  percent  (100)%  interest in Essential
Reality.

The Company currently holds a note receivable due from Essential  Reality.  This note  bears an  interest  rate of 8.5% and will  mature on the  earliest  of (i)
January 31,  2004,  (ii) the  closing of the  transactions  contemplated  by the agreement  dated  August  23,  2001 or  (iii)  the  sale or  exchange  of all or substantially  all of the membership  interests of Essential  Reality.  However, none of the events have  occurred.  The Company has not  generated  any revenues which could have a significant  adverse affect on the Company's ability to repay its debt. In addition,  $650,000 of the notes payable which were due on March 1,
2002 have not been paid.  The Company is currently  negotiating  with these note holders to extend the due date of these  notes.  Certain of the  long-term  note holders have executed letters to the Company indicating that they could fund the
Company to repay the short term notes if the need arises.

NOTE 9 - SUBSEQUENT EVENTS

The Company  executed  notes  payable  agreements  during  January  2002 through
February 2002. These notes total $882,600 which bear an interest rate of

8.50% with maturity  dates from January 15, 2002 through  January 31, 2003.  The
Company issued warrants to acquire  353,040 shares of JPAL,  Inc.'s common stock at a purchase price of $3.00 per share in connection  with the issuance of these notes  payable.  A note of $100,000  was due on January 15, 2002 and other notes totaling  $225,000 were due on March 1, 2002. As of April 11, 2002,  these notes and accrued interest have not been repaid.  The note holders have not called the notes.  In the event that a note is called,  other note  holders  have agreed to fund the Company to satisfy its debt.

                                      F-13

                                   JPAL, INC.

                             CONDENSED BALANCE SHEET

                                 MARCH 31, 2002

                                   (unaudited)

ASSETS

Current assets
   Cash and cash equivalents                                        $     4,885
   Prepaid expenses                                                       3,187
                                                                    -----------
       Total current assets                                               8,072

Property and equipment, net of accumulated depreciation of $1,722         1,331

Accrued interest on notes receivable                                     59,580

Notes receivable - Essential Reality, LLC                             2,525,000
                                                                    -----------
       Total assets                                                 $ 2,593,983
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Notes payable, net of deferred interest                          $   860,835
   Accrued interest payable                                              71,089
   Accounts payable                                                      13,771
                                                                    -----------
       Total current liabilities                                        945,695

Long-term liabilities
   Notes payable                                                      1,634,000
                                                                    -----------
          Total liabilities                                           2,579,695
                                                                    -----------

Commitments and contingencies

Stockholders' equity
   Preferred stock, $.001 par value
      5,000,000 shares authorized
      No shares issued or outstanding                                      --
   Common stock, $.001 par value;
      50,000,000 shares authorized,
      8,645,260 shares issued and outstanding at March 31, 2002
      and December 31, 2001                                               1,729
   Additional paid-in capital                                         1,434,635
   Accumulated deficit                                               (1,422,076)
                                                                    -----------
       Total stockholders' equity                                        14,288
                                                                    -----------
           Total liabilities and stockholders' equity               $ 2,593,983

                                                                    ===========

See the accompanying notes to these unaudited condensed financial statements

                                      F-14

                                   JPAL, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

                                   (unaudited)

                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                     2002          2001
                                                  -----------   --------------
REVENUES
   Rental commissions                           $       --      $        399

                                                ------------    -------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE           26,525          14,291
                                                ------------    -------------

OTHER (INCOME) EXPENSE
   Interest income                                   (39,965)           --
   Interest expense                                  747,475            --
   Depreciation                                          146             146
                                                ------------    -------------
                                                     707,656             146
                                                ------------    -------------
LOSS BEFORE PROVISION FOR INCOME TAXES              (734,181)        (14,038)

PROVISION FOR INCOME TAXES                              --              --
                                                ------------    -------------

NET LOSS                                        $   (734,181)   $    (14,038)
                                                ============    =============

BASIC LOSS PER SHARE                            $      (0.08)   $      (0.00)
                                                ============    =============

DILUTIVE LOSS PER SHARE                         $      (0.08)   $      (0.00)
                                                ============    =============
BASIC AND DILUTIVE WEIGHTED AVERAGE OF COMMON
SHARES OUTSTANDING                                 8,645,260      18,987,345
                                                ============    =============

See the accompanying notes to these unaudited condensed financial statements

                                      F-15

                                   JPAL, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (unaudited)

                                                                               Three Months Ended March 31,
                                                                               ----------------------------
                                                                                     2002           2001
                                                                               -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                    $  (734,181)   $   (14,038)
   Adjustments  to  reconcile  net loss to net cash used in
       operating activities
     Depreciation                                                                      146            146
     Goods and services and rent provided  in exchange for additional
       paid-in capital                                                               1,200          9,605
     Deferred interest                                                             702,210           --
     Changes in assets and liabilities
       Increase in accrued interest on notes receivable                            (39,965)          --
       Increase in prepaid expenses                                                 (3,066)          (324)
       Increase in accounts payable                                                  8,906          4,379
       Increase in accrued expenses                                                 45,265           --
                                                                               -----------    -----------
         Net cash used in operating activities                                     (19,485)          (232)
                                                                               -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Issuance of notes receivable                                                 (1,025,000)          --
                                                                               -----------    -----------
         Net cash used in investing activities                                  (1,025,000)          --
                                                                               -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of notes payable                                       1,047,600           --
                                                                               -----------    -----------
         Net cash provided by financing activities                               1,047,600           --
                                                                               -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 3,115           (232)

CASH AND CASH EQUIVALENTS, beginning of period                                       1,770            413
                                                                               -----------    -----------
CASH AND CASH EQUIVALENTS, end of period                                       $     4,885    $       181
                                                                               ===========    ===========

See the accompanying notes to these unaudited condensed financial statements

                                      F-16

                                   JPAL, INC.

                 CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)

                                   (unaudited)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                        2002             2001
                                                    -----------      -----------
Cash paid during the period for interest            $       --       $        --
Cash paid during the period for income taxes        $       --       $        --

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
     During the period  ended  March 31,  2002,  the  Company  recorded  rent of
            $1,200 and additional paid-in capital of $1,200 for rent provided by a stockholder.
     During the period  ended March 31,  2002,  the Company  had  $1,047,600  of proceeds from notes payable,  of which $538,887 has been assigned to the  value of the  warrants  and has  been  recorded  as  additional paid-in capital.
     During the period  ended  March 31,  2001,  the Company  recorded  rent and computer services of $750 and $3,000,  respectively,  and additional paid-in  capital  of  $3,750  for rent and  services  provided  by a stockholder.
     During the period  ended March 31,  2001,  the Company  recorded  legal and
            accounting   expense  of  $2,705  and  $3,150,   respectively,   and
            additional paid-in capital of $5,855 for services paid directly by a stockholder.

See the accompanying notes to these unaudited condensed financial statements.

                                      F-17

                                   JPAL, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                             MARCH 31, 2002 AND 2001

                                   (unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements reflect the results of operations for JPAL,  Inc. and have been prepared in accordance  with accounting principles  generally  accepted  in the  United  States of America  for  interim financial information and with the instructions to Form 10-QSB and Article 10 of
Regulation  S-X.  Accordingly,  they do not include all of the  information  and footnotes  required by accounting  principles  generally  accepted in the United
States  of  America  for  complete  financial  statements.  In  the  opinion  of
management,   all  adjustments  consisting  of  normal  recurring  accruals  and adjustments  considered  necessary for a fair  presentation  have been included.
Operating  results  for the three  month  period  ended  March 31,  2002 are not necessarily  indicative  of the results  that may be expected for the year ended
December 31, 2002. For further  information,  refer to the financial  statements and footnotes  thereto  included in JPAL,  Inc.'s Annual Report on Form 10-KSB/A for the year ended  December  31, 2001 filed with the  Securities  and  Exchange
Commission (SEC) on May 8, 2002.

JPAL, Inc. (the "Company") was  incorporated in the state of Nevada on March 31,
1999 to operate as an Internet based provider of vacation rental  properties and services  with an elected  December  31st  fiscal  year end.  A majority  of the services are to properties located in Nevada.

During the year ended December 31, 2001, the Company  abandoned the  development of their Internet  services to provide vacation rental  properties and services.
The Company is currently  entered  into a  contribution  agreement  with another company that may result in a merger with that company.

The  Company  has  experienced  net  losses  since  its  inception  and  had  an accumulated  deficit of approximately  $1,422,000 at March 31, 2002. Such losses are attributable to cash losses resulting from costs incurred in the development of the Company's  services and  infrastructure.  The Company  expects  operating losses  to  continue  for  the  foreseeable  future  as  it  continues  to  seek alternative business opportunities.

NOTE 2 - INCOME TAXES

The Company  accounts for income taxes under  Statement of Financial  Accounting
Standards No. 109 ("SFAS 109"). This statement  mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

The components of the Company's income tax provision consist of:

                                                                 Three Months Ended March 31,
                                                                 -----------------------------
                                                                    2002            2001
                                                                 ------------    -------------
         Federal taxes (deferred) net operating loss benefit   $     (111,500)   $      (2,200)
         Change in valuation account                                  111,500            2,200
                                                               --------------    -------------
                                                               $           --    $          --
                                                               ==============    =============

                                      F-18

Deferred income taxes are provided for timing  differences in the recognition of certain income and expense items for tax and financial statement  purposes.  The tax effect of the temporary  differences  giving rise to the Company's  deferred tax assets and liabilities as of March 31, 2002 are as follows:

                   Deferred income taxes
                      Net operating loss benefit         $      214,600
                      Valuation allowance                      (214,600)
                                                         --------------
                                                         $         --
                                                         ==============

The Company  has  federal net  operating  loss  carryforwards  of  approximately
$688,000 that will expire through 2021.

The Company's tax reporting  year end is December 31st. If the Company has a net operating  loss  carryforward  from  operations  for the year ended December 31,
2002, it will expire in 2022.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company is  currently  utilizing  office  space  provided  by the  Company's president (a stockholder).  During the period ended March 31, 2002 and 2001, the
Company  has  recorded  rent  expense  of $1,200 and $750,  respectively,  which represents  the Company's  pro rata share of the office space being  provided by the Company's president. During the period ended March 31, 2001, the Company has also recorded computer  consulting services of $3,000 which were provided by the
Company's  president.  The services  were valued using hourly rates at estimated fair market value of similar  services.  During the period ended March 31, 2001, the  Company  has  recorded  legal and  accounting  fees of $2,705  and  $3,150, respectively.  These  services  were paid for by the  Company's  president.  The president has waived  reimbursement of the allocated rent,  computer  consulting services,  legal and accounting  services  provided and has  considered  them as additional paid-in capital.

NOTE 4 - NOTES PAYABLE

The Company has several unsecured notes payable with interest rates ranging from
8.00% to 8.50%.  Notes totaling  $550,000 which have a weighted average interest rate of 8.50 % will  mature on the  earliest of (i) January 15, 2002 or (ii) the sale or exchange of all or substantially all of the outstanding shares of common stock.  Notes totaling  $425,000 which have a weighted  average interest rate of
8.50 % will  mature  on the  earliest  of (i)  March 1, 2002 or (ii) the sale or exchange of all or substantially all of the outstanding  shares of common stock.
As of May 15, 2002, these notes and accrued  interest have not been repaid.  The note  holders  have not called  the  notes.  In the event that a note is called, other note  holders  have agreed to fund the Company to satisfy its debt.  Notes totaling  $1,634,000  which have a weighted  average interest rate of 8.49% were originally  scheduled  to mature in 2002 but have  subsequently  been revised to mature on the  earliest  of (i) January 31, 2003 or (ii) the sale or exchange of all or  substantially  all of the outstanding  shares of common stock. The total amount of notes payable was  $2,609,000 at March 31, 2002.  Interest  expense on these notes during the three  months  ended March 31, 2002 was $45,265.  For the three  months  ended March 31,  2002,  the  Company  issued  warrants  valued at
$538,887 to acquire  419,040  shares of JPAL,  Inc.'s common stock at a purchase price of $3.00 per share in connection with the issuance of these notes payable.
The value of such warrants has been reflected as a discount to the related notes payable,  and is being amortized to interest  expense over the original terms of the notes.  Deferred interest of $702,210 has been amortized as interest expense during the three months ended March 31, 2002. The remaining  balance of deferred interest of $114,165 has been netted with the outstanding  principal  balance of the current notes payable.

                                      F-19

$2,525,000  of the  proceeds  from these notes has been  advanced  to  Essential
Reality,  LLC with which the Company is in the process of  negotiating  a merger agreement  (Note 5). The note receivable is unsecured and bears an interest rate of 8.50%,  however,  interest  did not begin to accrue  until  January 31, 2002.
Imputed  interest was $39,965 for the three months ended March 31, 2002 which is included in other income. The following is a schedule of maturity dates of these notes receivable:

                  Principal                        Maturity Date
                  ---------                        -------------
              $      1,950,000                   January 1, 2004
                       200,000                 February 12, 2004
                       225,000                 February 28, 2004
                       150,000                    March 20, 2004
              $      2,525,000

Principal together with accrued interest is due on the earliest of (i) the above schedule of maturity dates, (ii) the closing of the transactions contemplated by the  agreement  dated  August 23, 2001 (Note 5) or (iii) the sale or exchange of all or substantially all of the membership interests of Essential Reality.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The  Company  has  entered  into  an  agreement  with  Essential  Reality,   LLC
("Essential  Reality")  dated August 23, 2001 whereas the Company and  Essential
Reality have agreed to a business  combination.  This  agreement  was amended on
April 24, 2002.

The following is a summary of the proposed business combination. This summary is
qualified  by  the  more  detailed   description   appearing  in  the  Company's
Preliminary  Proxy  Statement  on Form PRE 14A filed  with  Securities  Exchange
Commission  on May 9, 2002.  Upon  closing  of the  agreement,  (a) the  Company intends to issue up to 17,280,000 shares of our common stock in exchange for all
of  the  outstanding  membership  interests  of  Essential  Reality,   including
9,600,000  shares to be issued to  Essential  Reality's  current  members.  As a result of this transaction,  the Company will acquire and assume the business of
Essential Reality.  (b) Essential Reality will consummate a private placement of its  membership  interests  prior to the  exchange  transaction,  which  will be contributed to the Company in exchange for shares of the Company's common stock.
Essential  Reality may sell up to 7,680,000 of its  membership  interests in its private  placement.  (c)  Upon  completion  of  the  exchange  transaction,  the
Company's  business will be the business  currently being conducted by Essential
Reality.  (d) The  Company's  shareholders  will not receive any cash,  stock or other property in connection with, or as a result of, the exchange  transaction.
(e) Shareholder  approval of the proposed business  combination will require the affirmative  vote of a majority of the  Company's  outstanding  shares of common stock.  The Company's  controlling  Shareholder has already informed the Company that he will be voting in favor of the proposal. The number of votes held by the
controlling   Shareholder  is  sufficient  to  satisfy  the   Shareholder   vote
requirement  for the proposed  business  combination.  Therefore,  no additional votes will be needed to approve the proposed business combination.

The Company currently holds several notes receivable due from Essential Reality.
These  notes bear an interest  rate of 8.50% and will mature on the  earliest of
(i) the  schedule  of  maturity  dates  in  Note  4,  (ii)  the  closing  of the transactions  contemplated  by the agreement  dated August 23, 2001 or (iii) the sale or exchange of all or  substantially  all of the  membership  interests  of
Essential Reality.  However,  none of the events have occurred.  The Company has not generated any revenues which could have a significant  adverse affect on the
Company's  ability to repay its debt. In addition,  $550,000 and $425,000 of the
notes   payable  which  were  due  on  January  15,  2002  and  March  1,  2002, respectively,  have not been paid.  The Company is  currently  negotiating  with these  note  holders  to  extend  the due date of these  notes.  Certain  of the long-term note holders have executed letters to the Company indicating that they could fund the Company to repay the short term notes if the need arises.

                                      F-20

ESSENTIAL REALITY, INC.
(A Development Stage Company)

Unaudited Pro Forma Financial Statements
March 31, 2002

On June 20, 2002,  Essential Reality,  Inc., a Nevada corporation formerly known
as  JPAL,  Inc.  (the  "Company"),   consummated  a  business  combination  (the
"Transaction") with Essential Reality, LLC, a Delaware limited liability company
("ER LLC").  Pursuant to the terms of the Transaction,  all of the members of ER
LLC contributed their membership  interests in ER LLC to the Company in exchange for an aggregate of 16,874,784 shares of the Company's common stock (the "Common
Stock"). Such shares consisted of 9,600,000 shares of Common Stock issued to the original members of ER LLC (the  "Contribution  Shares") and 7,274,784 shares of
Common Stock issued to new investors who  purchased  membership  interests in ER
LLC in a recently completed private placement (the "Private Placement  Shares").
Contemporaneous  with the Transaction,  the Company  cancelled  7,564,326 common shares of the existing  JPAL Inc.  shareholders  leaving the existing  JPAL Inc.
shareholders  with  1,080,934  shares  of  Common  Stock.  As a  result  of  the
Transaction the Company has 17,955,718  issued and outstanding  shares of Common
Stock. Following the Transaction,  ER LLC, then a wholly-owned subsidiary of the
Company, was merged with and into the Company.

In connection with the  Transaction,  (i) holders of certain bridge notes issued by the Company received,  as additional  consideration  for the loans,  two-year warrants to purchase up to 840,000  shares of Common Stock and 15,000  shares of
Common Stock (collectively,  the "Bridge Warrant Shares") at a purchase price of
$1.90 and $1.30 per share,  respectively,  (ii) holders of certain  bridge notes issued by the Company  exchanged them for  convertible  promissory  notes of the
Company,  which are convertible for a period of six months at a conversion price of $1.90 into an aggregate of 263,158  shares of Common Stock (the  "Convertible
Note  Shares"),  and (iii) the  Company  issued  warrants  to  purchase up to an aggregate of 331,211 shares of Common Stock (the "Additional Warrant Shares") at a purchase price of $1.30 per share.

Immediately  prior to the Transaction,  ER LLC completed a private  placement of
7,274,784  membership  units for gross proceeds of $7,577,900 (the  "Offering").
Included in the gross  proceeds was $500,000 of bridge notes that were converted to  480,000  membership  units of the  Company.  Cash fees and  expenses  of the
Offering were approximately $600,000.

As a  result  of  the  Transaction,  inter-company  balances  in the  amount  of approximately $2,600,000 consisting of bridge loans and accrued interest thereon were eliminated.

The  Transaction  is expected to be accounted  for as a reverse  acquisition  in which ER LLC is the accounting acquirer and JPAL Inc. is the legal acquirer. The management of ER LLC is expected to remain the  management of the merged entity.
Since the  Transaction is expected to be accounted for as a reverse  acquisition and not a business  combination,  no  goodwill  is  expected  to be  recorded in connection  with the  Transaction  and the costs incurred in connection with the
Transaction  are  expected  to be  accounted  for as a reduction  of  additional paid-in capital.

The  following  unaudited  pro forma  financial  statements  give  effect to the
Transaction  and the Offering.  The unaudited pro forma  statement of operations for the year ended  December 31, 2001 and the three months ended March 31, 2002, gives  effect to the  Transaction  and  Offering  as if these  transactions  had occurred on January 1, 2001.  The  unaudited pro forma balance sheet as of March
31, 2002 gives effect to the Transaction  and Offering as if these  transactions had occurred on March 31, 2002.

                                      F-21

The unaudited pro forma financial  statements should be read in conjunction with the historical  financial  statements and notes thereto  incorporated  herein by reference  of JPAL,  Inc.  and ER LLC. The pro forma  financial  information  is presented for  illustrative  purposes only and is not necessarily  indicative of the future  financial  position or future  results of  operations of the Company after the Transaction and the Offering.

                                      F-22

JPAL, INC.
(A Development Stage Entity)
UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                          Essential
                                            JPAL, Inc.   Reality, LLC            Pro Forma                 Pro Forma After
                                          March 31, 2002 March 31, 2002         Adjustments             Completion of Offering
                                                                          Offering       Transaction        and Transaction
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                $     4,885   $   277,148    $ 7,077,900    $      --   (1)      $  6,759,933
                                                                           (600,000)          --   (2)
  Deferred financing costs                        --         262,326       (262,326)          --   (2)                --
  Prepaid expenses and deposits                  3,187        10,225           --             --                  13,412
                                           -----------   -----------    -----------    -----------          ------------
           Total current assets                  8,072       549,699      6,215,574           --               6,773,345

NOTE RECEIVABLE - ESSENTIAL REALITY          2,525,000          --             --       (2,525,000)(5)                --
ACCRUED INTEREST ON NOTE RECEIVABLE             59,580          --             --          (59,580)(5)                --
DOMAIN NAMES - Net                                --           6,750           --             --                   6,750
FIXED ASSETS - Net                               1,331        17,986           --             --                  19,317
OTHER ASSETS                                      --          80,550           --             --                  80,550
DEFERRED INTEREST EXPENSE - BRIDGE LOANS          --         352,162        (38,732)          --   (1)           313,430
                                           -----------   -----------    -----------    -----------          ------------

TOTAL ASSETS                               $ 2,593,983   $ 1,007,147    $ 6,176,842    $(2,584,580)         $  7,193,392
                                           ===========   ===========    ===========    ===========          ============

See notes to unaudited pro forma financial statements.

                                      F-23

JPAL, INC.
(A Development Stage Entity)
UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 2002 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Essential
                                                   JPAL, Inc.    Reality, LLC            Pro Forma                Pro Forma After
                                                 March 31, 2002  March 31, 2002         Adjustments           Completion of Offering
                                                                                   Offering       Transaction       and Transaction
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable                                $     13,771    $    687,486    $       --      $       --      $    701,257
  Accounts payable - related parties                      --           143,144            --              --           143,144
  Accrued interest - bridge loans                         --           411,022         (38,732)           --   (1)     372,290
  Accrued compensation                                    --           270,303            --              --           270,303
  Bridge loans - JPAL, Inc.                               --         2,525,000            --        (2,525,000)(5)         --
  Notes payable (see Supplementary Schedule)         2,494,835         500,000        (500,000)                (1)   1,568,280
                                                                                          --           114,165 (6a)
                                                                                          --          (872,520)(6b)
                                                                                          --          (168,200)(7)
  Accrued interest payable                              71,089            --              --           (59,580)(5)      11,509
  Advances from LCG Capital Group, LLC                    --            76,617            --                            76,617
  Advances from affiliated companies                      --            25,915            --              --            25,915
                                                 -------------     -----------    ------------    ------------    ------------
           Total current liabilities                 2,579,695       4,639,487        (538,732)     (3,511,135)      3,169,315
                                                 -------------    ------------    ------------    ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                                           1,729            --              --            16,875  (4)     17,956
                                                                                          --              (648) (8)
  Additional paid-in capital                         1,434,635            --              --                    (3) 11,982,628
                                                                                          --         9,198,699  (4)
                                                                                          --          (114,165) (6a)
                                                                                          --         1,160,179  (6b)
                                                                                          --           302,632  (7)
                                                                                          --               648  (8)
  Members' capital                                        --         2,500,000       7,577,900                  (1)        --
                                                                                      (862,326)                 (2)
                                                                                          --        (9,215,574) (4)
  Accumulated deficit                               (1,422,076)     (6,132,340)           --          (287,659) (6b) (7,976,507)
                                                          --              --              --          (134,432) (7)        --
                                                 -------------    ------------    ------------    ------------       ----------
           Total stockholders' equity (deficit)         14,288      (3,632,340)      6,715,574         926,555       4,024,077
                                                 -------------    ------------    ------------    ------------       ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)                  $  2,593,983    $  1,007,147    $  6,176,842    $ (2,584,580)     $7,193,392
                                                 =============    ============    ============    ============      ==========

See notes to unaudited pro forma financial statements.

                                      F-24

JPAL, INC.
(A Development Stage Entity)
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001

                                       JPAL, Inc.    Essential Reality, LLC   Pro Forma       Pro Forma After
                                       Year Ended          Year Ended        Adjustments   Completion of Offering
                                    December 31, 2001  December 31, 2001     Transaction     and Transaction

OPERATING EXPENSES:
  Product development                 $       --      $  1,579,129       $       --          $  1,579,129
  Marketing                                   --           716,674               --               716,674
  General and administrative                85,842         823,791               --               909,633
  Depreciation and amortization                597          11,850               --                12,447
                                      ------------    ------------       ------------        ------------

           Total operating expenses         86,439       3,131,444               --             3,217,883
                                      ------------    ------------       ------------        ------------

LOSS FROM OPERATIONS                       (86,439)     (3,131,444)              --            (3,217,883)

INTEREST INCOME                             19,615          20,465               --                40,080
INTEREST EXPENSE                          (586,612)        (20,505)           (76,169)(6b)       (760,377)
                                                                              (77,091)(7)
OTHER INCOME                                 1,039            --                 --                 1,039
                                      ------------    ------------       ------------        ------------

NET LOSS                              $   (652,397)   $ (3,131,484)      $   (153,260)       $ (3,937,141)
                                      ============    ============       ============        ============

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING -
  BASIC AND DILUTED                      8,645,260                         16,874,784         17,955,718
                                                                           (7,564,326)(8)

NET LOSS PER SHARE                    $      (0.08)                                          $     (0.22)
                                      ============                                           ============

See notes to unaudited pro forma financial statements.

                                      F-25

JPAL, INC.
(A Development Stage Entity)
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                        JPAL, Inc.        Essential Reality, LLC    Pro Forma      Pro Forma After
                                    Three Months Ended      Three Months Ended     Adjustments   Completion of Offering
                                      March 31, 2002           March 31, 2002       Transaction    and Transaction

OPERATING EXPENSES:
  Product development                 $       --            $    480,822       $       --          $    480,822
  Marketing                                   --                 287,588               --               287,588
  General and administrative                26,525               539,688               --               566,213
  Depreciation and amortization                146                 3,415               --                 3,561
                                      ------------          ------------       ------------        ------------

           Total operating expenses         26,671             1,311,513               --             1,338,184
                                      ------------          ------------       ------------        ------------

LOSS FROM OPERATIONS                       (26,671)           (1,311,513)              --            (1,338,184)

INTEREST INCOME                             39,965                  --                 --                39,965
INTEREST EXPENSE                          (747,475)              (48,585)          (287,659)(6b)     (1,218,151)
                                                                                   (134,432)(7)
OTHER INCOME                                  --                    --                 --                  --
                                      ------------          ------------       ------------        ------------

NET LOSS                              $   (734,181)         $ (1,360,098)      $   (422,091)       $ (2,516,370)
                                      ============          ============       ============        ============

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING -
  BASIC AND DILUTED                      8,645,260                               16,874,784          17,955,718
                                                                                 (7,564,326)(8)

NET LOSS PER SHARE                    $      (0.08)                                                $      (0.14)
                                      ============                                                 ============

See notes to unaudited pro forma financial statements.

                                      F-26

JPAL, INC.
(A Development Stage Entity)
PRO FORMA SUPPLEMENTARY SCHEDULE OF NOTES PAYABLE
MARCH 31, 2002

                                                      Face Value of Notes           Deferred Interest           Net

Balance per JPAL, Inc.                                    $ 2,609,000                   114,165            $ 2,494,835

Balance per ER LLC of third party bridge loans                500,000                      -                   500,000

Pro forma adjustment #1                                      (500,000)                     -                  (500,000)

Pro forma adjustment #6a                                         -                     (114,165)               114,165

Pro forma adjustment #6b                                         -                      872,520               (872,520)

Pro forma adjustment #7                                          -                      168,200               (168,200)
                                                          -----------              ------------            -----------

Pro Forma After Completion of Offering
  and Exchange                                            $ 2,609,000              $  1,040,720            $ 1,568,280
                                                          ============             ============            ===========

See notes to unaudited pro forma financial statements.

                                      F-27

JPAL, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
MARCH 31, 2002
--------------------------------------------------------------------------------

I.    ASSUMPTIONS

           a.   The pro  forma  financial  statements  reflect  the  Transaction
                whereby  all  of  the  members  of  ER  LLC  contributed   their
                membership interests in ER LLC to the Company in exchange for an aggregate of 16,874,784 shares of the Company's common stock.

           b.   The pro forma financial  statements reflect the Offering whereby
                7,274,784  membership  units of ER LLC  were  issued  for  gross proceeds of $7,577,900.

II.   PRO FORMA ADJUSTMENTS

      1)    Reflects the issuance of  7,274,784  membership  units of ER LLC for gross  proceeds of  $7,577,900,  which  includes the  conversion  of
            $500,000 of notes  payable and bridge  loans for 480,000  membership units of ER LLC and the  reversal  of bridge loan  related  deferred interest of $38,732.

      2)    Reflects  the  payment of $600,000 of  estimated  closing  costs and recognition of deferred closing costs of $262,326.

      3)    Reflects the issuance of 331,211 Additional Warrant Shares having an imputed  value  of  approximately  $1,900,000.  The  value  of these warrants  was  computed  using the  Black-Scholes  method and has no net-effect on member's capital.

      4)    Reflects  the  exchange  of  the  membership  interest  in ER LLC of
            $9,215,574  for  16,874,784  shares  of  common  stock of JPAL.  The
            Transaction is expected to be accounted for as a reverse acquisition in which ER LLC is the  accounting  acquirer  and JPAL  Inc.  is the legal  acquirer.  The management of ER LLC is expected to remain the management of the merged entity.  Since the  Transaction is expected to be  accounted  for as a reverse  acquisition  and not a  business combination,  no goodwill  is expected to be recorded in  connection with the  Transaction  and the costs incurred in connection with the
            Transaction  are  expected to be  accounted  for as a  reduction  of additional paid-in capital.

      5)    Reflects the elimination of inter-company debt upon consolidation of the accounts of JPAL Inc. and ER LLC.

      6)    a) Reflects the  cancellation of 610,560 warrants to purchase common shares of JPAL,  Inc. at $3.00 per share  resulting in the reduction of deferred  interest of $114,165 as of March 31,  2002,  and

            b) the issuance of Bridge  Warrants of 760,000 as of March 31, 2002.
            The values of the Bridge Warrants of $1,160,179 as of March 31, 2002
            was  computed  using  the  Black-Scholes  and  relative  fair  value methods, of which,  $76,169 and $287,659 for the year ended December
            31, 2001 and the three months  ended March 31,  2002,  respectively, have been charged to earnings as interest expense and $872,520 as of
            March 31, 2002 has been netted against notes  payable.  The value of the Bridge  Warrants was computed  using $3.05 as the market  price,
            $1.30 to $1.90 as the exercise prices, 2 year expiration, volatility of 80% and a risk free rate of 5%.

                                      F-28

      7)    Reflects the beneficial  conversion  feature of the Convertible Note at their  inception  in the amount of $302,632 of which  $77,091 and
            $134,432  for the year ended  December 31, 2001 and the three months ended March 31, 2002, respectively, have been charged to earnings as interest  expense  and $168,200 as of March 31, 2002 has been netted against notes payable.

      8)    Reflects the  cancellation  of 7,564,326  common shares of JPAL Inc.
            held by current JPAL Inc. stockholders.

                                      F-29

INDEPENDENT AUDITORS' REPORT

To the Members and Board of Managers of
Essential Reality, LLC:

We have audited the  accompanying  balance sheets of Essential  Reality,  LLC (a development  stage entity) (the "Company") as of December 31, 2001 and 2000, and
the related statements of operations,  members' deficit,  and cash flows for the years  ended  December  31,  2001 and 2000 and for the period  from June 1, 1999
(date of commencement) to December 31, 2001. These financial  statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our  opinion,  such  financial  statements  present  fairly,  in all material respects,  the  financial  position of the  Company as of December  31, 2001 and
2000,  and the results of its  operations  and its cash flows for the years then ended and for the period  from June 1, 1999 (date of  commencement)  to December
31, 2001, in conformity with  accounting  principles  generally  accepted in the
United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company will continue as a going  concern.  The Company is a  development  stage enterprise  engaged in the  development,  manufacture  and marketing of a gloved shaped  device that  controls the movement of objects on a computer  screen.  As discussed in Note 1 to the  financial  statements,  the Company has  experienced cumulative net losses of $4,772,242 and cumulative negative operating cash flows of $4,057,437,  which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The  financial  statements  do not  include any  adjustments  that might result from the outcome of these uncertainties.

Deloitte & Touche, LLP

January 21, 2002 (June 20, 2002 as to Note 8)

                                      F-30

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

BALANCE SHEETS
DECEMBER 31, 2001 AND 2000 AND MARCH 31, 2002 (UNAUDITED)
----------------------------------------------------------------------------------------------
                                                            December 31,             March 31,
                                                         2001          2000            2002
                                                                                   (Unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note 2)                 $    13,863    $   231,905    $   277,148
  Interest receivable                                       --           48,716           --
  Deferred financing costs                               217,755           --          262,326
  Prepaid expenses and deposits                           34,337          6,820         10,225
                                                     -----------    -----------    -----------
           Total current assets                          265,955        287,441        549,699

DOMAIN NAMES - Net (Note 3)                                9,000           --            6,750
FIXED ASSETS - Net (Note 3)                               10,099           --           17,986
OTHER ASSETS                                              80,550         22,500         80,550
DEFERRED INTEREST EXPENSE - BRIDGE LOANS                 232,389           --          352,162
                                                     -----------    -----------    -----------
TOTAL ASSETS                                         $   597,993    $   309,941    $ 1,007,147
                                                     ===========    ===========    ===========

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                   $   676,133    $    75,238        687,486
  Accounts payable - related parties                      84,000           --          143,144
  Accrued interest expense - bridge loans (Note 4)       250,750           --          411,022
  Accrued compensation - related party (Note 7)          257,103        221,267        270,303
  Bridge loans (Note 4)                                1,500,000           --        3,025,000
  Advances from LCG Capital Group, LLC                    76,617           --           76,617
  Advances from affiliated companies                      25,632         19,647         25,915
                                                     -----------    -----------    -----------
           Total current liabilities                   2,870,235        316,152      4,639,487
                                                     -----------    -----------    -----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
  Members' capital                                     2,500,000      2,500,000      2,500,000
  Note receivable for members' capital                      --         (865,453)          --
  Deficit accumulated during development stage        (4,772,242)    (1,640,758)    (6,132,340)
                                                     -----------    -----------    -----------
           Total members' deficit                     (2,272,242)        (6,211)    (3,632,340)
                                                     -----------    -----------    -----------

TOTAL LIABILITIES AND MEMBERS' DEFICIT               $   597,993    $   309,941    $ 1,007,147
                                                     ===========    ===========    ===========

See notes to financial statements.

                                      F-31

STATEMENTS OF OPERATIONS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO MARCH 31, 2002 AND
YEARS ENDED  DECEMBER  31, 2001 AND 2000,  AND THREE MONTHS ENDED MARCH 31, 2002 AND 2001
--------------------------------------------------------------------------------------------------------------------------

                                  Cumulative          Cumulative
                                 Period from         Period from
                              June 1, 1999 (Date  June 1, 1999 (Date
                               of Commencement)    of Commencement)          Year Ended                 Three Months Ended
                                 to March 31,      to December 31,          December 31,                    March 31,
                                     2002                2001           2001           2000           2002             2001
                                 (Unaudited)                                                       (Unaudited)    (Unaudited)

OPERATING EXPENSES:
  Product development                 $ 2,961,366      2,480,544    $ 1,579,129    $   679,891    $   480,822    $   133,357
  Marketing                             1,354,113      1,066,525        716,674        349,851        287,588         83,261
  General and administrative            1,855,689      1,316,001        823,791        491,930        539,688         97,506
  Depreciation and amortization            15,265         11,850         11,850           --            3,415            165
                                      -----------    -----------    -----------    -----------    -----------    -----------

           Total operating expenses     6,186,433      4,874,920      3,131,444      1,521,672      1,311,513        314,289
                                      -----------    -----------    -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                   (6,186,433)    (4,874,920)    (3,131,444)    (1,521,672)    (1,311,513)      (314,289)

INTEREST INCOME                           125,117        125,117         20,465        104,652           --           12,878
INTEREST EXPENSE                          (71,024)       (22,439)       (20,505)        (1,934)       (48,585)          (513)
                                                                    -----------    -----------    -----------    -----------

NET LOSS                              $(6,132,340)   $(4,772,242)   $(3,131,484)   $(1,418,954)   $(1,360,098)   $  (301,924)
                                      ===========    ===========    ===========    ===========    ===========    ===========

See notes to financial statements.

                                      F-32

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

STATEMENTS  OF  MEMBERS'  EQUITY  (DEFICIT)  PERIOD  FROM JUNE 1, 1999  (DATE OF
COMMENCEMENT)  TO DECEMBER 31, 1999,  YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
THREE MONTHS ENDED MARCH 31, 2002
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Note                  Deficit
                                                                 Receivable           Accumulated
                                               Members'         For Members'             During
                                               Capital             Capital         Development Stage         Total

 BALANCE JUNE 1, 1999                        $       --         $         --         $         --        $          --

   Issuance of members' capital               2,500,000           (2,000,000)                  --              500,000

   Net loss                                          --                   --             (221,804)            (221,804)
                                             ----------        -------------         ------------        -------------

 BALANCE, DECEMBER 31, 1999                   2,500,000           (2,000,000)            (221,804)             278,196

   Collection of note receivable                     --            1,134,547                   --            1,134,547

   Net loss                                          --                   --           (1,418,954)          (1,418,954)
                                             ----------        -------------         ------------        -------------

 BALANCE, DECEMBER 31, 2000                   2,500,000             (865,453)          (1,640,758)              (6,211)

   Collection of note receivable                     --              865,453                   --              865,453

   Net loss                                          --                   --           (3,131,484)          (3,131,484)
                                             ----------        -------------         ------------        -------------

 BALANCE, DECEMBER 31, 2001                   2,500,000                   --           (4,772,242)          (2,272,242)

   Net loss (unaudited)                              --                   --           (1,360,098)          (1,360,098)
                                            -----------         ------------        -------------        -------------

 BALANCE, MARCH 31, 2002 (UNAUDITED)        $ 2,500,000         $         --        $  (6,132,340)        $ (3,632,340)
                                            ===========         ============        =============        =============

 See notes to financial statements.

                                      F-33

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

STATEMENTS OF CASH FLOWS
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO MARCH 31, 2002 AND
YEARS ENDED  DECEMBER  31, 2001 AND 2000,  AND THREE MONTHS ENDED MARCH 31, 2002 AND 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                               Cumulative        Cumulative
                                               Period from       Period from
                                          June 1, 1999 (Date  June 1, 1999 (Date
                                             of Commencement) of Commencement)        Year Ended            Three Months Ended
                                                to March 31,   to December 31,       December 31,                   March 31,
                                                   2002           2001            2001          2000          2002           2001
                                                (Unaudited)                                                (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                       $(6,132,340)   $(4,772,242)   $(3,131,484)   $(1,418,954)  $(1,360,098)   $(301,924)
   Depreciation and amortization                     15,265         11,850         11,850           --           3,415          165
   Amortization of deferred interest                 58,860         18,361         18,361           --          40,499           --
 Changes in assets and liabilities:                    --             --
   Deferred financing costs                        (262,326)      (217,755)      (217,755)          --         (44,571)          --
   Prepaid expenses, deposits and other assets      (90,775)      (114,887)       (85,567)       (29,320)       24,112       (3,000)
   Interest receivable                                 --             --           48,716        (48,716)         --        (12,877)
   Accounts payable                                 687,486        676,133        600,895         62,820        11,353      (50,153)
   Accounts payable - related parties               143,144         84,000         84,000           --          59,144           --
   Accrued compensation                             270,303        257,103         35,836        221,267        13,200        3,100
                                                -----------    -----------    -----------    -----------   -----------   -----------
          Net cash used in operating activities  (5,310,383)    (4,057,437)    (2,635,148)    (1,212,903)   (1,252,946)    (364,689)
                                                -----------    -----------    -----------    -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for purchase of domain names              (18,000)       (18,000)       (18,000)          --            --             --
 Payments for purchase of fixed assets              (22,001)       (12,949)       (12,949)          --          (9,052)      (2,000)
                                                -----------    -----------    -----------    -----------   -----------   -----------
          Net cash used in investing activities     (40,001)       (30,949)       (30,949)          --          (9,052)      (2,000)
                                                -----------    -----------    -----------    -----------   -----------   -----------

See notes to financial statements.

                                      F-34

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

STATEMENTS OF CASH FLOWS (CONTINUED)
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO MARCH 31, 2002 AND
YEARS ENDED  DECEMBER  31, 2001 AND 2000,  AND THREE MONTHS ENDED MARCH 31, 2002 AND 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Cumulative         Cumulative
                                                     Period from         Period from
                                                  June 1, 1999 (Date  June 1, 1999 (Date
                                                   of Commencement)    of Commencement)       Year Ended          Three Months Ended
                                                     to March 31,       to December 31,      December 31,             March 31,
                                                        2002                 2001          2001         2000     2002          2001
                                                     (Unaudited)                                             (Unaudited) (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of members' capital               500,000       500,000          --            --           --          --
  Proceeds from repayment of note
     receivable for members' capital                     2,000,000     2,000,000       865,453     1,134,547         --      139,714
  Proceeds from bridge loans                             3,025,000     1,500,000     1,500,000          --      1,525,000         --
  Proceeds from advances from
    LCG Capital Group, LLC                                  76,617        76,617        76,617          --           --           --
  Proceeds from advances from
     affiliated companies - net                             25,915        25,632         5,985        15,547          283      4,719
                                                       -----------   -----------   -----------   -----------  ----------- ----------
       Net cash provided by financing activities         5,627,532     4,102,249     2,448,055     1,150,094    1,525,283    144,433
                                                       -----------   -----------   -----------   -----------  ----------- ----------

INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                     277,148        13,863      (218,042)      (62,809)     263,285  (222,256)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                         --            --         231,905       294,714       13,863   231,905
                                                       -----------   -----------   -----------   -----------  ----------- ----------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                        $   277,148   $    13,863   $    13,863   $   231,905  $   277,148 $   9,649
                                                       ===========   ===========   ===========   ===========  =========== ==========

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

  Note received for members' capital                   $ 2,000,000   $ 2,000,000   $      --     $      --    $      --   $      --
  Deferred interest expense - bridge loans             $   352,162   $   232,389   $   232,389   $      --    $   119,773 $      --
  Accrued interest expense - bridge loans              $   411,022   $   250,750   $   250,750   $      --    $   160,272 $      --

See notes to financial statements.

                                      F-35

ESSENTIAL REALITY, LLC
(A Development Stage Entity)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2002,
CUMULATIVE PERIOD FROM JUNE 1, 1999 (DATE OF COMMENCEMENT) TO DECEMBER 31, 2001,
THREE MONTHS ENDED MARCH 31, 2002 (UNAUDITED) AND MARCH 31, 2001 (UNAUDITED) AND
CUMULATIVE  PERIOD  FROM JUNE 1, 1999 (DATE OF  COMMENCEMENT)  TO MARCH 31, 2002
(UNAUDITED)
--------------------------------------------------------------------------------

1.    THE COMPANY

      Essential Reality,  LLC (the "Company") was formed as Freedom  Multimedia,
      LLC in the State of Delaware on July 9, 1998 and began  active  operations on June 1, 1999. The Company changed its name to Essential Reality, LLC on
      December  29,  1999.  The Company was formed to develop,  manufacture  and market computer  peripheral  devices,  with initial  emphasis on a product called "P5." P5 is a gloved  shaped  device that  controls the movement of objects on a computer screen. P5 enables three-dimensional movement of the cursor  as well as  allowing  pitch  and  yaw,  as  well  as  roll.  P5 is controlled by the user moving his/her hand or bending his/her fingers.

      The Company is in the  development  stage.  Successful  completion  of the
      Company's development program and ultimately, the attainment of profitable operations are dependent upon future events,  including obtaining adequate financing to fulfill its development activities,  and achieving a level of revenue adequate to support the Company's cost structure.

      Since its  commencement,  the Company has not  generated  revenues and has incurred  significant  recurring losses from  operations,  working capital deficit and deficit in members'  capital.  As a result,  substantial doubt exists regarding the Company's ability to continue as a going concern. The
      Company has recently completed a private placement of membership interests as described in Note 8. The Company  anticipates  that, based on currently proposed  plans and  assumptions  relating  to the  implementation  of its business plan  (including  the timetable of costs and expenses  associated with,  and success of, its  marketing  efforts),  the net  proceeds of the recently  completed  private  placement  together with trade financing and accounts receivable factoring that needs to be arranged in the second half of fiscal 2002 and projected revenues from operations,  will be sufficient to satisfy  operations  until the of end of fiscal  2002  Thereafter,  the
      Company  will  require  additional  funding in order to reach the point of self sufficiency.

      The  financial  statements  have  been  prepared  in  conformity  with the
      Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and
      Reporting by Development Stage Enterprises.  As a development stage entity with no commercial operating history, the Company is subject to all of the risks and  uncertainties  inherent in the  establishment of a new business enterprise.  To address these risks and  uncertainties,  the Company must, among other things, respond to competitive developments;  attract, retain, and motivate qualified personnel; and support the expense of marketing new products based upon  innovative  technology.  To date, the Company has not recognized product related revenues.  As a result of incurring expenses in these developmental  activities without generating  revenues,  the Company has  incurred  significant  losses and negative  cash flow from  operating activities.  For  the  cumulative  period  from  June  1,  1999  (Date  of
      Commencement)  to December 31, 2001 the Company had  cumulative net losses of $4,772,242 and cumulative negative cash flow from operating  activities of  $4,057,437.  For the  cumulative  period  from June 1,  1999  (Date of
      Commencement) to March 31, 2002 (unaudited) the Company had cumulative net losses of $6,132,340  and  cumulative  negative  cash flow from  operating activities of $5,310,383.  The Company expects to incur substantial losses and negative cash flow from operating activities for the near future.

                                      F-36

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - The financial  statements of the Company have been prepared  on the  accrual  basis of  accounting.  A  summary  of the major accounting  policies  followed  in the  preparation  of  the  accompanying financial  statements,  which  conform to  generally  accepted  accounting principles  is  presented  below.  The  accompanying  unaudited  financial
      statements   have  been  prepared  with  generally   accepted   accounting
      principles  for  interim   financial   information.   In  the  opinion  of
      management, all adjustments (consisting only of normal recurring accruals)
      considered necessary for fair presentation have been included.

      Accounting   Estimates  -  The  preparation  of  financial  statements  in conformity with  accounting  principles  generally  accepted in the United
      States of America  requires  management to make estimates and  assumptions that affect the reported  amounts of assets and liabilities and disclosure of  contingent  assets  and  liabilities  at the  date  of  the  financial statements  and the reported  amounts of revenues and expenses  during the reporting period. Actual results could differ from those estimates.

      Comprehensive Loss - Comprehensive loss is the same as net loss.

      Cash and Cash  Equivalents - Cash  equivalents  include time deposits with maturities of three months or less on the date of purchase.

      Domain Name and Fixed Assets - Domain  names are recorded at cost,  net of accumulated  amortization.  Fixed  assets  are  recorded  at cost,  net of related accumulated  depreciation.  Upon sale or retirement,  the cost and related  accumulated  depreciation  and  amortization are removed from the respective accounts,  and any gain or loss is included in the statement of operations.  Maintenance  and  repair  costs  are  expensed  as  incurred.
      Depreciation  of fixed assets is computed using the  straight-line  method based on the estimated useful lives of the assets,  which is three to five years, beginning when assets are placed in service. Amortization of domain names is  computed  using the  straight-line  method  over a period of two years, taking a full year's depreciation in the year of acquisition.

      Product  Development - Product development costs include expenses incurred by the Company to research and develop the P5 product. Product development costs are  expensed  until  such  time as the  Company  determines  that a
      product  is  technologically  feasible.   Product  development  costs  are
      capitalized  from such date  until  such time as  product  development  is substantially  complete.  Product  development  costs  capitalized will be amortized  on the  straight-line  basis over the  lesser of the  estimated useful life of the product or three  years.  All of the costs to date have been expensed.

      Impairment of Assets - In accordance with SFAS No. 121, Accounting for the
      Impairment of Long-Lived  Assets and for Long-Lived  Assets to Be Disposed
      Of, the Company reviews  long-lived assets for impairment  whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  When such events occur,  the Company compares the carrying amount of the assets to undiscounted  expected future cash flows.
      If this comparison  indicates that there is impairment,  the amount of the impairment loss is then based on the fair value of the asset compared with its carrying  value.  No impairment of assets existed at December 31, 2001 and March 31, 2002.

      Fair Market Value of Financial  Instruments  - The carrying  amount of the
      Company's cash and cash equivalents, interest receivable, prepaid expenses and deposits, accounts payable, accrued liabilities,  accrued compensation and advances  from  affiliated  companies  approximates  fair market value because of the short maturity of those instruments.

      Income  Taxes - The Company is not subject to federal or state income tax.
      The taxable income or loss  applicable to the operations of the Company is includable in the federal and state income tax returns of the members. The
      Company  will  become  subject to federal  and state  income  taxes  after completion of the transaction described in Note 8.

      Effects of  Recently  Issued  Accounting  Standards  - In June  1998,  the
      Financial  Accounting  Standards  Board  ("FASB")  issued  SFAS  No.  133,
      "Accounting  for Derivative  Instruments  and Hedging  Activities",  which establishes  accounting and reporting standards for derivative instruments

                                      F-37

      and hedging  activities.  Generally,  it requires that an entity recognize all  derivatives  as  either  an  asset or  liability  and  measure  those instruments  at fair value as well as identify the  conditions for which a derivative  may be  specifically  designed  as a hedge.  SFAS  No.  133 is effective for fiscal years  beginning after June 15, 2000. The adoption of
      SFAS  No.133,  effective  January 1,  2001,  did not have an impact on the
      Company's  financial position,  results of operations,  or cash flows. The
      Company  currently  does not have any  derivative  instruments  and is not engaged in hedging activities.

      On June 29, 2001,  the FASB approved for issuance SFAS No. 141,  "Business
      Combinations",  and SFAS No. 142, "Goodwill and Intangibles Assets". Major
      provisions of these statements are as follows:  all business  combinations initiated  after June 30, 2001 must use the purchase method of accounting;
      the pooling of interest  method of  accounting  is  prohibited  except for transactions  initiated before July 1, 2001; intangible assets acquired in a business  combination must be recorded  separately from goodwill if they arise from  contractual  or other legal rights or are  separable  from the acquired  entity  and  can  be  sold,  transferred,  licensed,  rented  or exchanged,  either individually or as part of a related contract, asset or liability;  goodwill and intangible  assets with indefinite  lives are not amortized  but are  tested  for  impairment  annually,  except in  certain circumstances,  and whenever there is an impairment indicator; adjustments are made.  All acquired  goodwill must be assigned to reporting  units for purposes of impairment  testing,  and effective January 1, 2002,  goodwill will no longer be subject to  amortization.  The  adoption of SFAS No. 142 will not have a material  impact on the  Company's  financial  position or results of operations.

      In June  2001,  the  FASB  issued  SFAS No.  143,  "Accounting  for  Asset
      Retirement  Obligations."  SFAS No. 143  requires  companies to record the fair value of a liability for asset  retirement  obligations in the period in which they are  incurred.  The statement  applies to a company's  legal obligations  associated with the retirement of tangible  long-lived assets that result from the acquisition,  construction and development or through the normal operation of a long-lived  asset. When a liability is initially recorded,  the company would capitalize the cost,  thereby  increasing the capital amount of the related asset. The capitalized asset retirement cost is depreciated  over the life of the respective  asset while the liability in accreted to its present value.  Upon  settlement of the liability,  the obligation is settled at its recorded  amount or the company incurs a gain or loss. This statement is effective for fiscal years beginning after June
      15, 2002.  The Company does not expect that  adoption of SFAS No. 143 will have a material impact on the Company's  financial  position or results of operations.

      In  August  2001,  the FASB  issued  SFAS  No.  144,  "Accounting  for the
      Impairment or Disposal of  Long-Lived  Assets." SFAS No. 144 addresses the accounting  and  reporting  for the  impairment  or disposal of long-lived assets.  The statement  provides a single  accounting model for long-lived assets to be disposed of. New  criteria  must be met to classify the asset as an asset for sale. This statement also focuses on reporting the effects of a disposal of a segment of a business.  This statement is effective for years beginning after December 15, 2001. The adoption of SFAS No. 144 will not have a material impact on the Company's  financial position or results of operations.

      Reclassification  - Certain amounts in the 2000 financial  statements have been  reclassified to conform with the basis of presentation  used in 2001 and 2002.

                                      F-38

3.    FIXED ASSETS AND DOMAIN NAMES

                                       December 31,              March 31,
                                    2001         2000              2002
                                                               (Unaudited)
Fixed assets
Computer                         $  2,000         $--            $  2,000
Office Furniture and equipment     10,949          --              20,001
                                 --------         ---            --------
At cost                            12,949          --              22,001
Less: accumulated depreciation     (2,850)         --              (4,015)
                                 --------         ---            --------
Net book value                   $ 10,099         $--            $ 17,986
                                 ========         ===            ========

Domain names
Domain names - at cost           $ 18,000         $--            $ 18,000
Less: Accumulated amortization     (9,000)         --             (11,250)
                                 --------         ---            --------
Net book value                   $  9,000         $--            $  6,750
                                 ========         ===            ========

      Depreciation  and  amortization  expense for the years ended  December 31,
      2001 and 2000 amounted to $11,850 and $0,  respectively.  Depreciation and amortization expense for the three months ended March 31, 2002 (unaudited)
      and 2001 (unaudited) amounted to $3,415 and $165, respectively.

4.    BRIDGE LOANS

      Through  December 31, 2001, the Company  received  bridge loans from JPAL,
      Inc.  ("JPAL") of  $2,525,000.  Through  March 31, 2002  (unaudited),  the
      Company  received  bridge loans of  $3,025,000.  $2,525,000  of the bridge loans are from JPAL, a publicly traded  corporation with which the Company has entered into a merger  agreement  as described  more fully in Note 8c.
      The  remaining  $500,000  bridge loan,  received in March 2002, is from an unrelated third party.

      Bridge Loans from JPAL

      The bridge loans from JPAL are  unsecured and bear interest at the rate of
      8 1/2 % per annum,  however,  the  interest  did not begin to accrue until
      January  31,  2002.  The bridge  loans,  together  with  accrued  interest thereon,  become payable on April 30, 2004,  however the bridge loans will be prepaid as follows:

(i)         Up to $250,000 of bridge loans and accrued interest may be converted to up to 240,000  membership  units of the  Company  pursuant to the
            Offering;

(ii)        Up to $500,000 of bridge loans and accrued interest may be converted to up to 263,158 common shares of JPAL;

(iii)       Up to  $1,000,000  will be repaid upon  closing of the  Offering and
            Merger;

(iv)        During  fiscal  2003,  $100,000  payments  per quarter  representing interest and principal;

(v)         50% of the  proceeds  received as a result of the exercise of bridge loan warrants as described below;

(vi)        During fiscal 2002,  15% of the net proceeds  received from the sale of equity in the Company above $10,000,000,  subject to a maximum of up to $700,000;

                                      F-39

(vii)       During fiscal 2003,  20% of the net proceeds  received from the sale of equity in the  Company,  subject to a maximum of up to  $700,000, provided, that in the event the aggregate principal amount of bridge loans remaining  outstanding at the time such equity is raised shall exceed $1,000,000,  then the maximum amount due and payable shall be
            $900,000;

(viii)      Beginning  October 1, 2002,  35% of any Excess Cash  greater than $2 million,  up to a  maximum  of  $200,000  (in  addition  to  amounts received  under  clause (iv) above) in any  quarter,  where  "Excess
            Cash"  means  any cash on the  books of JPAL at the end of a quarter minus any equity and/or debt raised during such quarter; and

(ix)        The remaining  balance of interest and  principal,  if any, on April
            30, 2004.

Anything to the contrary in (vi) and (vii) above notwithstanding, if at any time during either 2002 or 2003 the equity raised from unrelated  sales is $1,000,000 or less and the investor(s) in each such unrelated sale objects to the repayment of the bridge  loans,  then no such  repayment  shall be made.  For  purposes of calculating the proceeds received and amounts raised set forth in (vi) and (vii)
above,  (A) any non-cash  investment,  or (B) any amounts  raised from strategic investors  that are either (1)  earmarked  for specific  use, or (2) received in
connection  with  actual  or  anticipated   other   relationship(s)   with  such
investor(s)  that  exist(s)  or  may  exist,   shall  not  be  counted  in  such
calculation.

In no event shall any  repayment  be made in excess of bridge  loans and accrued interest then outstanding.  In addition; (i) all payments to be made pursuant to
(iv) through (ix) above are subordinate to obligations to financing sources, and may be  subject to  restrictive  covenants  imposed  by either  trade or secured creditors,  and (ii) the holders of the notes representing the bridge loans have agreed  not to take any  action  on the  prepayment  obligations  until any such restrictive  covenants are eliminated or  terminated.  To the extent that a cash payment is not made when due, all unpaid amounts not paid at maturity shall earn interest at a rate of 12% per annum.

The bridge loans from JPAL include the issuance to certain lenders of JPAL up to
750,000  warrants to  purchase  common  shares of JPAL for an exercise  price of
$1.90 per common share.  Such warrants expire two years from the date of closing of the  merger  agreement.  Since  these  warrants  pertain  to JPAL and not the
Company,  the Company has not  recorded  any  expense  related to the  warrants.
During 2001, JPAL issued 610,560 warrants in connection with the bridge loans.

Although  interest on the bridge loans did not begin to accrue until January 31,
2002,  interest  on the bridge  loans from JPAL in the  amount of  $250,750  and
$411,022 has been imputed and accrued  representing  the interest payable on the bridge loans  advanced from  inception  through  December 31, 2001 and March 31,
2002,  respectively,  and will be amortized  over the life of the loans  through
April 30, 2004.  Deferred  interest  will be amortized on a daily basis from the date of the loan to April 30,  2004,  which  resulted in a charge to earnings in the amount of $18,361 and $40,499 for year ended  December  31, 2001 and for the three months ended March 31, 2002 (unaudited), respectively.

Bridge Loan from Third Party

The bridge loan from the third party,  received in March 2002,  is unsecured and bears  interest  at the rate of 18% per annum.  The bridge  loan  matures on the earlier  of June  22,  2002 or the  consummation  by the  Company  of an  equity financing of at least $1,000,000. The bridge loan together with accrued interest thereon may be converted, in whole or in part, at the request of the third party lender,  to  membership  units  of  the  Company  at  the  conversion  price  of approximately  $1.04.  The Company has also  granted to the holder of the bridge loan warrants to purchase 15,000 membership units of the Company for an exercise price of $1.30 per membership unit.

                                      F-40

5.    COMMITMENTS AND CONTINGENCIES

      Operating Leases

          a.   Premises - In  November  2001,  the  Company  entered a lease for premises which provides for the following rental payments:

                  Year Ending December 31,

                          2002                     $119,000
                          2003                      132,000
                          2004                      135,000
                          2005                      138,000
                          2006                      141,000
                          Thereafter                 14,000
                                                 ----------
                                                   $679,000
                                                 ==========
               Rent  expense  for the years  ended  December  31,  2001 and 2000 amounted to approximately $39,000 and $27,000, respectively. Rent expense for the three months ended March 31, 2002 (unaudited) and
               2001 (unaudited)  amounted to  approximately  $29,000 and $5,000, respectively.

          b.   Computer  Leases - The  Company is  allocated  costs of  computer leases  under  leases  assumed by a company  related to a certain member  of LCG  Capital  Group,  LLC  ("LCG"),  a  member  of the
               Company.  The Company is not directly obligated under the leases, however its portion of the minimum  payments under the leases are as follows:

                   Year Ending December 31,

                   2002                           $35,000
                   2003                            11,000
                                                  -------
                                                  $46,000
                                                  =======

               Computer  lease expense for the years ended December 31, 2001 and
               2000 amounted to approximately $13,000 and $5,000,  respectively.
               Computer  lease expense for the three months ended March 31, 2002
               (unaudited)  and  2001  (unaudited)   amounted  to  approximately
               $15,500 and $1,500, respectively.

      Development and Other Contracts

          a.   In March 2000, the Company  entered into a consulting  agreement, which  requires the Company to pay to the  consultant,  $0.25 for each of the first 150,000 units of the P5 sold.

          b.   In July 2000,  the Company  entered into an agreement for product development  with a  company,  which is owned by a person  who is related to certain  members of the Company (see Note 7). Pursuant to the  agreement,  the Company is required to pay  royalties  of
               1.8% on net sales of P5 and 9% of the  license fee  collected  by the Company with respect to P5, indefinitely.

                                      F-41

          c.   In  August  2000,  the  Company  entered  into  a  memorandum  of understanding,  which provides for a renewable,  two-year license for a certain  component of P5.  Royalties are  calculated as the number of units of P5 sold  multiplied by the greater of a) $0.25 and b) the  difference  between  the  manufacturing  cost  of the licensed  component and an  alternative  component with a minimum license fee of $125,000 per annum. Should the Company not use the licensed  component  no  royalties  would be due  pursuant to the memorandum  of  understanding.  Included  in product  development expense  for the  years  ended  December  31,  2001  and 2000 are development fees of $25,000 and $25,000,  respectively.  Included in product  development  expense for the three months ended March
               31, 2002 (unaudited) and 2001 (unaudited) are development fees of
               $0 and $0, respectively.

          d.   In October  2000,  the Company  entered into an agreement for the provision of inspection  services relating to the manufacture and packaging  of P5.  Pursuant  to the  agreement,  the  Company  is required to pay an inspection  fee,  beginning  with the start of production,  of the  greater  of a) $7,000 per month and b) 1% of the  freight-on-board  value of P5.  This  agreement  expires  in
               September   2002  and  may  be  terminated  at  any  time  giving
               three-months notice.

          e.   In December 2000, the Company entered into a consulting agreement with an entity  controlled  by an affiliate  of LCG.  Pursuant to which this entity  provides  general  consulting  services to the
               Company  in return for a monthly  cash  retainer.  Such  services consist of forming  revenue-generating  opportunities,  including without limitation distribution agreements, licensing agreements, joint ventures,  strategic  alliances and  partnerships.  Through
               December 31, 2001,  the amount of the retainer was between $6,000 and $12,000 per month and it can increase from time to time up to a maximum of $20,000 per month,  based upon mutual  consent  with the entity,  depending on the level and  geographic  scope of the services.  In  addition  to the  monthly  retainer,  we also  are obligated to pay to the entity a potential revenue share of up to four percent  (4.0%) on  transactions  facilitated by the entity.
               Included  in  general  and  administrative   expenses  are  costs
               incurred of approximately  $96,000,  $6,000,  $36,000 and $18,000 for the years ended  December 31, 2001 and 2000 and for the three months  ended March 31, 2002  (unaudited)  and 2001  (unaudited), respectively relating to this contract.

          f.   In  January  2001,  the  Company  entered  into a  memorandum  of understanding  for the  development of certain  components of P5.
               Pursuant  to the  memorandum  of  understanding,  the  Company is required  to  pay  royalties  of 1% of  P5's  net  sales  to  the developer,  indefinitely.  A  nonrefundable  royalty  advance  of
               $5,000 and  $10,000 is included  in product  development  for the years ended December 31, 2001 and 2000. A  nonrefundable  royalty advance of $0 and $5,000 is included in product  development  for the three  months  ended  March  31,  2002  (unaudited)  and 2001
               (unaudited),  respectively.  The  Company  is  required  to pay a further royalty advance of $35,000 should the Company incorporate
               the   component   developed   pursuant  to  the   memorandum   of
               understanding  into P5.  Should the Company not  incorporate  the component  developed  pursuant to the memorandum of understanding into P5, it will not to be obligated  to pay the $35,000  royalty advance nor the 1% royalty on future sales.

          g.   In July 2001, the Company entered a development agreement for the development  of certain  components  of P5.  Should the developer accomplish the goals set forth in the  agreement,  the Company is required to pay base royalties of 1% of net sales  generated from
               P5,  indefinitely  and an additional  0.5% of net sales generated from P5, indefinitely,  if the developer meets certain milestones defined in this development agreement.

                                      F-42

6.    MEMBERS' CAPITAL AND NOTE RECEIVABLE

      In  December  1999,  LCG  acquired a 50%  interest  in the  Company for an aggregate  purchase price of $2,500,000.  The  consideration  received was comprised  of  $500,000  in cash and a  $2,000,000  note.  The  note  bore interest at the rate of 6% per annum,  had a maturity date of December 13,
      2002 and was secured by the membership  interest of LCG. The remaining 50%
      interest  in the  Company  represents  ownership  by the  founders  of the
      Company. The note receivable for members' capital was fully repaid in July
      2001.

      The Company recorded  interest income on this note of $20,465 and $103,459 for the years ended December 31, 2001 and 2000, respectively.

      As of December  31, 2001 and March 31, 2002  (unaudited),  the Company had
      9,600,000  membership  units  issued  and  outstanding.  The  Company  has subsequently issued additional membership units as described in Note 8b.

7.    RELATED PARTY BALANCES AND TRANSACTIONS

      Accrued  compensation  of $257,103,  $221,267 and $270,303 at December 31,
      2001 and 2000, and March 31, 2002 (unaudited), respectively, is payable to certain  officers and members of the Company.  The amount is due on demand and is non-interest bearing.

      Advances are from entities that are affiliated  with LCG. The advances are payable on demand and bear interest at the rate of 10% per annum.

      Advances from LCG are non-interest bearing and payable on demand.

      Included in other  assets at December 31, 2001 and 2000 and March 31, 2002
      (unaudited) is $22,500 which represents the Company's  portion of a letter of credit required to secure computer leases. Included in prepaid expenses and deposits at December 31, 2000 is $6,000 relating to a security deposit on premises due from LCG.

      Included in product development costs are $0, $105,000,  $0 and $0 for the years  ended  December  31, 2001 and 2000 and for the three  months  ended
      March 31, 2002 (unaudited) and 2001 (unaudited),  respectively,  paid to a company owned by an individual related to certain members of the Company.

      Included in product development costs are $91,300,  $0, $37,000 and $8,300 for the years ended  December 31, 2001 and 2000,  and for the three months ended March 31, 2002 (unaudited) and 2001 (unaudited),  respectively, paid to a company owned by certain members of the Company.

      Included  in general and  administrative  expenses  are costs  incurred of approximately $242,000,  $148,000, $79,000 and $38,000 for the years ended
      December  31, 2001 and 2000 and for the three  months ended March 31, 2002
      (unaudited) and 2001 (unaudited),  respectively,  by two entities that are related to certain  members of LCG.  Such costs include  consulting  fees, employee salaries,  occupancy,  telephone and computer leases. In the case of employee salaries, costs are allocated to the Company based on the time each employee conducts  business  specific to the Company.  In the case of the other expenses, costs are allocated based on a percentage of resources used by the Company.

      Included in accounts  payable - related  parties at December  31, 2001 and
      2000 are approximately $26,000 and $0, respectively,  payable to a company owned by a person related to certain members of the Company.

      Included in accounts  payable - related  parties at December  31, 2001 and
      2000 are approximately $58,000 and $0, respectively,  payable to a company that is related to certain members of LCG.

                                      F-43

8.    SUBSEQUENT EVENTS

      a. Bridge loans

     (i)       From  April 1,  2002 to June 20,  2002 the  Company  received  an additional $300,000 of bridge loans from third party lenders;

     (ii)      Prior to the  completion of the Merger  described in Note 8c, the
               Company  exchanged bridge loans and accrued interest owed to JPAL of approximately $2,600,000 for notes of approximately $2,767,000 owed to JPAL's lenders.

     (iii)     On June 20, 2002 the Company  repaid bridge loans of  $1,100,000, of which  $550,000  was repaid to JPAL and $550,000 was repaid to third party lenders.

     (iv)      As part of the private  placement  described in Note 8b, $500,000 of bridge loans were converted to 480,000 membership units of the
               Company,  of which  JPAL  converted  $250,000  and a third  party lender converted $250,000.

      As a result of the transactions completed subsequent to March 31, 2002, as
      of  June  20,  2002,   the  Company  had  notes  payable   outstanding  of
      approximately $1,967,000 owed to JPAL's lenders.

      b. Private Placement

      On June 20, 2002, the Company completed a private  placement  ("Offering")
      whereby  it  issued  7,274,784  membership  units for  gross  proceeds  of
      $7,577,900.  Included in the gross  proceeds  was $500,000 of bridge loans that were converted to 480,000 membership units of the Company.

      Cash fees and expenses of the Offering  were  approximately  $600,000.  In addition,  in  connection  with the Offering the Company has issued to its financial  advisors 331,211 warrants to purchase 331,211 membership units.
      Such warrants shall have an exercise  price per  membership  unit equal to
      $1.30 per membership  unit and shall be exercisable  for a period of up to five years (to be  determined  by the  Company  prior to  issuance).  As a result of the merger discussed in Note 8c, warrants to purchase membership units in the Company  shall become  warrants to purchase  common shares of
      JPAL on the basis of one  warrant  to  purchase a  membership  unit of the
      Company to one warrant to purchase a common share of JPAL.

      In May 2002, the Company was advanced  $400,000 from the Offering  escrow.
      No costs or interest was incurred in connection with the advance.

      c. Merger with JPAL

      On June 20,  2002,  the Company  completed a merger with JPAL  whereby the members of the Company  contributed all of their  membership  units in the
      Company  in  exchange  for  16,874,784  shares  of  JPAL's  common  stock.
      Contemporaneously,  the  shareholders  of JPAL canceled  common shares and were left with 1,080,934 shares of common stock  representing 6.02% of the surviving entity.

      The Merger will be  accounted  for as a reverse  acquisition  in which the
      Company is the  accounting  acquirer and JPAL is the legal  acquirer.  The management of the Company will remain the management of the merged entity.
      Since the Merger will be accounted for as a reverse  acquisition and not a business combination,  no goodwill will be recorded in connection with the
      Merger  and the costs  incurred  in  connection  with the  Merger  will be accounted for as a reduction of additional paid-in capital.

      As a result of the Merger, the warrants issued to the Company's  financial advisors to acquire  membership  units (see Note 8b), will become warrants to purchase  the same amount of JPAL  common  shares at the same  exercise price and having the same expiration date.

                                      F-44

      The Company  expects to use the stock  incentive plan  established by JPAL pursuant  to which the  Company  may  grant  options,  stock  appreciation rights,  restricted  stock and/or  other  equity-based  incentives  to its directors,  employees,  consultants and advisors for up to an aggregate of
      3,500,000 shares of the merged entity's common stock.

      d. Contractual Obligations (unaudited)

      (i)      In May 2002, the Company  placed an order for the  manufacture of
               P5 with a third party manufacturer.  Under the terms of the order the  Company  was  required  to pay a deposit  of  $100,000  upon placing  the order and post  letters  of credit in the  amount of approximately  $2.25  million  over a three to four month  period following  the order  date.  As of July 15,  2002 the Company has posted letters of credit of $575,000.

     (ii)      In May 2002,  the Company  entered into a letter of intent with a game  developer.  Under the letter of intent  the game  developer shall  disclose to the  Company the source code for two  specific games so that the games can be  integrated  with P5. In addition, the game  developer  will  release  a  software  update  enabling current  users  of the  games  to use  P5.  The  Company  will be responsible  for integration and payment to the game developer of
               $100,000.

      e. Stock Options (unaudited)

         Subsequent to March 31, 2002,  the Company  issued to its directors and employees,  options to purchase an aggregate  of 797,000  shares of its common stock at a weighted  average  exercise price of $1.32 per share.
         Such options expire ten years following the grant date. The issuance of the options resulted in deferred  compensation expense of approximately
         $1,600,000.  Such amount will be charged to earnings  over the expected life of the options.  Deferred  compensation expense was computed using the Black-Scholes method with a fair market value of $3.05 per share.

         Subsequent  to March 31, 2002,  the Company  issued to its advisors and consultants,  options to purchase an aggregate of 235,000 shares of its common stock at a weighted  average  exercise price of $0.84 per share.
         Such options expire ten years following the grant date. The issuance of the options  resulted in compensation  expense in the second quarter of
         2002 of approximately $600,000. Compensation expense was computed using the Black-Scholes method with a fair market value of $3.05 per share.

                                      F-45

                             Essential Reality, Inc.

                                8,214,239 Shares
                                       of
                                  Common Stock

                               ------------------

                                   PROSPECTUS

                                -----------------

                              __________ ___, 2002

            You  should  rely  only  on  the   information   contained  in  this
prospectus.  We have not  authorized  anyone  to  provide  you with  information different  from that  contained in this  prospectus.  This  prospectus  does not constitute an offer or  solicitation by anyone in any state in which such person is not  authorized,  or in which the person making such offer or solicitation is not  qualified  to do so, or to any person to whom it is  unlawful  to make such offer or solicitation.  This prospectus does not offer to sell or buy any shares in any  jurisdiction  where it is unlawful.  The  information  contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

            No action is being  taken in any  jurisdiction  outside  the U.S. to permit a public  offering of the common stock or possession or  distribution  of this prospectus in that  jurisdiction.  Persons who come into possession of this prospectus in jurisdictions  outside the U.S. are required to inform  themselves about and to observe any  restrictions as to this offering and the  distribution of this prospectus applicable to that jurisdiction.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

            The Nevada General  Corporation  Law (NGCL) provides that a director or officer of a corporation  will not be personally  liable for monetary damages for breach of that individual's fiduciary duties as a director or officer except for  liability  for (1) any act or omission  constituting  a breach of fiduciary duties as a director  or officer  and when (2) breach of those  duties  involved intentional  misconduct,  fraud or a knowing violation of law. Under the NGCL, a corporation may indemnify directors and officers, as well as other employees and individuals, to any threatened, pending or completed action, suit or proceeding, except an action  by or in the right of the  corporation,  by reason of the fact that he is or was a director, officer, employee or agent of the corporation. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction  or upon a plea of nolo  contendere or its  equivalent,  does not, of itself,  create a presumption that the person did not act in good faith and in a manner  which  he  reasonably  believed  to be in or not  opposed  to  the  best interests of the  corporation,  or that,  with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

            The NGCL further provides that  indemnification  may not be made for any claim as to which such a person has been  adjudged  by a court of  competent jurisdiction,  after  exhaustion of all appeals  therefrom,  to be liable to the corporation  or for amounts paid in  settlement to the  corporation,  unless and only to the  extent  that the court in which the  action or suit was  brought or other court of competent  jurisdiction  determines upon application that in view of all the  circumstances  of the case,  the  person is  fairly  and  reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action,  suit or  proceeding  or in defense of any claim,  issue or matter therein,  the corporation shall indemnify him  against  expenses,  including  attorneys'  fees,  actually  and  reasonably incurred by him in connection  with the defense.  The NGCL provides that this is not  exclusive of other  rights to which those  seeking  indemnification  may be entitled  under any bylaw,  agreement,  vote of  stockholders  or  disinterested directors or otherwise.

            The  Registrant's   articles  of  incorporation   provide  that  the
directors and officers will not be  personally  liable to the  Registrant or its stockholders  for  monetary  damages  for  breach of their  fiduciary  duty as a director or officer,  except for  liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the NGCL.  The  Registrant's  bylaws provide that the  Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the
Registrant to advance  expenses  incurred by a director or officer in connection with the defense of any proceeding arising out of that party's status or service as a director or officer of the  Registrant  or as a director,  officer or other enterprise,  if serving as such at the  Registrant's  request.  The Registrant's bylaws also permit the Registrant to secure  insurance on behalf of any director or  officer  for  any  liability  arising  out  of  his  or  her  actions  in  a representative capacity.

                                      II-1

Item 25.    Other Expenses of Issuance and Distribution.

            The following table sets forth the costs and expenses payable by the
Registrant in connection  with the issuance and  distribution  of the securities being registered. The selling shareholders will not pay any of the expenses. All amounts are estimated except for the SEC registration fee.

                                                                     Amount to
                                                                      be Paid

SEC Registration Fee..............................................$     2,286.03

Accounting Fees and Expenses......................................$    50,000.00

Legal Fees and Expenses...........................................$    45,000.00

Miscellaneous.....................................................$     2,713.97
                                                                  --------------

            Total.................................................$  100,000.00
                                                                  =============

Item 26.    Recent Sales of Unregistered Securities.

            There have been no sales of unregistered  securities within the past three  years,  which would be required to be  disclosed  pursuant to Item 701 of
Regulation S-B, except for the following:

            On June 20, 2002, the Registrant  consummated a business combination with Essential  Reality,  LLC, a Delaware limited  liability company ("ER LLC").
Pursuant  to  the  terms  of the  transaction,  all  of  the  members  of ER LLC contributed  their membership  interests in ER LLC to the Registrant in exchange for an  aggregate of  16,874,784  shares of the  Registrant's  common stock (the
"Common  Stock").  In  connection  with the  issuance of these  shares of Common
Stock,  the  Registrant  relied on the exemption from  registration  provided by
Section 4(2) of the Securities Act of 1933, as amended.

            In connection with the business combination,  (i) holders of certain bridge notes issued by the Registrant received, as additional  consideration for the loans,  two-year  warrants to purchase up to 840,000  shares of Common Stock and 15,000  shares of Common  Stock at a  purchase  price of $1.90 and $1.30 per share,  respectively,  (ii)  holders  of  certain  bridge  notes  issued  by the
Registrant  exchanged them for the same principal amount (plus accrued interest)
of convertible  promissory notes of the Registrant,  which are convertible for a period of six months at a conversion price of $1.90 into an aggregate of 263,158 shares of Common Stock, and (iii) the Registrant issued  three-year  warrants to purchase  up to an  aggregate  of 331,211  shares of Common  Stock at a purchase price of $1.30 per share, as consideration  for certain services provided by the recipients.  In connection  with the issuance of each of these  securities,  the
Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

            On August 1, 2000,  the  Registrant  issued an  aggregate of 797,469 shares of Common  Stock to Thomas E.  Stepp,  Jr.,  Richard  Reincke and Michael
Muellerleile.  The shares were issued in exchange for legal services provided to the Registrant, which were valued at $797. Thomas E. Stepp, Jr., Richard Reincke and Michael Muellerleile are sophisticated  investors and had access to the type of information that would normally be included in a registration  statement.  In connection  with the issuance of these shares of Common  Stock,  the  Registrant relied on the  exemption  from  registration  provided  by  Section  4(2) of the
Securities Act of 1933, as amended.

            On or about May 11, 2000, the Registrant  issued 2,100,000 shares of its  common  stock  for  $.001 per  share.  The  offer  was made to  "accredited investors",  as  that  term  is  defined  under  applicable  federal  and  state securities laws, and no more than 35 non-accredited  investors. The value of the shares was  arbitrarily  set by the  Registrant and had no  relationship  to its

                                      II-2

assets, book value,  revenues or other established criteria of value. There were no  commissions  paid on the  sale of  those  shares.  The net  proceeds  to the
Registrant  were  $2,100.  All  twenty-one  purchasers  of the Common Stock were non-accredited  investors  and were  business  associates,  personal  friends or family members of Ryan A. Neely,  then president,  secretary and director of the
Registrant.  All non-accredited  investors were sophisticated investors and were provided a private placement memorandum, which contained the type of information that would normally be included in a registration  statement. In connection with the  issuance of these  shares of Common  Stock,  the  Registrant  relied on the exemption  from  registration  provided by Section 4(2) of the Securities Act of
1933, as amended.

Item 27.    Exhibits.

Number              Description
------              -----------

2.1 (1)             Amended Contribution Agreement,  dated as of April 24, 2002, by and among Essential  Reality,  LLC, the Registrant (f/k/a
                    JPAL, Inc.),  Martin Abrams,  John Gentile,  Anthony Gentile
                    and LCG Capital Group, LLC.

2.2 (2)             Amendment  to Amended  Contribution  Agreement,  dated as of
                    June 14,  2002,  by and among  Essential  Reality,  LLC, the
                    Registrant (f/k/a JPAL, Inc.),  Martin Abrams, John Gentile,
                    Anthony Gentile and LCG Capital Group, LLC.

3.1 (3)             Amended  and  Restated  Articles  of  Incorporation  of  the
                    Registrant.

3.2 *               Amendment to Articles of  Incorporation  filed June 20, 2002 with the State of Nevada.

3.3 *               Amendment to Articles of  Incorporation  filed June 21, 2002 with the State of Nevada.

3.4 (4)             Bylaws of the Registrant.

4.1  *              Form of Additional Warrant of the Registrant.

4.2  *              Form of Bridge Warrant of the Registrant.

4.3  *              Form of Convertible Promissory Note of the Registrant.

5.1  **             Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

9.1 (5)             Voting  Agreement,  dated as of June  20,  2002,  among  LCG
                    Capital Group,  LLC,  Martin Abrams,  John Gentile,  Anthony
                    Gentile and MSH Entertainment Corporation.

23.1 *              Consent of Deloitte & Touche LLP.

23.2 *              Consent of Lesley, Thomas, Schwarz & Postma, Inc.

23.3 **             Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP
                    (contained in Exhibit 5.1).

24.1 *              Power of Attorney (included on signature page).

------------

*      Filed herewith.
**     To be filed by amendment.

(1)         Incorporated  herein by reference from Exhibit A to the Registrant's
            Proxy Statement on Schedule 14A filed on May 21, 2002.
(2)         Incorporated   herein  by   reference   from   Exhibit  2.2  to  the
            Registrant's Current Report on Form 8-K filed on July 3, 2002.
(3)         Incorporated   herein  by   reference   from   Exhibit  3.1  to  the
            Registrant's Registration Statement on Form SB-2 filed on August 18,
            2000.
(4)         Incorporated   herein  by   reference   from   Exhibit  3.2  to  the
            Registrant's Registration Statement on Form SB-2 filed on August 18,
            2000.
(5)         Incorporated  herein by reference from Exhibit 2 to the Schedule 13D filed on July 2, 2002 by LCG Capital Group, LLC.

                                      II-3

Item 28.    Undertakings.

            (A)   The undersigned Registrant hereby undertakes:

                  (1) To file,  during  any  period  in which if offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) reflect in the  prospectus any facts or events which, individually or together,  represent a fundamental  change in the information in the  registration  statement.  Notwithstanding  the  foregoing,  any increase or decrease  in  volume  of  securities  offered  (if the  total  dollar  value  of securities offered would not exceed that which was registered) and any deviation from  the  low or  high  end of the  estimated  maximum  offering  range  may be reflected in the form of  prospectus  filed with the SEC pursuant to Rule 424(b)
if, in the aggregate,  the changes in volume and price represent no more than 20 percent change in the maximum  offering price set forth in the  "Calculation  of
Registration Fee" table in the effective registration statement; and

                      (iii)   include  any   additional   or  changed   material
information on the plan of distribution.

                  (2) For determining  liability under the Securities Act, treat each post-effective  amendment as a new registration statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
registration  any  of the  securities  that  remain  unsold  at  the  end of the offering.

            (B) Insofar as  indemnification  for  liabilities  arising under the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the Registrant  pursuant to the foregoing  provisions,  or otherwise, the  Registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the
Registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  Registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities
Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration
Statement  to be signed on its  behalf  by the  undersigned,  in the City of New
York, State of New York, on the 19th day of July, 2002.

                                           ESSENTIAL REALITY, INC.

                                           By:  /s/ Steven Francesco
                                                -------------------------------
                                                Steven Francesco
                                                Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Francesco,  Chief Executive
Officer and Reuben Levine,  President, as his true and lawful  attorneys-in-fact and agents, with full power of substitution and  resubstitution,  for him in his name,  place and  stead,  in any and all  capacities,  in  connection  with this
Registration Statement,  including to sign and file in the name and on behalf of the  undersigned  as  director  or  officer  of the  Registrant  (i) any and all amendments or  supplements  (including  any and all stickers and  post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith,  and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities  as those that are covered by this  Registration  Statement  that are filed pursuant to Rule 462(b)  promulgated under the Securities Act of 1933 with the Securities and Exchange Commission and any applicable securities exchange or securities  self-regulatory  body,  granting  unto  said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and  purposes as he might or could do in person,  hereby ratifying and confirming all that said  attorneys-in-fact  and agents,  or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            In accordance  with the  requirements of the Securities Act of 1933, this  Registration  Statement  has been signed by the  following  persons in the capacities and on the dates stated:

     Signature                          Title                         Date
     ---------                          -----                         ----

/s/ Steven Francesco
--------------------------      Chief Executive Officer            July 19, 2002
Steven Francesco                (Principal Executive Officer)

/s/ Ian Benoliel                                                   July 19, 2002
--------------------------      Vice President, Finance (Principal
Ian Benoliel                    Financial Officer and Principal
                                Accounting Officer)

/s/ Humbert B. Powell, III      Co-Chief Executive Officer         July 19, 2002
--------------------------       and Director
Humbert B. Powell, III

                                      II-5

/s/ Marc Fries                  Director                           July 19, 2002
--------------------------
Marc Fries

/s/ Anthony Gentile             Director                           July 19, 2002
--------------------------
Anthony Gentile

/s/ John Gentile                Director                          July 19, 2002
--------------------------
John Gentile

/s/ Brian D. Jedwab             Director                          July 19, 2002
--------------------------
Brian D. Jedwab

                                      II-6

                                  Exhibit Index
                                  -------------

Number              Description

2.1 (1)             Amended Contribution Agreement,  dated as of April 24, 2002, by and among Essential  Reality,  LLC, the Registrant (f/k/a
                    JPAL, Inc.),  Martin Abrams,  John Gentile,  Anthony Gentile
                    and LCG Capital Group, LLC.
2.2 (2)             Amendment  to Amended  Contribution  Agreement,  dated as of
                    June 14,  2002,  by and among  Essential  Reality,  LLC, the
                    Registrant (f/k/a JPAL, Inc.),  Martin Abrams, John Gentile,
                    Anthony Gentile and LCG Capital Group, LLC.
3.1 (3)             Amended  and  Restated  Articles  of  Incorporation  of  the
                    Registrant.
3.2 *               Amendment to Articles of  Incorporation  filed June 20, 2002 with the State of Nevada.
3.3 *               Amendment to Articles of  Incorporation  filed June 21, 2002 with the State of Nevada.
3.4 (4)             Bylaws of the Registrant.
4.1  *              Form of Additional Warrant of the Registrant.
4.2  *              Form of Bridge Warrant of the Registrant.
4.3  *              Form of Convertible Promissory Note of the Registrant.
5.1  **             Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
9.1 (5)             Voting  Agreement,  dated as of June  20,  2002,  among  LCG
                    Capital Group,  LLC,  Martin Abrams,  John Gentile,  Anthony
                    Gentile and MSH Entertainment Corporation.
23.1 *              Consent of Deloitte & Touche LLP.
23.2 *              Consent of Lesley, Thomas, Schwarz & Postma, Inc.
23.3 **             Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP
                    (contained in Exhibit 5.1).
24.1 *              Power of Attorney (included on signature page).

------------

* Filed herewith.
** To be filed by amendment.

(1)         Incorporated  herein by reference from Exhibit A to the Registrant's
            Proxy Statement on Schedule 14A filed on May 21, 2002.
(2)         Incorporated   herein  by   reference   from   Exhibit  2.2  to  the
            Registrant's Current Report on Form 8-K filed on July 3, 2002.
(3)         Incorporated   herein  by   reference   from   Exhibit  3.1  to  the
            Registrant's Registration Statement on Form SB-2 filed on August 18,
            2000.
(4)         Incorporated   herein  by   reference   from   Exhibit  3.2  to  the
            Registrant's Registration Statement on Form SB-2 filed on August 18,
            2000.
(5)         Incorporated  herein by reference from Exhibit 2 to the Schedule 13D filed on July 2, 2002 by LCG Capital Group, LLC.

                                      II-7